                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                              TERWIN ADVISORS LLC,
                                     Seller

                      CHASE MANHATTAN MORTGAGE CORPORATION,
                                 Master Servicer

                              JPMORGAN CHASE BANK,
                  Securities Administrator and Backup Servicer

                      COUNTRYWIDE HOME LOANS SERVICING LP,
                                    Servicer

                        SPECIALIZED LOAN SERVICING, LLC,
                                    Servicer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                     Trustee

                      -------------------------------------

                         POOLING AND SERVICING AGREEMENT
                            Dated as of April 1, 2004

                     --------------------------------------

                              TERWIN MORTGAGE TRUST
                 ASSET-BACKED CERTIFICATES, SERIES TMTS 2004-3HE

                                TABLE OF CONTENTS

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
ARTICLE I    DEFINITIONS........................................................................................        2

ARTICLE II   CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES.......................................       49

     SECTION 2.01.      Conveyance of Mortgage Loans............................................................       49
     SECTION 2.02.      Acceptance by the Trustee of the Mortgage Loans and the Cap Contract....................       52
     SECTION 2.03.      Representations, Warranties and Covenants of the Depositor..............................       54
     SECTION 2.04.      Representations and Warranties of the Master Servicer; Representations and
                        Warranties of the Servicers; Representations and Warranties of the Securities
                        Administrator; Representations and Warranties of the Backup Servicer....................       57
     SECTION 2.05.      Substitutions and Repurchases of Mortgage Loans which are not "Qualified
                        Mortgages"..............................................................................       62
     SECTION 2.06.      Authentication and Delivery of Certificates.............................................       62
     SECTION 2.07.      REMIC Elections.........................................................................       62
     SECTION 2.08.      Covenants of the Master Servicer........................................................       66
     SECTION 2.09.      Covenants of the Servicers..............................................................       67
     SECTION 2.10.      Related Agreements......................................................................       67
     SECTION 2.11.      Conveyance of Subsequent Mortgage Loans.................................................       67
     SECTION 2.12.      Permitted Activities of the Trust.......................................................       70
     SECTION 2.13.      Qualifying Special Purpose Entity.......................................................       70

ARTICLE III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS.....................................................       70

     SECTION 3.01.      Servicers to Service Mortgage Loans.....................................................       70
     SECTION 3.02.      Servicing and Subservicing; Enforcement of the Obligations of the Servicers.............       71
     SECTION 3.03.      Rights of the Depositor, the Securities Administrator, the Backup Servicer and
                        the Trustee in Respect of either Servicer...............................................       72
     SECTION 3.04.      The Master Servicer or Backup Servicer to Act as Servicer...............................       72
     SECTION 3.05.      Collection of Mortgage Loan Payments; Collection Account; Master Servicer
                        Collection Account; Certificate Account.................................................       73
     SECTION 3.06.      Collection of Taxes, Assessments and Similar Items; Escrow Accounts.....................       77
     SECTION 3.07.      Access to Certain Documentation and Information Regarding the Mortgage Loans............       77
     SECTION 3.08.      Withdrawals from a Collection Account, Master Servicer Collection Account and
                        Certificate Account.....................................................................       77
     SECTION 3.09.      Servicing Transfer Date.................................................................       80
     SECTION 3.10.      [RESERVED]..............................................................................       81
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                                TABLE OF CONTENTS
                                   (continued)

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
     SECTION 3.11.      Enforcement of Due-On-Sale Clauses; Assumption Agreements...............................       81
     SECTION 3.12.      Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds.............       82
     SECTION 3.13.      Trustee to Cooperate; Release of Mortgage Files.........................................       84
     SECTION 3.14.      Documents, Records and Funds in Possession of the Servicers to be Held for the
                        Trustee.................................................................................       85
     SECTION 3.15.      Servicing Compensation..................................................................       85
     SECTION 3.16.      Access to Certain Documentation.........................................................       86
     SECTION 3.17.      Annual Statement as to Compliance.......................................................       86
     SECTION 3.18.      Annual Independent Public Accountants' Servicing Statement; Financial Statements........       86
     SECTION 3.19.      Duties and Removal of the Credit Risk Manager...........................................       87
     SECTION 3.20.      Periodic Filings........................................................................       87
     SECTION 3.21.      Annual Certificate by Securities Administrator..........................................       88
     SECTION 3.22.      Annual Certificate by Servicer..........................................................       88
     SECTION 3.23.      Prepayment Penalty Reporting Requirements...............................................       89
     SECTION 3.24.      Servicer Reports........................................................................       89
     SECTION 3.25.      Indemnification.........................................................................       89
     SECTION 3.26.      Nonsolicitation.........................................................................       91
     SECTION 3.27.      SLS as Servicer.........................................................................       91
     SECTION 3.28.      Quarterly Audit.........................................................................       91
     SECTION 3.29.      Maintenance of LPMI Policy..............................................................       91
     SECTION 3.30.      Servicing Tape; Storage and Access to Servicing Tape....................................       92

ARTICLE IV   ADMINISTRATION, MASTER SERVICING AND BACKUP SERVICING OF THE MORTGAGE LOANS........................       92

     SECTION 4.01.      Master Servicer.........................................................................       92
     SECTION 4.02.      REMIC Related Covenants.................................................................       92
     SECTION 4.03.      Fidelity Bond...........................................................................       93
     SECTION 4.04.      Powers to Act; Procedures...............................................................       93
     SECTION 4.05.      Due-on-Sale Clauses; Assumption Agreements..............................................       94
     SECTION 4.06.      Documents, Records and Funds in Possession of Master Servicer to be Held for
                        Trustee.................................................................................       94
     SECTION 4.07.      Monitoring of the Servicers.............................................................       94
     SECTION 4.08.      Monitoring the Interim Servicer.........................................................       95
     SECTION 4.09.      Master Servicing of Mortgage Loans Prior to Servicing Transfer Date.....................       96
     SECTION 4.10.      Presentment of Claims and Collection of Proceeds........................................       96
     SECTION 4.11.      Trustee or Custodian to Retain Possession of Certain Insurance Policies and
                        Documents...............................................................................       96
     SECTION 4.12.      Realization Upon Defaulted Loans........................................................       97
     SECTION 4.13.      REO Property............................................................................       97
     SECTION 4.14.      Annual Statement as to Compliance.......................................................       97
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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                     PAGE
     SECTION 4.15.      Annual Independent Public Accountants' Servicing Statement; Financial Statements........       98
     SECTION 4.16.      Annual Certificate by Master Servicer...................................................       98
     SECTION 4.17.      Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls..........       98
     SECTION 4.18.      Obligation of the Master Servicer in Respect of Collection Account......................       98
     SECTION 4.19.      Backup Servicer.........................................................................       99

ARTICLE V    DISTRIBUTIONS......................................................................................       99

     SECTION 5.01.      Advances by the Master Servicer and the Servicers.......................................       99
     SECTION 5.02.      Advance Facility........................................................................      100
     SECTION 5.03.      Reduction of Servicing Compensation in Connection with Prepayment Interest
                        Shortfalls..............................................................................      102
     SECTION 5.04.      Distributions on the REMIC Interests....................................................      102
     SECTION 5.05.      Distributions...........................................................................      102
     SECTION 5.06.      Monthly Statements to Certificateholders................................................      108
     SECTION 5.07.      Pre-Funding Account.....................................................................      110
     SECTION 5.08.      Capitalized Interest Account............................................................      111

ARTICLE VI   THE CERTIFICATES...................................................................................      112

     SECTION 6.01.      The Certificates........................................................................      112
     SECTION 6.02.      Certificate Register; Registration of Transfer and Exchange of Certificates.............      113
     SECTION 6.03.      Mutilated, Destroyed, Lost or Stolen Certificates.......................................      117
     SECTION 6.04.      Persons Deemed Owners...................................................................      118
     SECTION 6.05.      Access to List of Certificateholders' Names and Addresses...............................      118
     SECTION 6.06.      Book-Entry Certificates.................................................................      118
     SECTION 6.07.      Notices to Depository...................................................................      119
     SECTION 6.08.      Definitive Certificates.................................................................      119
     SECTION 6.09.      Maintenance of Office or Agency.........................................................      119
     SECTION 6.10.      Authenticating Agents...................................................................      120

ARTICLE VII  THE DEPOSITOR, THE MASTER SERVICER, THE SERVICER AND THE SECURITIES ADMINISTRATOR..................      121

     SECTION 7.01.      Respective Liabilities of the Depositor, the Master Servicer, each Servicer and
                        the Securities Administrator............................................................      121
     SECTION 7.02.      Merger or Consolidation of the Depositor, the Master Servicer, each Servicer or
                        the Securities Administrator............................................................      121
     SECTION 7.03.      Limitation on Liability of the Depositor, Master Servicer, each Servicer, the
                        Trustee, the Securities Administrator and Others........................................      121
     SECTION 7.04.      Limitation on Resignation of the Servicers..............................................      122
     SECTION 7.05.      Errors and Omissions Insurance; Fidelity Bonds..........................................      123
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                                       iii

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                     PAGE
     SECTION 7.06.      Limitation on Resignation of the Master Servicer and the Backup Servicer................      123
     SECTION 7.07.      Assignment of Master Servicing..........................................................      123
     SECTION 7.08.      Limitation Upon Liability of the Credit Risk Manager....................................      124

ARTICLE VIII DEFAULT; TERMINATION OF SERVICER...................................................................      124

     SECTION 8.01.      Events of Default.......................................................................      124
     SECTION 8.02.      Securities Administrator to Act; Master Servicer and Backup Servicer to Act;
                        Appointment of Successor................................................................      126
     SECTION 8.03.      Notification to Certificateholders......................................................      128
     SECTION 8.04.      Waiver of Servicer Events of Default....................................................      128
     SECTION 8.05.      SLS Events of Default...................................................................      128

ARTICLE IX   CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR............................................      129

     SECTION 9.01.      Duties of the Trustee...................................................................      129
     SECTION 9.02.      Certain Matters Affecting the Trustee...................................................      130
     SECTION 9.03.      The Trustee Not Liable for Certificates or Mortgage Loans...............................      132
     SECTION 9.04.      The Trustee and the Securities Administrator May Own Certificates.......................      132
     SECTION 9.05.      Trustee's Fees and Expenses.............................................................      132
     SECTION 9.06.      Indemnification and Expenses of Trustee.................................................      132
     SECTION 9.07.      Eligibility Requirements for the Trustee and the Securities Administrator...............      133
     SECTION 9.08.      Resignation and Removal of the Trustee..................................................      133
     SECTION 9.09.      [RESERVED]..............................................................................      134
     SECTION 9.10.      Successor Trustee.......................................................................      134
     SECTION 9.11.      Merger or Consolidation of the Trustee..................................................      134
     SECTION 9.12.      Appointment of Co-Trustee or Separate Trustee...........................................      134
     SECTION 9.13.      Tax Matters.............................................................................      135
     SECTION 9.14.      Duties of Securities Administrator......................................................      139
     SECTION 9.15.      Certain Matters Affecting the Securities Administrator..................................      140
     SECTION 9.16.      Securities Administrator Not Liable for Certificates or Mortgage Loans..................      141
     SECTION 9.17.      Securities Administrator May Own Certificates...........................................      142
     SECTION 9.18.      Fees and Expenses of the Securities Administrator.......................................      142
     SECTION 9.19.      Resignation and Removal of the Securities Administrator.................................      142
     SECTION 9.20.      Successor Securities Administrator......................................................      143
     SECTION 9.21.      Merger or Consolidation of Securities Administrator.....................................      144

ARTICLE X    TERMINATION........................................................................................      144

     SECTION 10.01.     Termination upon Liquidation or Repurchase of all Mortgage Loans........................      144
     SECTION 10.02.     Final Distribution on the Certificates..................................................      144
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                                       iv

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                                TABLE OF CONTENTS
                                   (continued)

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
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
     SECTION 10.03.     Additional Termination Requirements.....................................................      145

ARTICLE XI   MISCELLANEOUS PROVISIONS...........................................................................      146

     SECTION 11.01.     Amendment...............................................................................      146
     SECTION 11.02.     Counterparts............................................................................      148
     SECTION 11.03.     Governing Law...........................................................................      148
     SECTION 11.04.     Intention of Parties....................................................................      148
     SECTION 11.05.     Notices.................................................................................      148
     SECTION 11.06.     Severability of Provisions..............................................................      150
     SECTION 11.07.     Assignment..............................................................................      150
     SECTION 11.08.     Limitation on Rights of Certificateholders..............................................      150
     SECTION 11.09.     Inspection and Audit Rights.............................................................      151
     SECTION 11.10.     Certificates Nonassessable and Fully Paid...............................................      151

EXHIBIT A       FORMS OF CERTIFICATES
EXHIBIT B       MORTGAGE LOAN SCHEDULE
EXHIBIT C       SCHEDULE OF MORTGAGE LOANS WITH NO PREPAYMENT ENFORCEMENT
EXHIBIT D       FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1     FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2     FORM OF TRANSFEROR'S AFFIDAVIT
EXHIBIT F       FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G       FORM OF INVESTMENT LETTER
EXHIBIT H       FORM OF RULE 144A LETTER
EXHIBIT I       REQUEST FOR RELEASE
EXHIBIT J       INTERIM SERVICING AGREEMENT
EXHIBIT K       FORM OF OFFICER'S CERTIFICATE OF SECURITIES ADMINISTRATOR
EXHIBIT L       FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M       FORM OF SUBSEQUENT TRANSFER INSTRUMENT
EXHIBIT N       FORM OF ADDITION NOTICE
EXHIBIT O       FORM OF CAP CONTRACT
EXHIBIT P       FORM OF CERTIFICATE OF MASTER SERVICER
EXHIBIT Q       FORM OF CUSTODIAL AGREEMENT
EXHIBIT R       FORM OF SERVICER REPORT

      POOLING AND SERVICING AGREEMENT, dated as of April 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), TERWIN ADVISORS LLC, a Delaware limited liability company, as seller (the "Seller"), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation, as master servicer (the "Master Servicer), JPMORGAN CHASE BANK, a New York banking corporation, as securities administrator (the "Securities Administrator") and backup servicer (the "Backup Servicer"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership ("Countrywide" or a "Servicer"), SPECIALIZED LOAN SERVICING , LLC, a Delaware limited liability company, as servicer ("SLS" or a "Servicer," and together with Countrywide, the "Servicers") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

      The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. It is intended that for federal income tax purposes the Trust Fund will include (i) four real estate mortgage investment conduits ("REMIC 1", "REMIC 2", "REMIC 3" and "REMIC 4", (ii) the rights to receive Prepayment Penalties amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties, pursuant to this Agreement or the Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement,
(iii) the Cap Contract and the Cap Contract Account, (iv) the grantor trusts and partnership described in Section 2.07 and (v) the Pre-Funding Account and Capitalized Interest Account. REMIC 1 will consist of all of the assets constituting the Trust Fund (other than assets described in clauses (ii), (iii), (iv) or (v) above and other than the interests in any of the REMICs provided for herein) and will be evidenced by the REMIC 1 Regular Interests (which will be uncertificated and will represent the "regular interests" in REMIC 1) and the Class LT1-R Interest as the single "residual interest" in REMIC 1. The Trustee will hold the REMIC 1 Regular Interests. REMIC 2 will consist of the REMIC 1 Regular Interests and will be evidenced by the REMIC 2 Regular Interests (which will be uncertificated and will represent the "regular interests" in REMIC 2) and the Class LT2-R Interest as the single "residual interest" in REMIC 2. The Trustee will hold the REMIC 2 Regular Interests. REMIC 3 will consist of the REMIC 2 Regular Interests (other than the REMIC 2 IO Interests) and will be evidenced by the REMIC 3 Regular Interests (which will be uncertificated and will represent the "regular interests" in REMIC 3) and the Class LT3-R Interest as the single "residual interest" in REMIC 3. The Trustee will hold the REMIC 3 Regular Interests. REMIC 4 will consist of the REMIC 3 Regular Interests and the REMIC 2 IO Interests and will be evidenced by the REMIC 4 Regular Interests (which will, except in the case of the Interest Only Certificates, be uncertificated and which will represent the "regular interests" in REMIC 4) and the REMIC 4 Residual Interest as the single "residual interest" in REMIC 4. The Class R Certificate will represent beneficial ownership of the Class LT1-R Interest, the Class LT2-R Interest, the Class LT3-R Interest and the REMIC 4 Residual Interest. The "latest possible maturity date" for federal income tax purposes of all the interests created hereby will be the Latest Possible Maturity Date.

      All covenants and agreements made by the Seller in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates.

      In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, each Servicer, the Securities Administrator, the Backup Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to each Servicer), or (y) as provided in Section 5.01 hereof, but in no event below the standard set forth in clause (x).

      Accepted Servicing Practices: With respect to any Mortgage Loan, the customary servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties are located.

      Accrual Period: With respect to the Certificates (other than the Interest Only Certificates) and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. With respect to the Interest Only Certificates and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on the Certificates (other than the Interest Only Certificates) will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year. All calculations of interest on the Interest Only Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months. The Accrual Period for each REMIC 3 Regular Interest for any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. All calculations of interest on the REMIC 3 Regular Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360-day year. The Accrual Period for each REMIC 1 Regular Interest and REMIC 2 Regular Interest for any Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each REMIC 1 Regular Interest and each REMIC 2 Regular Interest will be made on the basis of a 360-day year consisting of twelve 30-day months.

      Addition Notice: With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.11, a notice of the Seller's designation of the Subsequent Mortgage Loans to be sold to the Trust Fund, the proposed Subsequent Cut-off Date, the proposed Subsequent Transfer Date and the aggregate Stated Principal Balance of such Subsequent Mortgage Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given to the Servicer, the Trustee and the Securities Administrator not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit N.

      Adjusted Net WAC: As of any Distribution Date, a per annum rate equal to the product of (A) 12 times the quotient obtained by dividing (x) the excess of
(a) the sum of (I) the total scheduled interest on the Included Mortgage Loans for the related Due Period and (II) for Distribution Dates prior to the Distribution Date in August 2004, one-twelfth of the product of the Pre-Funded Amount as of the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or, if such date would be prior to the Closing Date, the Original Pre-Funded Amount) and the Net WAC for such Distribution Date over (b) the Administration Fee and the aggregate Current Interest for such Distribution Date on the Interest Only Certificates, by (y) the sum of (i) the Outstanding Principal Balances of the Included Mortgage Loans for such Distribution Date and (ii) for Distribution Dates prior to the Distribution Date in August 2004, the Pre-Funded Amount as of the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or, if such date would be prior to the Closing Date, the Original Pre-Funded Amount) and (B) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period; provided, however, that where the aggregate Certificate Principal Balance of the Class A-1-A, Class A-1-B and Class R Certificates immediately prior to a Distribution Date exceeds the amount described in clause (y) for such Distribution Date, then
(i) the excess of (I) the product of (A) the aggregate Certificate Principal Balance of the Class A-1-A, Class A-1-B and Class R Certificates immediately prior to such Distribution Date and (B) one-twelfth of the Net WAC over (II) the aggregate Current Interest for such Distribution Date on the Interest Only Certificates shall be substituted for clause (x) above for such Distribution Date and (ii) the aggregate Certificate Principal Balance of the Class A-1-A, Class A-1-B and Class R Certificates immediately prior to such Distribution Date will be substituted for clause (y) above.

      Administration Fee: the sum of the Servicing Fees, the Backup Servicing Fee, the Master Servicing Fee, the Credit Risk Manager Fee and fees (other than fees arising from a default or delinquency on a Mortgage Loan which reduce the amount of interest available for distribution) charged by the Interim Servicer.

      Advance: The aggregate of the advances required to be made by a Servicer with respect to any Distribution Date pursuant to Section 5.01.

      Advance Facility: A financing or other facility as described in Section 5.02(a).

      Advance Facility Notice: As defined in Section 5.02(b) hereof.

      Advance Financing Person: As defined in Section 5.02(a) hereof.

      Advance Reimbursement Amounts: As defined in Section 5.02(b) hereof.

      Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

      Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

      Amounts For Future Distribution: As to any Distribution Date, the aggregate amount held in the related Collection Account (with respect to a Servicer) or the Master Servicer Collection Account (with respect to the Master Servicer) at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of the Mortgage Loans after the last day of the related Prepayment Period.

      Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the Aggregate Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the sum of the (x) aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (y) the amount on deposit in the Pre-Funding Account as of such Distribution Date.

      Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

      Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

      Authenticating Agent: As defined in Section 6.10 hereof.

      Available Funds Cap: As of any Distribution Date, a per annum rate equal to the product of (A) 12 times the quotient obtained by dividing (x) the excess of (a) the sum of (I) the total scheduled interest on the Included Mortgage Loans for the related Due Period and (II) for Distribution Dates prior to the Distribution Date in August 2004, one-twelfth of the product of the Pre-Funded Amount as of the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or, if such date would be prior to the Closing Date, the Original Pre-Funded Amount) and the Net WAC for such Distribution Date over (b) the Administration Fee and the aggregate Current Interest for such Distribution Date on the Interest Only Certificates by (y) the Aggregate Certificate Principal Balance immediately prior to such Distribution Date and (B) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

      Backup Servicer: JPMorgan, or its permitted successor in interest or assignee or any successor Backup Servicer appointed pursuant to the provisions hereof.

      Backup Servicing Fee: As to each SLS serviced Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Backup Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Distribution Date.

      Backup Servicing Fee Rate: With respect to any Mortgage Loan serviced by SLS, 0.040% per annum.

      Balloon Loan: A Mortgage Loan having an original term to stated maturity of generally up 15 years which provides for level monthly payments of principal and interest generally based on a 30 year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

      Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each of the Class A, Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

      Book-Entry Regulation S Global Securities: As defined in Section 6.01 hereof.

      Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located, or financial and savings and loan institutions in the States of New Jersey, California, Texas or Colorado are authorized or obligated by law or executive order to be closed.

      Cap Contract: The amended confirmation and agreement and any related confirmation thereto, between the Bear Stearns Bank plc and Terwin Advisors LLC (in the form of Exhibit O hereto).

      Cap Contract Account: The separate Eligible Account created and maintained by the Securities Administrator, on behalf of the Trustee, pursuant to Section 5.05(1) in the name of the Trustee for the benefit of the Trust Fund and designated "U.S. Bank National Association, as Trustee, in trust for registered holders of Terwin Mortgage Trust 2004-3HE, Asset-Backed Certificates, TMTS Series 2004-3HE." Funds in the Cap Contract Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement.

      Cap Contract Counterparty: Bear Stearns Bank plc.

      Cap Contract Notional Balance: With respect to any Distribution Date, the Cap Contract Notional Balance set forth below for such Distribution Date:

                            ONE-MONTH LIBOR CAP TABLE

 BEGINNING       ENDING                 NOTIONAL                 LOWER           UPPER
  ACCRUAL        ACCRUAL               BALANCE($)               COLLAR(%)       COLLAR(%)
----------      ----------           --------------             ---------       ---------
04/27/2004      05/25/2004           246,000,000.00              7.153           10.0000
05/25/2004      06/25/2004           243,419,083.40              6.453           10.0000
06/25/2004      07/25/2004           240,333,390.33              6.674           10.0000
07/25/2004      08/25/2004           236,748,536.37              6.457           10.0000
08/25/2004      09/25/2004           232,672,768.91              6.459           10.0000
09/25/2004      10/25/2004           228,118,829.68              6.680           10.0000
10/25/2004      11/25/2004           223,115,711.12              6.464           10.0000
11/25/2004      12/25/2004           217,805,484.20              6.686           10.0000
12/25/2004      01/25/2005           212,271,133.25              6.471           10.0000
01/25/2005      02/25/2005           206,757,946.13              6.475           10.0000
02/25/2005      03/25/2005           201,388,472.27              7.183           10.0000
03/25/2005      04/25/2005           196,160,175.13              6.482           10.0000
04/25/2005      05/25/2005           191,069,228.85              6.705           10.0000
05/25/2005      06/25/2005           186,111,913.87              6.489           10.0000
06/25/2005      07/25/2005           181,283,069.33              6.714           10.0000
07/25/2005      08/25/2005           176,580,859.38              6.498           10.0000

 BEGINNING       ENDING                 NOTIONAL                 LOWER           UPPER
  ACCRUAL        ACCRUAL               BALANCE($)               COLLAR(%)       COLLAR(%)
----------      ----------           --------------             ---------       ---------
08/25/2005      09/25/2005           172,001,856.45              6.502           10.0000
09/25/2005      10/25/2005           167,537,548.29              6.727           10.0000
10/25/2005      11/25/2005           163,080,049.09              6.511           10.0000
11/25/2005      12/25/2005           157,223,118.75              6.791           10.0000
12/25/2005      01/25/2006           150,825,433.51              7.422           10.0000
01/25/2006      02/25/2006           144,742,698.95              7.623           10.0000
02/25/2006      03/25/2006           138,949,448.52              8.437           10.0000
03/25/2006      04/25/2006           133,495,768.39              7.600           10.0000
04/25/2006      05/25/2006           129,181,559.97              7.857           10.0000
05/25/2006      06/25/2006           125,488,339.66              7.623           10.0000
06/25/2006      07/25/2006           121,910,922.47              8.228           10.0000
07/25/2006      08/25/2006           118,443,761.08              8.021           10.0000
08/25/2006      09/25/2006           115,080,183.81              8.017           10.0000
09/25/2006      10/25/2006           111,816,111.91              8.283           10.0000
10/25/2006      11/25/2006           108,648,404.16              8.009           10.0000
11/25/2006      12/25/2006           105,574,023.24              8.300           10.0000
12/25/2006      01/25/2007           102,590,218.48              8.365           10.0000
01/25/2007      02/25/2007            99,696,554.27              8.680           10.0000
02/25/2007      03/25/2007            96,890,073.81              9.617           10.0000
03/25/2007      04/25/2007            94,165,441.50              8.669           10.0000
04/25/2007      05/25/2007            91,520,053.31              8.954           10.0000
05/25/2007      06/25/2007            89,976,698.65              8.569           10.0000
06/25/2007      07/25/2007            87,562,116.40              9.156           10.0000
07/25/2007      08/25/2007            85,219,077.98              8.974           10.0000
08/25/2007      09/25/2007            82,944,678.74              8.951           10.0000
09/25/2007      10/25/2007            80,735,498.64              9.227           10.0000
10/25/2007      11/25/2007            78,589,663.86              8.901           10.0000
11/25/2007      12/25/2007            76,505,225.19              9.181           10.0000
12/25/2007      01/25/2008            74,480,319.93              8.882           10.0000
01/25/2008      02/25/2008            72,513,178.20              8.945           10.0000
02/25/2008      03/25/2008            70,602,512.41              9.545           10.0000
03/25/2008      04/25/2008            68,746,021.67              8.900           10.0000
04/25/2008      05/25/2008            66,942,047.63              9.175           10.0000
05/25/2008      06/25/2008            65,188,992.44              8.853           10.0000
06/25/2008      07/25/2008            63,485,309.77              9.132           10.0000
07/25/2008      08/25/2008            61,829,365.09              8.883           10.0000
08/25/2008      09/25/2008            60,220,204.78              8.861           10.0000
09/25/2008      10/25/2008            58,656,060.02              9.135           10.0000
10/25/2008      11/25/2008            57,135,569.35              8.817           10.0000
11/25/2008      12/25/2008            55,657,451.15              9.094           10.0000
12/25/2008      01/25/2009            54,220,424.43              8.781           10.0000
01/25/2009      02/25/2009            52,823,156.65              8.802           10.0000
02/25/2009      03/25/2009            51,464,563.80              9.732           10.0000
03/25/2009      04/25/2009            50,143,476.36              8.757           10.0000
04/25/2009      05/25/2009            48,858,766.32              9.028           10.0000
05/25/2009      06/25/2009            47,609,352.57              8.710           10.0000

 BEGINNING       ENDING                 NOTIONAL                 LOWER           UPPER
  ACCRUAL        ACCRUAL               BALANCE($)               COLLAR(%)       COLLAR(%)
----------      ----------           --------------             ---------       ---------
06/25/2009      07/25/2009           46,394,188.21               8.980           10.0000
07/25/2009      08/25/2009           45,212,262.50               8.664           10.0000
08/25/2009      09/25/2009           44,062,590.39               8.641           10.0000
09/25/2009      10/25/2009           42,944,221.18               8.909           10.0000
10/25/2009      11/25/2009           41,856,233.96               8.596           10.0000
11/25/2009      12/25/2009           40,797,736.83               8.862           10.0000
12/25/2009      01/25/2010           39,767,865.88               8.551           10.0000
01/25/2010      02/25/2010           38,765,784.32               8.528           10.0000
02/25/2010      03/25/2010           37,789,960.17               9.428           10.0000
03/25/2010      04/25/2010           36,809,681.78               8.491           10.0000
04/25/2010      05/25/2010           35,855,676.71               8.763           10.0000
05/25/2010      06/25/2010           34,927,183.42               8.463           10.0000
06/25/2010      07/25/2010           34,023,464.05               8.734           10.0000
07/25/2010      08/25/2010           33,143,803.68               8.436           10.0000
08/25/2010      09/25/2010           32,287,509.51               8.422           10.0000
09/25/2010      10/25/2010           31,453,910.13               8.693           10.0000
10/25/2010      11/25/2010           30,642,354.93               8.397           10.0000
11/25/2010      12/25/2010           29,852,213.27               8.668           10.0000
12/25/2010      01/25/2011           29,082,873.99               8.373           10.0000
01/25/2011      02/25/2011           28,333,744.62               8.361           10.0000
02/25/2011      03/25/2011           27,604,250.88               9.256           10.0000
03/25/2011      04/25/2011           26,893,836.09               8.340           10.0000
04/25/2011      05/25/2011           26,201,960.55               8.610           10.0000
05/25/2011      06/25/2011           25,528,100.98               8.319           10.0000
06/25/2011      07/25/2011           24,871,750.10               8.590           10.0000
07/25/2011      08/25/2011           24,232,415.95               8.300           10.0000
08/25/2011      09/25/2011                 0                     0.00            00.0000

      Cap Contract Termination Date: The Distribution Date in August 25, 2011.

      Capitalized Interest Account: The account defined in Section 5.08 herein.

      Capitalized Interest Amount: The amount paid by the Seller to the Trustee for deposit into the Capitalized Interest Account on the Closing Date pursuant to Section 5.08, which amount is $168,168.09.

      Certificate: Any one of the certificates of any Class executed by the Securities Administrator and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibits A.

      Certificate Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.05(f) in the name of the Trustee for the benefit of the Certificateholders and designated "JPMorgan Chase Bank, as securities administrator for U.S. Bank National Association, as trustee, in trust for registered holders of Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

      Certificate Principal Balance: As to any Certificate (other than an Interest Only Certificate or a Class N or Class X Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.05, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 5.05(j). Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by a Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery in respect of principal distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

      Certificate Register: The register maintained pursuant to Section 6.02 hereof.

      Certificate Registrar: The Certificate Registrar appointed pursuant to
Section 6.02 hereof.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator, the Trustee and the Certificate Registrar are entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

      Certification: As defined in Section 3.20 hereof.

      Class: All Certificates bearing the same Class designation as set forth in
Section 6.01 hereof.

      Class A Certificate Principal Balance: For any date of determination, the sum of the Class A-1-A Certificate Principal Balance, Class A-1-B Certificate Principal Balance and the Class R Certificate Principal Balance.

      Class A Certificates: The Class A-1-A Certificates and Class A-1-B Certificates.

      Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the Stepdown Date or any Distribution Date on which a Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance and the Class R Certificate Principal Balance immediately prior to such Distribution Date over
(B) the lesser of (i) 63.50% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and the amount on deposit in the Pre-Funding Account and (ii) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount provided, however, that in no event will the Class A Principal

Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A and Class R Certificates

      Class A-1-A Certificate: Any Certificate designated as a "Class A-1-A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-1-A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1-A Certificates.

      Class A-1-A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1-A Pass-Through Rate on the Class A-1-A Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1-A Certificates.

      Class A-1-A Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1-A Current Interest with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for the Class A Certificates) over (B) the amount actually distributed to the Class A-1-A Certificates with respect to Class A-1-A Current Interest and Class A-1-A Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-1-A Pass-Through Rate for the related Accrual Period.

      Class A-1-A Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 0.12% per annum and, as of any Distribution Date after the Optional Termination Date, 0.24% per annum.

      Class A-1-A Pass-Through Rate: For the first Distribution Date, 1.22% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1-A Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

      Class A-1-B Certificate: Any Certificate designated as a "Class A-1-B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-1-B Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1-B Certificates.

      Class A-1-B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1-B Pass-Through Rate on the Class A-1-B Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1-B Certificates.

      Class A-1-B Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1-B Current Interest with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for the Class A-1-B Certificates) over (B) the amount actually distributed to the Class A-1-B Certificates with respect to Class A-1-B Current Interest and Class A-1-B Current Interest Carryforward Amounts on such prior Distribution Dates and
(2) interest on such excess

(to the extent permitted by applicable law) at the Class A-1-B Pass-Through Rate for the related Accrual Period.

      Class A-1-B Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 0.37% per annum and, as of any Distribution Date after the Optional Termination Date, 0.74% per annum.

      Class A-1-B Pass-Through Rate: For the first Distribution Date, 1.47% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1-B Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

      Class A-X-A Certificate: Any Certificate designated as a "Class A-X-A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-X-A Certificate Notional Amount: As of any Distribution Date, the aggregate Certificate Principal Balance of the Class A-1-A Certificates immediately prior to such Distribution Date.

      Class A-X-A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-X-A Pass-Through Rate on the Class A-X-A Certificate Notional Amount for such Distribution Date plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-X-A Certificates.

      Class A-X-A Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-X-A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-X-A Certificates with respect to Class A-X-A Current Interest and Class A-X-A Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-X-A Pass-Through Rate for the related Accrual Period.

      Class A-X-A Pass-Through Rate: As of any Distribution Date, 0.30% per annum, subject to a cap equal to the Net WAC for such Distribution Date.

      Class A-X-B Certificate: Any Certificate designated as a "Class A-X-B Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class A-X-B Certificate Notional Amount: As of any Distribution Date, the aggregate Certificate Principal Balance of the Class A-1-B Certificates immediately prior to such Distribution Date.

      Class A-X-B Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-X-B Pass-Through Rate on the Class A-X-B Certificate Notional Amount for such Distribution Date plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-X-B Certificates.

      Class A-X-B Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-X-B Current Interest with respect to prior Distribution Dates (over (B) the amount actually distributed to the Class A-X-B Certificates with respect to Class A-X-B Current Interest and Class A-X-B Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-X-B Pass-Through Rate for the related Accrual Period.

      Class A-X-B Pass-Through Rate: As of any Distribution Date, 0.05% per annum, subject to a cap equal to the Net WAC for such Distribution Date.

      Class B Certificates: The Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates.

      Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

      Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

      Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

      Class B-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for the Class B-1 Certificates) over (B) the amount actually distributed to the Class B-1 Certificates with respect to Class B-1 Current Interest and Class B-1 Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

      Class B-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.70% per annum and, as of any Distribution Date after the Optional Termination Date, 2.55% per annum.

      Class B-1 Pass-Through Rate: For the first Distribution Date, 2.80% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

      Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance and the Class R Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-

2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date and (E) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 91.80% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class R and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

      Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

      Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

      Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

      Class B-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for the Class B-2 Certificates) over (B) the amount actually distributed to the Class B-2 Certificates with respect to Class B-2 Current Interest and Class B-2 Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

      Class B-2 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.90% per annum and, as of any Distribution Date after the Optional Termination Date, 2.85% per annum.

      Class B-2 Pass-Through Rate: For the first Distribution Date, 3.00% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

      Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance and the Class R Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (F) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 94.30% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class R, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

      Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

      Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

      Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

      Class B-3 Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover Class B-3 Certificates) over (B) the amount actually distributed to the Class B-3 Certificates with respect to Class B-3 Current Interest and Class B-3 Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

      Class B-3 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 3.15% per annum and, as of any Distribution Date after the Optional Termination Date, 4.725% per annum.

      Class B-3 Pass-Through Rate: For the first Distribution Date, 4.25% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

      Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance and the Class R Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (F) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date and (G) the Class B-3 Certificate Principal Balance (after taking into account distributions of the Class B-3 Principal Distribution Amount on such Distribution Date) over (2) the lesser of
(A) 96.80% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class R, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

      Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class LT1-A1A Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to $102,171,000 and an interest rate equal to the Net WAC.

      Class LT1-A1B Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to $98,113,000 and an interest rate equal to the Net WAC.

      Class LT1-AR Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to $100 and an interest rate equal to the Net WAC.

      Class LT1-B1 Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to $3,675,000 and an interest rate equal to the Net WAC.

      Class LT1-B2 Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to $3,062,000 and an interest rate equal to the Net WAC.

      Class LT1-B3 Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to $3,062,000 and an interest rate equal to the Net WAC.

      Class LT1-C Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to the excess of (i) the sum of (x) the Cut-off Date Principal Balance of the Initial Mortgage Loans and (y) the Original Pre-Funded Amount over (ii) $241,074,100 and an interest rate equal to the Net WAC.

      Class LT1-M1 Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to $15,067,000 and an interest rate equal to the Net WAC.

      Class LT1-M2 Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to $12,862,000 and an interest rate equal to the Net WAC.

      Class LT1-M3 Interest: An uncertificated regular interest in REMIC 1 with an initial principal balance equal to $3,062,000 and an interest rate equal to the Net WAC.

      Class LT1-R Interest: The sole class of "residual interest" in REMIC 1.

      Class LT2-A1A Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to $102,171,000 and an interest rate equal to the greater of (i) Net WAC minus 0.30% and (ii) 0.00%.

      Class LT2-A1AX Interest: An interest-only uncertificated regular interest in REMIC 2 having a notional balance, as of any Distribution Date, equal to the principal balance of the Class LT2-A1A Interest immediately prior to such Distribution Date and having an interest rate, as of any Distribution Date, equal to the lesser of (i) 0.30% and (ii) the Net WAC for such Distribution Date.

      Class LT2-A1B Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to $98,113,000 and an interest rate equal to the greater of (i) Net WAC minus 0.05% and (ii) 0.00%.

      Class LT2-A1BX Interest: An interest-only uncertificated regular interest in REMIC 2 having a notional balance, as of any Distribution Date, equal to the principal balance of the Class LT2-A1B Interest immediately prior to such Distribution Date and having an interest rate, as of any Distribution Date, equal to the lesser of (i) 0.05% and (ii) the Net WAC for such Distribution Date.

      Class LT2-AR Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to $100 and an interest rate equal to the Net WAC.

      Class LT2-B1 Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to $3,675,000 and an interest rate equal to the Net WAC.

      Class LT2-B2 Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to $3,062,000 and an interest rate equal to the Net WAC.

      Class LT2-B3 Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to $3,062,000 and an interest rate equal to the Net WAC.

      Class LT2-C Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to the excess of (i) the sum of (x) the Cut-off Date Principal Balance of the Initial Mortgage Loans and (y) the Original Pre-Funded Amount over (ii) $241,074,100 and an interest rate equal to the Net WAC.

      Class LT2-M1 Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to $15,067,000 and an interest rate equal to the greater of (i) Net WAC minus 0.10% and (ii) 0.00%.

      Class LT2-M1X Interest: An interest-only uncertificated regular interest in REMIC 2 having a notional balance, as of any Distribution Date, equal to the principal balance of the Class LT2-M1 Interest immediately prior to such Distribution Date and having an interest rate, as of any Distribution Date, equal to the lesser of (i) 0.10% and (ii) the Net WAC for such Distribution Date.

      Class LT2-M2 Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to $12,862,000 and an interest rate equal to the greater of (i) Net WAC minus 0.10% and (ii) 0.00%.

      Class LT2-M2X Interest: An interest-only uncertificated regular interest in REMIC 2 having a notional balance, as of any Distribution Date, equal to the principal balance of the Class LT2-M2 Interest immediately prior to such Distribution Date and having an interest rate, as of any Distribution Date, equal to the lesser of (i) 0.10% and (ii) the Net WAC for such Distribution Date.

      Class LT2-M3 Interest: An uncertificated regular interest in REMIC 2 with an initial principal balance equal to $3,062,000 and an interest rate equal to the greater of (i) Net WAC minus 0.08% and (ii) 0.00%.

      Class LT2-M3X Interest: An interest-only uncertificated regular interest in REMIC 2 having a notional balance, as of any Distribution Date, equal to the principal balance of the Class LT2-M3 Interest immediately prior to such Distribution Date and having an interest rate, as of any Distribution Date, equal to the lesser of (i) 0.08% and (ii) the Net WAC for such Distribution Date..

      Class LT2-R Interest: The sole class of "residual interest" in REMIC 2.

      Class LT3-A1A Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to $51,085,500 and an interest rate equal to the Adjusted Net WAC.

      Class LT3-A1B Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to $49,056,500 and an interest rate equal to the Adjusted Net WAC.

      Class LT3-AR Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to $50 and an interest rate equal to the Adjusted Net WAC.

      Class LT3-B1 Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to $1,837,500 and an interest rate equal to the Adjusted Net WAC.

      Class LT3-B2 Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to $1,531,000 and an interest rate equal to the Adjusted Net WAC.

      Class LT3-B3 Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to $1,531,000 and an interest rate equal to the Adjusted Net WAC.

      Class LT3-M1 Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to $7,533,500 and an interest rate equal to the Adjusted Net WAC.

      Class LT3-M2 Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to $6,431,000 and an interest rate equal to the Adjusted Net WAC.

      Class LT3-M3 Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to $1,531,000 and an interest rate equal to the Adjusted Net WAC.

      Class LT3-R Interest: The sole class of "residual interest in REMIC 3.

      Class LT3-X Interest: An uncertificated regular interest in REMIC 3 having an initial principal balance equal to the sum of (i) the excess of (x) the sum of (I) the Cut-off Date Principal Balance of the Initial Mortgage Loans and (II) the Original Pre-Funded Amount over (y) $241,074,100 and (ii) $120,537,050 and an interest rate equal to the Adjusted Net WAC.

      Class M Certificates: The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

      Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

      Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

      Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

      Class M-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates (excluding any Floating

Rate Certificate Carryover for the Class M-1 Certificates) over (B) the amount actually distributed to the Class M-1 Certificates with respect to Class M-1 Current Interest and Class M-1 Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

      Class M-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 0.55% per annum and, as of any Distribution Date after the Optional Termination Date, 0.825% per annum.

      Class M-1 Pass-Through Rate: For the first Distribution Date, 1.65% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

      Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class R Certificate Principal Balance has been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance and the Class R Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 75.80% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A and Class R Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class R Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

      Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-1-X Certificate: Any Certificate designated as a "Class M-1-X Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-1-X Certificate Notional Amount: As of any Distribution Date, the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date.

      Class M-1-X Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1-X Pass-Through Rate on the Class M-1-X Certificate Notional Amount for such Distribution Date plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1-X Certificates.

      Class M-1-X Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1-X Current Interest with respect to prior Distribution Dates (over (B) the amount actually distributed to the Class M-1-X Certificates with respect to Class M-1-X Current Interest and Class M-1-X Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1-X Pass-Through Rate for the related Accrual Period.

      Class M-1-X Pass-Through Rate: As of any Distribution Date, 0.10% per annum, subject to a cap equal to the Net WAC for such Distribution Date.

      Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

      Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

      Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

      Class M-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for the Class M-2 Certificates) over (B) the amount actually distributed to the Class M-2 Certificates with respect to Class M-2 Current Interest and Class M-2 Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

      Class M-2 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.20% per annum and, as of any Distribution Date after the Optional Termination Date, 1.80% per annum.

      Class M-2 Pass-Through Rate: For the first Distribution Date, 2.30% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

      Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class R Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance and the Class R Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 86.30% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class R and Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

      Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-2-X Certificate: Any Certificate designated as a "Class M-2-X Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-2-X Certificate Notional Amount: As of any Distribution Date, the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date.

      Class M-2-X Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2-X Pass-Through Rate on the Class M-2-X Certificate Notional Amount on such Distribution Date plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2-X Certificates.

      Class M-2-X Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2-X Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2-X Certificates with respect to Class M-2-X Current Interest and Class M-2-X Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-2-X Pass-Through Rate for the related Accrual Period.

      Class M-2-X Pass-Through Rate: As of any Distribution Date, 0.10% per annum, subject to a cap equal to the Net WAC for such Distribution Date.

      Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

      Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

      Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

      Class M-3 Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for the Class M-3 Certificates) over (B) the amount actually distributed to the Class M-3 Certificates with respect to Class M-3 Current Interest and Class M-3 Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

      Class M-3 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.40% per annum and, as of any Distribution Date after the Optional Termination Date, 2.10% per annum.

      Class M-3 Pass-Through Rate: For the first Distribution Date, 2.50% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

      Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance has been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance and the Class R Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 88.80% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class R, Class M-1 and Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class R, Class M-1 and Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

      Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

      Class M-3-X Certificate: Any Certificate designated as a "Class M-3-X Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class M-3-X Certificate Notional Amount: As of any Distribution Date, the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date.

      Class M-3-X Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3-X Pass-Through Rate on the Class M-3-X Certificate Notional Amount as of such Distribution Date plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3-X Certificates.

      Class M-3-X Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3-X Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3-X Certificates with respect to Class M-3-X Current Interest and Class M-3-X Current Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-3-X Pass-Through Rate for the related Accrual Period.

      Class M-3-X Pass-Through Rate: As of any Distribution Date, 0.08% per annum, subject to a cap equal to the Net WAC for such Distribution Date.

      Class N Certificate: Any Certificate designated as a "Class N Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class N Certificate Notional Amount: As of any date of determination, the Initial Certificate Notional Amount of the Class N Certificates as reduced by amounts paid to the Class N Certificates in respect of the Class N Certificate Notional Amount.

      Class N Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class N Interest Rate on the Class N Certificate Notional Amount, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy.

      Class N Interest Rate: For any Distribution Date, 6.00% per annum.

      Class N Interest Carryforward Amount: As of any Distribution Date, the excess of (A) the Class N Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class N Certificates with respect to interest on such prior Distribution Dates.

      Class R Certificate: Any Certificate designated as a "Class R Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

      Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

      Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the Current Interest and Interest Carryforward Amount portions of any previous distributions on such Class that are recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate.

      Class R Interest Carryforward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for the Class R Certificate) over (B) the amount actually distributed to the Class R Certificate with respect to Class R Current Interest and Class R Interest Carryforward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

      Class R Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 0.12% per annum and, as of any Distribution Date after the Optional Termination Date, 0.24% per annum.

      Class R Pass-Through Rate: For the first Distribution Date, 1.22% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Available Funds Cap for such Distribution Date and (3) the Maximum Rate Cap.

      Class X Certificates: The Class X Certificates executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A.

      Class X Distributable Amount: The excess of (x) the sum of (i) the initial Overcollateralization Amount and (ii) all interest payments accrued on the REMIC 4 XN Interest over (y) the sum of (i) all prior distributions to the Class X and Class N Certificates pursuant to Section 5.05(g) and (ii) all payments treated as distributed by REMIC 4 to the REMIC 4 XN Interest then paid to the holders of Offered Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to an interest rate cap contract as described in Section 2.07(d).

      Closing Date: April 27, 2004.

      CMMC: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

      Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

      Collection Account: The separate Eligible Accounts created and initially maintained by the Servicers pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated (i) in the case of Countrywide, "Countrywide Home Loans Servicing LP, as servicer for U.S. Bank National Association, as trustee, in trust for registered holders of Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE" and (ii) in the case of SLS, "Specialized Loan Servicing LLC, as servicer for U.S. Bank National Association, as trustee, in trust for registered holders of Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

      Compensating Interest: For the period from the Closing Date to the Servicing Transfer Date and any Mortgage Loans serviced by an Interim Servicer,
(i) the amount remitted to the Master Servicer by such Interim Servicer in respect of Prepayment Interest Shortfalls with respect to such period and (ii) the amount of compensating interest required to be paid by the Master Servicer in accordance with Section 4.17. For any Distribution Date after a Servicing Transfer Date and with respect to the Mortgage Loans serviced by a Servicer, the lesser of (i) one-half of the aggregate Servicing Fee payable to such Servicer on such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Mortgage Loans that prepay during the related Prepayment Period; provided, however, that any Compensating Interest remitted by the Master Servicer shall not exceed the Master Servicing Fee.

      Corporate Trust Office: With respect to (a) the Trustee, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, Attn: Corporate Trust Structured Finance, Terwin Mortgage Trust 2004-3HE, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Backup Servicer and the Servicers and (b) the Securities Administrator and the Backup Servicer, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, New York, New York 10004-2477, Attention:
Institutional Trust Services/Global Debt--Terwin Mortgage Trust 2004-3HE, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Trustee, the Depositor, the Seller, the Master Servicer, the Servicers, the Backup Servicer and the Securities Administrator. With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention:
Institutional Trust Services/Global Debt--Terwin Mortgage Trust 2004-3HE.

      Corresponding Certificates: With respect to the Class LT1-A1A Interest, the Class A-1-A Certificates; with respect to the Class LT1-A1B Interest, the Class A-1-B Certificates; with respect to the Class LT1-B1 Interest, the Class B-1 Certificates; with respect to the Class LT1-B2 Interest, the Class B-2 Certificates; with respect to the Class LT1-B3 Interest, the Class B-3 Certificates; with respect to the Class LT1-M1 Interest, the Class M-1 Certificates; with respect to the Class LT1-M2 Interest, the Class M-2 Certificates; with respect to the Class LT1-M3 Interest, the Class M-3 Certificates; with respect to the Class LT1-AR Interest, the Class R Certificate; with respect to the Class LT2-A1A Interest, the Class A-1-A Certificates; with respect to the Class LT2-A1B Interest, the Class A-1-B Certificates; with respect to the Class LT2-B1 Interest, the Class B-1 Certificates; with respect to the Class LT2-B2 Interest, the Class B-2 Certificates; with respect to the Class LT2-B3 Interest, the Class B-3 Certificates; with respect to the Class LT2-M1 Interest, the Class M-1 Certificates; with respect to the Class LT2-M2 Interest, the Class M-2 Certificates; with respect to the Class LT2-M3 Interest, the Class M-3 Certificates; and, with respect to the Class LT2-AR Interest, the Class R Certificate.

      Corresponding REMIC 4 Interests: With respect to the Class LT3-A1A Interest, the REMIC 4 A1A Interest and the REMIC 4 Residual Interest. With respect to the Class LT3-A1B Interest, the REMIC 4 A1B Interest. With respect to the Class LT3-B1 Interest, the REMIC 4 B1 Interest. With respect to the Class LT3-B2 Interest, the REMIC 4 B2 Interest. With respect to the Class LT3-B3 Interest, the REMIC 4 B3 Interest. With respect to the Class LT3-M1 Interest, the REMIC 4 M1 Interest. With respect to the Class LT3-M2 Interest, the REMIC 4 M2 Interest. With respect to the Class LT3-M3 Interest, the REMIC 4 M3 Interest.

      Countrywide: Countrywide Home Loans Servicing LP, a Texas limited partnership, or its successor in interest.

      Credit Risk Management Agreements: The respective agreements between each Servicer and the Credit Risk Manager dated as of April 27, 2004.

      Credit Risk Manager: Risk Management Group, LLC, a New York limited liability company, or its successor in interest.

      Credit Risk Manager Fee: The fee payable on each Distribution Date to the Credit Risk Manager as compensation for all services rendered by it in exercise and performance of any of the powers and duties of the Credit Risk Manager under the Credit Risk Management Agreement, which amount shall equal one-twelfth of the product of (i) the Credit Risk Manager Fee Rate and (ii) the Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date.

      Credit Risk Manager Fee Rate: 0.015% per annum.

      Current Interest: Any of the Class A-1-A Current Interest, the Class A-1-B Current Interest, the Class A-X-A Current Interest, the Class A-X-B Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Interest, the Class M-1-X Current Interest, the Class M-2-X Current Interest, the Class M-3-X Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest and the Class N Current Interest.

      Custodian: Deutsche Bank National Trust Company, as custodian, or its successor in interest.

      Custodian Fee: The fee payable to the Custodian by the Seller as set forth in the Custodial Agreement, a form of which is attached hereto as Exhibit Q.

      Cut-off Date: April 1, 2004 for the Initial Mortgage Loans only.

      Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates on and after the Cut-off Date.

      Definitive Certificates: As defined in Section 6.06 hereof.

      Definitive Regulation S Global Securities: As defined in Section 6.01 hereof.

      Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

      Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

      Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

      Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or its successor in interest.

      Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

      Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement among the Trustee, the Securities Administrator and the initial Depository.

      Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

      Determination Date: With respect to any Distribution Date, the 18th day of the month of such Distribution Date or, if such 18th day is not a Business Day, the immediately preceding Business Day.

      Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

      Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in May 2004.

      Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

      Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

      Eligible Account: An account that is (1) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (2) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (i) an account or accounts the deposits in which are fully insured by the FDIC, or (ii) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Securities Administrator, the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A+ by S&P and F-1+ by Fitch, or (iv) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (v) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee , or (3) a segregated trust account or accounts maintained with the Trustee, the Securities Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity. Eligible Accounts may bear interest.

      ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

      ERISA Restricted Certificates: The Class N Certificates, Class X Certificates and Class R Certificate and any other Certificate, unless such other Certificate (i) shall have received a rating from a Rating Agency at the time of a transfer of such other Certificate that is in one of the three (or in the case of Designated Transactions, four) highest generic rating categories and
(ii) is sold pursuant to an "underwriter exemption" granted by the United States Department of Labor.

      Event of Default: As defined in Section 8.01 hereof.

      Exception Report: As defined in Section 2.02 hereof.

      Excess Interest: On any Distribution Date, all amounts received by any of the Class A Certificates, Class R Certificate, Class M Certificates and Class B Certificates to the extent attributable to the excess, if any, of the Pass-Through Rates on such Certificates over the Adjusted Net WAC.

      Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to each Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Extra Principal Distribution Amount: With respect to any Distribution Date, (1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and
(ii) the Targeted Overcollateralization Amount over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (ii) the greater of
(a) 3.20% of the Pool Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current Pool Stated Principal Balance of the Mortgage

Loans as of the Due Date immediately prior to the Trigger Event until the next Distribution Date on which the Trigger Event is not in effect.

      Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

      FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

      Federal Funds Rate: The interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight.

      Fitch: Fitch, Inc., or its successor in interest.

      Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a Class of Offered Certificates (other than the Interest Only Certificates) or a Class of the Class B Certificates is based upon the Available Funds Cap or the Maximum Rate Cap, the excess of (x) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Available Funds Cap or the Maximum Rate Cap, up to but not exceeding the greater of (a) the Maximum Rate Cap or (b) the Upper Collar over (y) the amount of interest distributable on such Class on such Distribution Date based on the lesser of (i) the Available Funds Cap and (ii) the Maximum Rate Cap, together with (I) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such Class, without giving effect to the Available Funds Cap) and (II) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

      Form 10-K Certification: The certification required pursuant to Rule 13a-14 under the Exchange Act.

      Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

      Funding Period: The period beginning on the Closing Date and ending on the earlier of (a) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero or (b) 2:00 p.m., New York City time, on July 15, 2004.

      Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

      Included Mortgage Loan: With respect to any Distribution Date, any Mortgage Loan with a Stated Principal Balance greater than zero as of the preceding Distribution Date; provided, however, that no Subsequent Mortgage Loan as to which the Subsequent Cut-Off Date is on or after the Due Date in the related Due Period shall be treated as an Included Mortgage Loan for such Distribution Date.

      Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

      Initial Certificate Notional Amount: With respect to the Interest Only Certificates and the Class N Certificates, the notional amount of each such Certificates on the Closing Date as set forth in Section 6.01 hereof.

      Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

      Initial Mortgage Loans: The Mortgage Loans included in the Trust Fund as of the Closing Date.

      Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

      Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any insurance policies.

      Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, a Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

      Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

      Interest Carryforward Amount: Any of the Class A-1-A Interest Carryforward Amount, the Class A-1-B Interest Carryforward Amount, the Class A-X-A Interest Carryforward Amount, the Class A-X-B Interest Carryforward Amount, the Class R Interest Carryforward Amount, the Class M-1 Interest Carryforward Amount, the Class M-2 Interest Carryforward Amount, the Class M-3 Interest Carryforward Amount, the Class M-1-X Interest Carryforward Amount, the Class M-2-X Interest Carryforward Amount, the Class M-3-X Interest Carryforward Amount, the Class B-1 Interest Carryforward Amount, the Class B-2 Interest Carryforward Amount, the Class B-3 Interest Carryforward Amount or the Class N Interest Carryforward Amount, as the case may be.

      Interest Determination Date: With respect to the Certificates (other than the Class A-X-A, Class A-X-B, Class M-1-X, Class M-2-X, Class M-3-X, Class N and Class X Certificates), (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, April 26, 2004.

      Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Administration Fee (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) proceeds of any purchase pursuant to Sections 2.02, 2.03 or 10.01 (to the extent such proceeds relate to interest) less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to each Servicer, the Backup Servicer, the Master Servicer, the Securities Administrator and the Trustee pursuant to this Agreement and allocable to interest and (6) the amount of any Required Withdrawal from the Capitalized Interest Account with respect to such Distribution Date.

      Interest Only Certificates: The Class A-X-A, Class A-X-B, Class M-1-X, Class M-2-X and Class M-3-X Certificates collectively.

      Interim Servicer: GreenPoint Mortgage Funding, Inc.

      Interim Servicing Agreement: The agreements pursuant to which the Interim Servicer will service the Mortgage Loans prior to the transfer of servicing to the Servicers on the related Servicing Transfer Date, a list of which is included as Exhibit J.

      Interim Servicing Period: With respect to any Mortgage Loan, the period beginning on the Closing Date and ending on the Servicing Transfer Date.

      Investment Letter: As defined in Section 6.02(a) hereof.

      JPMorgan: JPMorgan Chase Bank, or its successor in interest.

      Latest Possible Maturity Date: The first Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date.

      Lender: As defined in Section 5.02(a) hereof.

      LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

      Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the related Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

      Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by a Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, the applicable Servicing Fees, the Backup Servicing Fees, if applicable, Servicing Advances and any other expenses related to such Mortgage Loan.

      Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

      Losses: Any losses, claims, damages, liabilities or expenses collectively.

      LPMI Loan: A Mortgage Loan covered by an LPMI Policy, as set forth in the Mortgage Loan Schedule or otherwise identified to a Servicer in writing.

      LPMI Policy: A policy of primary mortgage insurance issued by a LPMI Insurer pursuant to which the related premium is to be paid by a Servicer from payments of interest made by the Mortgagor.

      Margin: Any of the Class A-1-A Margin, the Class A-1-B Margin, the Class M-1 Margin, the Class M-2 Margin, the Class M-3 Margin, the Class B-1 Margin, the Class B-2 Margin, the Class B-3 Margin and the Class R Margin.

      Master Servicer: CMMC, or its successor in interest.

      Master Servicer Collection Account: The account established and maintained by the Master Servicer in accordance with Section 3.05.

      Master Servicer Remittance Date: With respect to any Mortgage Loan and any Distribution Date, two (2) Business Days prior to the related Distribution Date.

      Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the monthly fee payable to the Master Servicer pursuant to
Section 3.08(b) equal to the product of (a) 1/12th of the Master Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Distribution Date, subject to a minimum of $10,000 per annum; provided that in no event may the Master Servicing Fee for a Distribution Date exceed the aggregate scheduled interest on the Mortgage Loans for the related Due Period, reduced by the Servicing Fees, the Backup Servicing Fee, the Credit Risk Manager Fee and fees (other than fees arising from a default or delinquency on a Mortgage Loan which reduce the amount of interest available for distribution) charged by the Interim Servicer. The Master Servicer is also entitled to receive, as additional compensation, all investment income earned on funds in the Master Servicer Collection Account. In addition, the Master Servicer will be entitled to reimbursements for certain expenses of the Master Servicer. The Master Servicer shall be responsible for paying the Securities Administrator Fee in accordance with a separate agreement.

      Master Servicing Fee Rate: 0.010% per annum.

      Master Servicer Withdrawals: As defined in Section 3.08(b) hereof.

      Maximum Rate Cap: With respect to the Class A-1-A, Class A-1-B, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and any Distribution Date, the product of (I) 12 times the quotient of (x) the aggregate scheduled interest that would have been due on the Included Mortgage Loans during the related Due Period had the Adjustable Rate Mortgage Loans provided for interest at their respective maximum lifetime Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their respective Mortgage Rates, less the Administration Fee, divided by (y) the Outstanding Principal Balances of the Included Mortgage Loans for such Distribution Date and (II) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period; provided, however, that in no event may the Maximum Rate Cap for a Distribution Date be less then the Adjusted Net WAC for that Distribution Date.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

      MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

      MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

      MIN: The loan number for any MERS Loan.

      Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the sum of (x) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amount.

      MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

      Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 5.06.

      Moody's: Moody's Investors Service, Inc. or its successor in interest.

      Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a second lien or a second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

      Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or the Custodian to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property and, following the related Subsequent Mortgage Loan Transfer Dates, any Subsequent Mortgage Loan delivered pursuant to a Subsequent Transfer Instrument), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund; provided that neither Servicer shall have an obligation to service the related Mortgage Loan unless it is transferred to such Servicer on the Servicing Transfer Date.

      Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement and as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

                  (i)      the loan number;

                  (ii)     borrower name and/or address;

                  (iii)    the unpaid principal balance of the Mortgage Loans;

                  (iv)     the Initial Mortgage Rate;

                  (v) the maturity date and the months remaining before maturity date;

                  (vi)     the original principal balance;

                  (vii) the Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance with respect to a Subsequent Mortgage Loan;

                  (viii)   the first payment date of the Mortgage Loan;

                  (ix)     the Loan-to-Value Ratio

                  (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

                  (xi)     a code indicating the property type;

                  (xii)    location of the related Mortgaged Property;

                  (xiii) a code indicating whether a prepayment penalty is applicable and, if so, the term of such prepayment penalty; and

                  (xiv)    the Credit Score and date obtained.

      Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

      Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

      Mortgaged Property: The underlying property securing a Mortgage Loan.

      Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

      Mortgagor: The obligor on a Mortgage Note.

      Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate, the Backup Servicing Fee Rate, the Master Servicing Fee Rate and the Credit Risk Manager Fee Rate.

      Net WAC: As of any Distribution Date, a per annum rate equal to 12 times the quotient obtained by dividing (x) the excess of (I) the total scheduled interest on the Included Mortgage Loans for the related Due Period over (II) the Administration Fee by (ii) the Outstanding Principal Balances of the Included Mortgage Loans for such Distribution Date.

      Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by each Servicer that, in the good faith judgment of each Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by each Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

      Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by a Servicer that, in the good faith judgment of such Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by such Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

      Non-Supported Interest Shortfall: As defined in Section 5.03 hereof.

      Notices: As defined in Section 9.01 hereof.

      Offered Certificates: The Class A-1-A, Class A-1-B, Class A-X-A, Class A-X-B, Class M-1, Class M-1-X, Class M-2, Class M-2-X, Class M-3, Class M-3-X and Class R Certificates.

      Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Master Servicer, the Servicers, the Backup Servicer or the Securities Administrator (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Master Servicer, the Servicers, the Backup Servicer, the Securities Administrator or the Trustee, as the case may be, as required by this Agreement.

      One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBOR Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

      Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer, the Servicers, the Backup Servicers or the Securities Administrator, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor, the Master Servicer, the Servicers, the Backup Servicers or the Securities Administrator, (2) not have any direct financial interest in the Depositor, the Master Servicer, each Servicer or the Securities Administrator or in any affiliate of any, and (3) not be connected with the Depositor, the Master Servicer, the Servicers, the Backup Servicer or Securities Administrator as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      Optional Termination: The termination of the trust hereunder pursuant to clause (a) of Section 10.01 hereof.

      Optional Termination Amount: The repurchase price received by the Securities Administrator in connection with any repurchase of all of the Mortgage Loans pursuant to Section 10.01.

      Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (ii) the Original Pre-Funded Amount.

      Optional Termination Price: As of any Distribution Date on or after the Optional Termination Date, an amount equal to the sum of (A) the Aggregate Certificate Principal Balance, plus accrued interest on the Certificates and the Class X Distributable Amount, (B) any unreimbursed out-of-pocket costs and expenses owed to the Securities Administrator, the Trustee, the Servicers, the Backup Servicer and any unreimbursed Servicing Fees, Advances, Servicing Advances, Backup Servicing Fees and Administrator Fees (including any costs and expenses incurred in connection with the Optional Terminations) and (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law.

      Original Pre-Funded Amount: The amount deposited by the Depositor in the Pre-Funding Account on the Closing Date from the proceeds of the issuance of the Certificates, which amount is $29,790,627.25.

      OTS: The Office of Thrift Supervision.

      Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and
(2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Securities Administrator and delivered by the Securities Administrator pursuant to this Agreement.

      Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

      Outstanding Principal Balance: As of any Distribution Date and with respect to any Included Mortgage Loan, the Stated Principal Balance of such Included Mortgage Loan as of the immediately preceding Distribution Date (or, if later, as of the Cut-Off Date, or Subsequent Cut-Off Date, as the case may be).

      Overcollateralization Amount: As of any date of determination, the excess of (1) the sum of the Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account over (2) the Certificate Principal Balance of the Certificates.

      Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

      Pass-Through Rate: With respect to the Class A-1-A Certificates, the Class A-1-A Pass-Through Rate; with respect to the Class A-1-B Certificates, the Class A-1-B Pass-Through Rate; with respect to the Class A-X-A Certificates, the Class A-X-A Pass-Through Rate; with respect to the Class A-X-B Certificates, the Class A-X-B Pass-Through Rate; with respect to the Class M-1 Certificates, the Class M-1 Pass-Through Rate; with respect to the Class M-2 Certificates, the Class M-2 Pass-Through Rate; with respect to the Class M-3 Certificates, the Class M-3 Pass-Through Rate; with respect to the Class M-1-X Certificates, the Class M-1-X Pass-Through Rate; with respect to the Class M-2-X Certificates, the Class M-2-X Pass-Through Rate; with respect to the Class M-3-X Certificates, the Class M-3-X Pass-Through Rate; with respect to the Class B-1 Certificates, the Class B-1 Pass-Through Rate; with respect to the

Class B-2 Certificates, the Class B-2 Pass-Through Rate; with respect to the Class B-3 Certificates, the Class B-3 Pass-Through Rate; and with respect to the Class R Certificate, the Class R Pass-Through Rate.

      Percentage Interest: With respect to:

                  (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the Class Principal Balance of all Classes; and

                  (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class N and Class X Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

      Permitted Activities: The primary activities of the trust created pursuant to this Agreement which shall be:

                  (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including the Cap Contract and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

                  (ii) issuing Certificates and other interests in the assets of the Trust Fund;

                  (iii) receiving collections on the Mortgage Loans and the Cap Contract and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

                  (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

      Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

                  (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Securities Administrator or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds, or bankers' acceptances (other than banker's acceptances issued by the Securities Administrator or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Securities Administrator or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

                  (ix) interests in any money market fund (including those managed or advised by the Securities Administrator, the Trustee or their respective affiliates) which (A) at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each such Rating Agency or (B) would not adversely affect the then current rating by either Rating Agency of any of the Certificates. Such investments in this subsection (ix) may include money market mutual funds or common trust funds, including, without limitation, the J.P. Morgan Prime Money Market Fund or any other fund for which JPMorgan Chase Bank ("JPMorgan Chase"), the Securities Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) JPMorgan Chase or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) JPMorgan Chase or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this

                           Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. The Trustee specifically authorizes JPMorgan Chase or an affiliate thereof to charge and collect from the Trust Fund such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon); and

                  (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Securities Administrator or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicers but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicers shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

      Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to a Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor, the Securities Administrator and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

      Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

      Pool Stated Principal Balance: As to any Distribution Date, the sum of (i) the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date and (ii) the Pre-Funded Amount as of such Distribution Date.

      Pre-Funded Amount: As of any date of determination, the amount on deposit in the Pre-Funding Account (not including any income, gain or loss on such amount).

      Pre-Funding Account: The account established and maintained pursuant to
Section 5.07.

      Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Certificates.

      Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or
10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Distribution Date or in the case of a partial Principal Prepayment on the amount of such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

      Prepayment Penalties: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

      Prepayment Period: As to any Distribution Date, the calendar month preceding such Distribution Date.

      Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

      Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the applicable Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date,
(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal), (6) all Subsequent Recoveries received during the related Due Period, (7) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Account (as determined without regard to income or losses arising from the investment of amounts on deposit in the Pre-Funding Account) after giving effect to the purchase of any Subsequent Mortgage Loans and (8) all other collections and recoveries in respect of principal during the related Prepayment Period less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable to each Servicer, the Master Servicer, the Securities Administrator and the Trustee pursuant to this Agreement.

      Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by each Servicer in accordance with the terms of the related Mortgage Note.

      Prospectus Supplement: The Prospectus Supplement dated April 26, 2004 relating to the public offering of the Class A-1-A, Class A-1-B, Class A-X-A, Class A-X-B, Class R, Class M-1, Class M-2, Class M-3, Class M-1-X, Class M-2-X and Class M-3-X Certificates.

      PTCE 95-60: As defined in Section 6.02(a) hereof.

      PUD: A Planned Unit Development.

      Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Seller or the applicable Transferor, pursuant to Section 2.02 or 2.03 hereof or purchased by the applicable Servicer pursuant to Section 3.12(c) hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

      QIB: As defined in Section 6.02(a) hereof.

      Rating Agency: Either of S&P or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

      Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by each Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

      Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

      Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, Citibank, N.A., National Association and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBOR Page on the relevant Interest Determination Date and
(iii) which have been designated as such by the Securities Administrator.

      Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

      Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

      Regulation S Global Securities: The Book-Entry Regulation S Global Securities and the Definitive Regulation S Global Securities.

      Related Certificates: As to the REMIC 4 A1A Interest, the Class A-1-A Certificates; as to the REMIC 4 A1B Interest, the Class A-1-B Certificates; as to the REMIC 4 B1 Interest, the Class B-1 Certificates; as to the REMIC 4 B2 Interest, the Class B-2 Certificates; as to the REMIC 4 B3 Interest, the Class B-3 Certificates; as to the REMIC 4 M1 Interest, the Class M-1 Certificates; as to the REMIC 4 M2 Interest, the Class M-2 Certificates; and as to the REMIC 4 M3 Interest, the Class M-3 Certificates.

      REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of or, as the context requires, all of REMIC 1, REMIC 2, REMIC 3 and REMIC 4.

      REMIC 1: As described in the Preliminary Statement and Section 2.07.

      REMIC 1 Interests: Each of the Class LT1-A1A Interest, the Class LT1-A1B Interest, the Class LT1-B1 Interest, the Class LT1-B2 Interest, the Class LT1-B3 Interest, the Class LT1-M1 Interest, the Class LT1-M2 Interest, the Class LT1-M3 Interest, the Class LT1-C Interest, the Class LT1-AR Interest and the Class LT1-R Interest.

      REMIC 1 Regular Interests: Each REMIC 1 Interest other than the Class LT1-R Interest.

      REMIC 2: As described in the Preliminary Statement and Section 2.07.

      REMIC 2 Interests: Each of the Class LT2-A1A Interest, the Class LT2-A1B Interest, the Class LT2-B1 Interest, the Class LT2-B2 Interest, the Class LT2-B3 Interest, the Class LT2-M1 Interest, the Class LT2-M2 Interest, the Class LT2-M3 Interest, the Class LT2-C Interest, the Class LT2-AR Interest, the Class LT2-A1AX Interest, the Class LT2-A1BX Interest, the Class LT2-M1X Interest, the Class LT2-M2X Interest, the Class LT2-M3X Interest and the Class LT2-R Interest.

      REMIC 2 IO Interests: Each of the Class LT2-A1AX Interest, the Class LT2-A1BX Interest, the Class LT2-M1X Interest, the Class LT2-M2X Interest and the Class LT2-M3X Interest.

      REMIC 2 Regular Interests: Each REMIC 2 Interest other than the Class LT2-R Interest.

      REMIC 3: As described in the Preliminary Statement and Section 2.07.

      REMIC 3 Interests: Each of the Class LT3-A1A Interest, the Class LT3-A1B Interest, the Class LT3-B1 Interest, the Class LT3-B2 Interest, the Class LT3-B3 Interest, the Class LT3-M1 Interest, the Class LT3-M2 Interest, the Class LT3-M3 Interest, the Class LT3-X Interest, the Class LT3-AR Interest and the Class LT3-R Interest.

      REMIC 3 Marker Interests: Each REMIC 3 Regular Interest other than the Class LT3-X Interest.

      REMIC 3 Regular Interests: Each REMIC 3 Interest other than the Class LT3-R Interest.

      REMIC 4: As described in the Preliminary Statement and Section 2.07.

      REMIC 4 A1A Interest: An uncertificated interest in REMIC 4 with an initial principal balance equal to the initial Certificate Principal Balance of the Related Certificates and with an interest rate, on each Distribution Date, equal to the lesser of (i) One-Month LIBOR plus the Class A-1-A Margin and (ii) the Adjusted Net WAC.

      REMIC 4 A1B Interest: An uncertificated interest in REMIC 4 with an initial principal balance equal to the initial Certificate Principal Balance of the Related Certificates and with an interest rate, on each Distribution Date, equal to the lesser of (i) One-Month LIBOR plus the Class A-1-B Margin and (ii) the Adjusted Net WAC.

      REMIC 4 B1 Interest: An uncertificated interest in REMIC 4 with an initial principal balance equal to the initial Certificate Principal Balance of the Related Certificates and with an interest rate, on each Distribution Date, equal to the lesser of (i) One-Month LIBOR plus the Class B-1 Margin and (ii) the Adjusted Net WAC.

      REMIC 4 B2 Interest: An uncertificated interest in REMIC 4 with an initial principal balance equal to the initial Certificate Principal Balance of the Related Certificates and with an interest rate, on each Distribution Date, equal to the lesser of (i) One-Month LIBOR plus the Class B-2 Margin and (ii) the Adjusted Net WAC.

      REMIC 4 B3 Interest: An uncertificated interest in REMIC 4 with an initial principal balance equal to the initial Certificate Principal Balance of the Related Certificates and with an interest rate, on each Distribution Date, equal to the lesser of (i) One-Month LIBOR plus the Class B-3 Margin and (ii) the Adjusted Net WAC.

      REMIC 4 M1 Interest: An uncertificated interest in REMIC 4 with an initial principal balance equal to the initial Certificate Principal Balance of the Related Certificates and with an interest rate, on each Distribution Date, equal to the lesser of (i) One-Month LIBOR plus the Class M-1 Margin and (ii) the Adjusted Net WAC.

      REMIC 4 M2 Interest: An uncertificated interest in REMIC 4 with an initial principal balance equal to the initial Certificate Principal Balance of the Related Certificates and with an interest rate, on each Distribution Date, equal to the lesser of (i) One-Month LIBOR plus the Class M-2 Margin and (ii) the Adjusted Net WAC.

      REMIC 4 M3 Interest: An uncertificated interest in REMIC 4 with an initial principal balance equal to the initial Certificate Principal Balance of the Related Certificates and with an interest rate, on each Distribution Date, equal to the lesser of (i) One-Month LIBOR plus the Class M-3 Margin and (ii) the Adjusted Net WAC.

      REMIC 4 XN Interest: An uncertificated regular interest in REMIC 4 with an initial principal balance equal to the excess of sum of the principal balance of the Mortgage Loans and the initial amount on deposit in the Pre-Funding Account over the Aggregate Certificate Principal Balance and bearing interest on a notional amount equal to the aggregate principal balance of the REMIC 3 Regular Interests at a rate equal to the REMIC 4 XN Interest Rate. The REMIC 4 XN Interest will not include any obligation to make any payments in respect of the deemed interest rate cap contracts described in Section 2.07 or any right to receive Prepayment Penalties in respect of the Mortgage Loans amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement.

      REMIX 4 XN Interest Rate: For any Distribution Date, the excess, if any, of (a) the weighted average of the interest rates on the REMIC 3 Regular Interests over (b) two times the weighted average of the interest rates on the REMIC 3 Regular Interests (treating for purposes of this clause (b) the interest rate on each of the REMIC 3 Marker Interests as capped at the interest rate on the Corresponding REMIC 4 Regular Interests and treating the Class LT3-X interest as capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the REMIC 3 Regular Interests immediately prior to such Distribution Date.

      REMIC 4 Interests: Each of the REMIC 4 A1A Interest, the REMIC 4 A1B Interest, the REMIC 4 B1 Interest, the REMIC 4 B2 Interest, the REMIC 4 B3 Interest, the REMIC 4 M1 Interest, the REMIC 4 M2 Interest, the REMIC 4 M3 Interest, the REMIC 4 XN Interest, the Class A-X-A Certificates, the Class A-X-B Certificates, the Class M-1-X Certificates, the Class M-2-X Certificates, the Class M-3-X Certificates and the REMIC 4 Residual Interest.

      REMIC 4 Regular Interests: Each of the REMIC 4 Interests other than the REMIC 4 Residual Interest.

      REMIC 4 Residual Interest: An interest in REMIC 4 that is entitled to all distributions on the Class R Certificate other than (i) distributions in respect of the Class LT1-R Interest, the Class LT2-R Interest or the Class LT3-R Interest and (ii) interest distributions on the Class R Certificate attributable to an interest rate in excess of the Adjusted Net WAC.

      REMIC Pass-Through Rate: The Pass-Through Rate for a Class of Related Certificates calculated by replacing "Available Funds Cap" in such definition with "Adjusted Net WAC."

      REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

      REMIC Regular Interest: Any REMIC 4 Regular Interest.

      REO Property: A Mortgaged Property acquired by a Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      Replacement Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan;
(3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in
Section 2.03 hereof.

      Request for Release: The Request for Release of Documents submitted by a Servicer to the Trustee, substantially in the form of Exhibit I hereto.

      Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

      Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN               REQUIRED LOSS PERCENTAGE
------------------------------               ------------------------
May 2007 - April 2008                        3.00% with respect to May 2007, plus an
                                             additional 1/12 of 1.50% for each month
                                             thereafter

May 2008 - April 2009                        4.50% with respect to May 2008, plus an
                                             additional 1/12 of 1.00% for each month
                                             thereafter

May 2009 - April 2010                        5.50% with respect to May 2009, plus an
                                             additional 1/12 of 0.25% for each month
                                             thereafter

May 2010 and thereafter                      5.75%

      Required Percentage: As of any Distribution Date following a Stepdown Date, the quotient of (1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding, prior to giving effect to distributions to be made on such Distribution Date and (2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

      Required Withdrawal: With respect to any Distribution Date prior to the Distribution Date in August 2004, an amount equal to the product of (i) the Pre-Funded Amount as of the sixteenth day of the preceding calendar month (or, if such date would be prior to the Closing Date, the Original Pre-Funded Amount) and (ii) the Net WAC for such Distribution Date.

      Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

      Responsible Officer: When used with respect to a Servicer, any officer of such Servicer with direct responsibility for the administration of this Agreement and also means any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Trustee, any Managing Director, any Director, Vice President, any Assistant Vice President, any Associate, any Assistant Secretary, any trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, the matter is referred because of the officer's knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Agreement. When used with respect to the Securities Administrator, any Vice President, any Managing Director, any Director, any associate, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer or employee of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

      Reuters Screen LIBOR Page: The display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks.

      Rolling Three Month Delinquency: For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the related delinquency rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months

      Rule 144A Letter: As defined in Section 6.02(a) hereof.

      S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

      Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of April 1, 2004 between the Depositor and the Seller.

      Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

      Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

      Securities Act: The Securities Act of 1933, as amended.

      Securities Administrator: JPMorgan, a New York banking corporation, or its successor in interest.

      Securities Administrator Fee: The fee to be paid to the Securities Administrator by the Master Servicer pursuant to a separate agreement. In addition, the Securities Administrator shall be entitled to reimbursement for certain expenses incurred in connection with its duties as Securities Administrator.

      Seller: Terwin Advisors LLC, a Delaware limited liability company, or its successor in interest.

      Servicer: Each of Countrywide and SLS, or in each case, its successor in interest.

      Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

      Servicer's Assignee: As defined in Section 10.14(a) hereof.

      Servicer Data Remittance Date: With respect to any Mortgage Loan and any Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the Business Day immediately succeeding such 10th day.

      Servicer Remittance Date: With respect to (i) any Countrywide serviced Mortgage Loan and any Distribution Date, the 21st day of the calendar month in which the related Distribution Date occurs or, if such 21st day is not a Business Day, the Business Day immediately preceding such 21st day. With respect to any SLS serviced Mortgage Loan and any Distribution Date, the 18th day of the calendar month in which the related Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

      Servicer Withdrawals: As defined in Section 3.08(a) hereof.

      Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by a Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property and (4) compliance with the obligations under Section 3.10.

      Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Distribution Date for the period covered by such payment of interest.

      Servicing Fee Rate: As to any Mortgage Loan, 0.00% per annum prior to the Servicing Transfer Date for such Mortgage Loan and 0.500% per annum following the Servicing Transfer Date for such Mortgage Loan.

      Servicing Officer: Any officer of a Servicer or the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Securities Administrator, the Backup Servicer and the Trustee by the applicable Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

      Servicing Rights Pledgee: One or more lenders, selected by a Servicer, to which each Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement.

      Servicing Transfer Costs: In the event that a Servicer does not reimburse the Securities Administrator under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Securities Administrator or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Securities Administrator or successor servicer to service the Mortgage Loans properly and effectively.

      Servicing Transfer Date: With respect to each Mortgage Loan that is being serviced by the Interim Servicer on the Closing Date, the date on which the servicing rights are transferred to the Servicer, and with respect to any other Mortgage Loan, the Closing Date.

      SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

      Similar Law: As defined in Section 6.02(a) hereof.

      SLS: Specialized Loan Servicing, LLC, a Delaware limited liability company, and its successors and assigns.

      SLS Cross Default: An SLS Cross Default shall have occurred if SLS is terminated as servicer under two or more pooling and servicing agreements, other than this Agreement, as a result of an event of default by SLS thereunder.

      SLS Financial Trigger Event: An SLS Financial Trigger Event shall have occurred if there is a default by SLS of any financial covenants contained in
Article VII (other than those in Section 7.3) of the Receivables Loan Agreement, dated as of February 1, 2004, by and between SLS Funding, LLC, a Delaware limited liability company, as borrower, SLS, as collection agent, Wachovia Bank National Association, as a lender, GreenPoint Bank, as a lender and Wachovia Capital Markets, LLC, as deal agent for the lenders.

      SLS Serviced Mortgage Loans: Any Mortgage Loan for which SLS is acting as servicer under this Agreement, as noted on the Mortgage Loan Schedule.

      SLS Servicing Tape: As defined in Section 3.30 hereof.

      SPV: As defined in Section 5.02(a) hereof.

      Startup Date: As defined in Section 2.07 hereof.

      Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date (or Subsequent Cut-off Date with respect to Subsequent Mortgage Loans), the Cut-off Date Principal Balance thereof (or Subsequent Cut-off Date Principal Balance thereof with respect to Subsequent Mortgage Loans), and (2) as of any Distribution Date, such Cut-off Date Principal Balance or Subsequent Cut-off Date Principal Balance (as the case may be), minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by a Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on a Servicer Advance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by a Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by a Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

      Stepdown Date: The later to occur of (1) the Distribution Date in May 2007 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 63.50% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

      Subordinated Certificates: The Class M and Class B Certificates.

      Subsequent Cut-off Date Principal Balance: As to any Subsequent Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Subsequent Cut-off Date after application of all payments of principal due on or prior to the Subsequent Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Subsequent Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Subsequent Cut-off Date.

      Subsequent Cut-off Date: With respect to those Subsequent Mortgage Loans sold to the Trust Fund pursuant to a Subsequent Transfer Instrument, the first day of the month in which the related Subsequent Transfer Date occurs.

      Subsequent Mortgage Loan: A Mortgage Loan sold by the Depositor to the Trust Fund pursuant to Section 2.10, such Mortgage Loan being identified on the Mortgage Loan Schedule attached to a Subsequent Transfer Instrument, all of which shall be "qualified mortgages" within the meaning of Section 860G(a)(3)(A) of the Code (as determined without regard to Treasury Regulations Section 1.860G-2(a)(3)(iii) or any similar rule that treats a defective obligation as a "qualified mortgage" for a temporary period).

      Subsequent Mortgage Loan Purchase Agreement: The agreement between the Depositor and the Mortgage Loan Seller regarding the transfer of the Subsequent Mortgage Loans by the Seller to the Depositor.

      Subsequent Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

      Subsequent Transfer Date: With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust Fund.

      Subsequent Transfer Instrument: Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form of Exhibit N, by which Subsequent Mortgage Loans are sold to the Trust Fund.

      Subservicer: As defined in Section 3.02(a) hereof.

      Subservicing Agreement: As defined in Section 3.02(a) hereof.

      Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

      Targeted Overcollateralization Amount: The product of (i) 1.60% and (ii) the sum of (x) the Cut-off Date Principal Balance of the Initial Mortgage Loans and (y) the Original Pre-Funded Amount.

      Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

      Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

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

      Transfer Affidavit: As defined in Section 6.02(b)(ii) hereof.

      Transfer Agreement: Any document pursuant to which the Seller acquired any Mortgage Loan from the originator of such Mortgage Loan.

      Transferor: Any originator of a Mortgage Loan.

      Transferor Certificate: As defined in Section 6.02(a) hereof.

      Trigger Event: With respect to the Certificates after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans which are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties) and (B) the Stated Principal Balance of the Mortgage Loans as of the last day of the preceding calendar month plus the Pre-Funded Amount allocable as of the such Distribution Date, equals or exceeds the product of (i) 43.00% and (ii) Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Required Loss Percentage.

      Trust Fund: The corpus of the trust (the "Terwin Mortgage Trust, Series TMTS 2004-3HE") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account, the Certificate Account, the Master Servicer Collection Account, Pre-Funding Account and Capitalized Interest Account, all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) the Cap Contract and Cap Contract Account; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

      Trustee: U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

      United States Person: (i) A citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Persons.

      Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized

Loss Amount, Class B-2 Unpaid Realized Loss Amount and Class B-3 Unpaid Realized Loss Amount, collectively.

      Upper Collar: With respect to each Distribution Date on which amounts are received on the Cap Contracts, a rate equal to the lesser of One-Month LIBOR and 10.000% per annum.

      USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 3.18 or 4.15.

      Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 93% to the Offered Certificates and 1% to each Class of the Class A-X-A, Class A-X-B, Class M-1-X, Class M-2-X, Class M-3-X, Class N and Class X Certificates, with the allocation among the Offered Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

      SECTION 2.01. Conveyance of Mortgage Loans.

      The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans, other than Subsequent Mortgage Loans, on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off Date).

      In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee, or to the Custodian as the Trustee's designated agent, the following documents or instruments with respect to each Mortgage Loan and the Depositor shall, in accordance with Section 2.11, deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Subsequent Mortgage Loan:

            (A) The electronic Mortgage Loan Schedule, a copy of which has also been delivered to each Servicers, the Backup Servicer, the Master Servicer and the Trustee.

            (B) The Original Mortgage Note endorsed in blank or, "Pay to the order of U.S. Bank National Association, as Trustee for Terwin Mortgage Trust 2004-3HE, Asset-Backed Certificates, Series 2004-3HE, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator to the Transferor.

            (C) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified by the Transferor to be true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

            (D) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "U.S. Bank National Association, as Trustee for Terwin Mortgage Trust 2004-3HE, Asset-Backed Certificates, Series 2004-3HE, without recourse."

            (E) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

            (F) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

            (G) Originals of all assumption and modification agreements, if any.

      If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian) written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian) such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause such endorsement to be made.

      With respect to any Mortgage Loan, none of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this
Section 2.01. In the event an Assignment of Mortgage is not recorded, the Master Servicer or each Servicer, as applicable, shall have no liability for its failure to receive and act on notices related to such Assignment of Mortgage.

      The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. None of the Depositor, the Master Servicer, the Servicers nor the Securities Administrator shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor, the Master Servicer, the Servicers and Securities Administrator shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee (or the Custodian) are and shall be held in trust by the Master Servicer prior to the related Servicing Transfer Date and thereafter by the applicable Servicer, for the benefit of the Trustee as the owner thereof, and the Master Servicer's or such Servicer's, as applicable, possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Master Servicer or such Servicer, as applicable, is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

      It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

      In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreement, the rights in the Transfer Agreement described therein, and the benefit of the repurchase obligations and the obligation of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

      It is agreed and understood by the Depositor, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; or (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004.

      SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans and the Cap Contract.

      Except as set forth as an exception in the exception report delivered with the Initial Certification (the "Exception Report") or the Final Certification, the Trustee accepts its appointment as Trustee hereunder and acknowledges the Custodian's receipt, subject to the provisions of Section 2.01 and subject to the review described below, of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date (or the Subsequent Transfer Date with respect to Subsequent Mortgage Loans).

      The Trustee acknowledges receipt of the Cap Contract (a form of which is attached hereto).

      The Trustee agrees to cause the Custodian to deliver prior to the Closing Date (or the Subsequent Transfer Date with respect to Subsequent Mortgage Loans) to the Depositor, the Securities Administrator and each Servicer an Initial Certification in the form annexed hereto as Exhibit B-1 to Exhibit Q. The Trustee shall not be under any duty or obligation to inspect, review or examine such documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

      Not later than 70 days after the Closing Date (or the Subsequent Transfer Date with respect to Subsequent Mortgage Loans), the Custodial Agreement requires the Custodian to deliver to the Depositor, the Securities Administrator and each Servicer an Interim Certification in the form annexed hereto as Exhibit B-2 to Exhibit Q, with any applicable exceptions noted thereon.

      Not later than 90 days after the Closing Date (or the Subsequent Transfer Date with respect to Subsequent Mortgage Loans), the Custodial Agreement requires the Custodian to deliver to the Depositor, the Securities Administrator and each Servicer a Final Certification in the form annexed hereto as Exhibit B-3 to Exhibit Q, with any applicable exceptions noted thereon.

      If, in the course of such review, the Trustee is notified by the Custodian that any document constituting a part of a Mortgage File does not meet the requirements of Section 2.01, the Trustee shall cause the Custodian to list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

      The Seller shall promptly correct or cure such defect within 90 days from the date it is so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (i) substitute for the related Mortgage Loan pursuant to the provisions of Section 2.03(c), or (ii) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that if the cure, substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then, provided such defect does not cause such Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code (as determined without regard to Treasury Regulations Section 1.860G-2(a)(3)(iii) or any similar rule that treats a defective obligation as a "qualified mortgage" for a temporary period) the Seller shall be given 270 days from the Closing Date (or the Subsequent Transfer Date with respect to Subsequent Mortgage Loans) to cure such defect or, subject to the requirements of Section 2.03(c) hereof, substitute for, or repurchase such Mortgage Loan; and further provided, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Seller's failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Mortgage Loan as to which such Assignment of Mortgage is not recorded. Any such substitution effected more than 90 days after the Closing Date shall not be effected prior to the delivery to the Custodian of the Opinion of Counsel required by Section 2.05 hereof and any substitution shall not be effected prior to the additional delivery to the Custodian of a Request for Release certifying that such Mortgage Loan is a Replacement Mortgage Loan substantially in the form of Exhibit I and the Mortgage File for any such substitute Mortgage Loan. The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit I hereto, the Custodian shall release the related Mortgage File to the Seller and shall execute and deliver at such entity's request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

      The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03(c), within 90 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, the Trustee shall require that the Seller purchase such Mortgage Loan from the Trust Fund within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this Section 2.02 shall be paid to the Master Servicer prior to the related Servicing Transfer Date, and thereafter to the applicable Servicer and deposited by the Master Servicer or the applicable Servicer, as applicable, in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee, upon receipt of a Request for Release, shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Seller and necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor, Securities Administrator or the Trustee pursuant to the Sale Agreement and any Transfer Agreement. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. Each Servicer, the Master Servicer, the Securities Administrator and the Trustee shall keep confidential the name of each Mortgagor except as required by this Agreement and each Servicer, the Master Servicer, the Securities Administrator and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of Trustee's business or that of its affiliates, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of Trustee having a need to know the same, provided that Trustee advises such recipient of the confidential nature of the information being disclosed, or
(iii) any other disclosure authorized by the Depositor or Master Servicer.

      All of the Mortgage Files are being held by the Custodian pursuant to the Custodial Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee or the Custodian, as the Trustee's agents with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to this Agreement shall be performed by the Custodian pursuant to the Custodial Agreement.

      SECTION 2.03.Representations, Warranties and Covenants of the Depositor.

            (a) The Depositor hereby represents and warrants to the Servicers, the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof:

            (ii) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

            (iii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreement; and this Agreement and the Sale Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

            (iv) The execution and delivery of this Agreement and the Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

            (v) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreement in accordance with the terms hereof.

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date (or the Subsequent Transfer Date with respect to Subsequent Mortgage Loans), and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

            (b) The representations and warranties of each Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under the Sale Agreement, the obligations of the Seller under the Sale Agreement shall be enforced and to the extent the Seller does not fulfill its contracted obligations then the obligations of the applicable Transferor shall be enforced under any applicable representation or warranty made by it. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans under any circumstances.

            (c) Upon discovery by any of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, prepayment charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of such breach of any representation or warranty, the applicable Transferor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of any Transferor or the Seller, the Trustee's rights shall be enforced under the applicable Transfer Agreement and the Sale Agreement for the benefit of Certificateholders. If a breach of the representations and warranties set forth in the Transfer Agreement hereof exists solely due to the unenforceability of a prepayment charge, the Trustee or the other party having notice thereof shall notify the applicable Servicer thereof and not seek to enforce the repurchase remedy provided for herein unless such Mortgage Loan is not current. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in a Transfer Agreement, the Trustee shall enforce the right of the Trust Fund to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a prepayment charge, amounts received in respect of such indemnity up to the amount of such prepayment charge shall be distributed pursuant to Section 5.05(j). As provided in the Sale Agreement, if the Transferor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Sale Agreement, the Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Date. The Seller indemnifies and holds the Trust Fund, the Trustee, the Securities Administrator, the Depositor, the Master Servicer, each Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Securities

Administrator, the Depositor, the Master Servicer, each Servicer and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860(d)(1) of the Code, or
(ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. In furtherance of the foregoing, if the Transferor or the Seller, as applicable, is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS System, the Transferor or the Seller, as applicable, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Transferor or the Seller, as applicable, and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS' rules and regulations.

      With respect to any Mortgage Loan repurchased by the Seller pursuant to the Sale Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Securities Administrator, in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section 3.05. The Trustee, upon receipt of notice from the Securities Administrator of its receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan, shall release or cause to be released and reassign to the Seller or the applicable Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Seller, and neither the Trustee nor the Securities Administrator shall have any further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

      With respect to each Replacement Mortgage Loan to be delivered to the Trustee (or the Custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the applicable Transferor or the Seller, as applicable, must deliver to the Trustee (or its custodian) the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in
Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Custodian shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section 2.01 have been executed and received.

      For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate prepayment penalties with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate prepayment penalties of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be deposited into the Certificate Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

      Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Securities Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

      The Trustee shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by the Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all applicable representations and warranties thereof included in the Sale Agreement as of the date of substitution.

            (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of the Seller and the Depositor set forth in the Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of each Transferor, assigned by the Seller to the Depositor pursuant to the Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

            (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to each Servicer on the Closing Date (or the Subsequent Transfer Date with respect to Subsequent Mortgage Loans).

      SECTION 2.04. Representations and Warranties of the Master Servicer; Representations and Warranties of the Servicers; Representations and Warranties of the Securities Administrator; Representations and Warranties of the Backup Servicer.

            (a) The Master Servicer hereby represents and warrants to the Depositor, the Servicers, the Securities Administrator, the Backup Servicer and the Trustee as follows, as of the date hereof:

                  (i) The Master Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the state of New Jersey and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Master Servicer has the power and authority to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (A) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Master Servicer, the master servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Master Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Master Servicer, or an affiliate thereof, is an approved servicer of mortgage loans for Fannie Mae and for Freddie Mac.

                  (v) Except as previously disclosed to the Depositor, no litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

            (b) Countrywide hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator, the Backup Servicer and the Trustee as follows, as of the date hereof:

                  (i) Countrywide is duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Texas and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Countrywide in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) Countrywide has the corporate power and authority and to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of Countrywide the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Countrywide, enforceable against Countrywide in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by Countrywide, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Countrywide and will not (A) result in a material breach of any term or provision of the charter or by-laws of Countrywide or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which Countrywide is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Countrywide of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide; and Countrywide is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Countrywide's ability to perform or meet any of its obligations under this Agreement.

                  (iv) Countrywide is an approved servicer of mortgage loans for Fannie Mae and is an approved servicer of all types of mortgage loans for Freddie Mac.

                  (v) No litigation is pending or, to the best of Countrywide's knowledge, threatened, against Countrywide that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Countrywide to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide of, or compliance by Countrywide with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, Countrywide has obtained the same.

                  (vii) Countrywide has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

            (c) SLS hereby represents and warrants to the Depositor, the Master Servicer, the Securities Administrator, the Backup Servicer and the Trustee as follows, as of the date hereof:

                  (i) SLS is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by SLS in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) SLS has the corporate power and authority and to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of SLS the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of SLS, enforceable against SLS in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by SLS, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of SLS and will not (A) result in a material breach of any term or provision of the charter or by-laws of SLS or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which SLS is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to SLS of any court, regulatory body, administrative agency or governmental body having jurisdiction over SLS; and SLS is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair SLS's ability to perform or meet any of its obligations under this Agreement.

                  (iv)  SLS is an approved servicer of mortgage loans for HUD.

                  (v) No litigation is pending or, to the best of SLS's knowledge, threatened, against SLS that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of SLS to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by SLS of, or compliance by SLS with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, SLS has obtained the same.

                  (vii) SLS has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to four credit reporting services, including, but not limited to, Equifax, Experian, and Trans Union Credit Information Company on a monthly basis after June 1, 2004.

            (d) The Securities Administrator and Backup Servicer hereby represents and warrants to the Depositor, the Master Servicer, each Servicer and the Trustee as of the date hereof:

                  (i) The Securities Administrator and Backup Servicer is duly organized and is validly existing as a New York banking corporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Securities Administrator and Backup Servicer.

                  (ii) The Securities Administrator and the Backup Servicer has the full corporate power and authority and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Securities Administrator and the Backup Servicer the execution, delivery and performance of this Agreement.

                  (iii) The execution and delivery of this Agreement by the Securities Administrator and the Backup Servicer, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Securities Administrator and the Backup Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Securities Administrator and the Backup Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Securities Administrator and the Backup Servicer is a party or by which it may be bound.

                  (iv) No litigation is pending or, to the best of the Securities Administrator and the Backup Servicer's knowledge, threatened, against the Securities Administrator and the Backup Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Securities Administrator and the Backup Servicer to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Securities Administrator and the Backup Servicer of, or compliance by the Securities Administrator and the Backup Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Securities Administrator and the Backup Servicer has obtained the same.

      SECTION 2.05. Substitutions and Repurchases of Mortgage Loans which are not "Qualified Mortgages".

      Upon discovery by the Depositor, the Master Servicer, either Servicer, the Securities Administrator, the Backup Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, upon the written direction of the Depositor, shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

      SECTION 2.06. Authentication and Delivery of Certificates.

      The Trustee acknowledges receipt by the Custodian on its behalf of the documents identified in the Initial Certification in the form attached as an exhibit to Exhibit Q hereto and concurrently with such receipt, the Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

      SECTION 2.07. REMIC Elections.

            (a) The Depositor hereby instructs and authorizes the Securities Administrator on behalf of the Trustee to make an appropriate election to treat each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 as a REMIC for federal income tax purposes. The Trustee, upon the written direction of the Securities Administrator, shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

            (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Date" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

      REMIC 1 shall consist of all of the assets of the Trust Fund other than
(i) the interests issued by REMIC 1, REMIC 2, REMIC 3 and REMIC 4, (ii) the rights to receive Prepayment Penalties, amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement,
(iii) the grantor trusts described in Section 2.07 hereof, (iv) the Cap Contract and Cap Contract Account, (v) the Pre-Funding Account and (vi) the Capitalized Interest Account. REMIC 1 shall issue the REMIC 1 Regular Interests which shall be designated as regular interests of such REMIC and shall issue the Class LT1-R Interest that shall be designated as the sole class of residual interest in REMIC 1. Each of the REMIC 1 Regular Interests shall have the characteristics set forth in its definition and this Section 2.07.

      The assets of REMIC 2 shall be the REMIC 1 Regular Interests. The REMIC 2 Regular Interests shall be designated as the regular interests in REMIC 2 and the Class LT2-R Interest shall be designated as the sole class of residual interest in REMIC 2. Each of the REMIC 2 Regular Interests shall have the characteristics set forth in its definition and this Section 2.07.

      The assets of REMIC 3 shall be the REMIC 2 Regular Interests (other than the REMIC 2 IO Interests). The REMIC 3 Regular Interests shall be designated as the regular interests in REMIC 3 and the Class LT3-R Interest shall be designated as the sole class of residual interest in REMIC 3. Each of the REMIC 3 Regular Interests shall have the characteristics set forth in its definition and this Section 2.07.

      The assets of REMIC 4 shall be the REMIC 3 Regular Interests and the REMIC 2 IO Interests. The REMIC 4 Regular Interests shall be designated as the regular interests in REMIC 4 and the REMIC 4 Residual Interest shall be designated as the sole class of residual interest in REMIC 4. For federal income tax purposes, the interest rate on each REMIC 4 Regular Interest (other than the REMIC 4 XN Interest and the Interest Only Certificates) and on the REMIC 4 Residual Interest shall be subject to a cap equal to the Adjusted Net WAC.

      The beneficial ownership of the Class LT1-R Interest, the Class LT2-R Interest, the Class LT3-R Interest and the REMIC 4 Residual Interest shall be represented by the Class R Certificate. None of the Class LT1-R Interest, the Class LT2-R Interest and the Class LT3-R Interest shall have a principal balance or bear interest.

            (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the

Holder of a Class R Certificate, by its acceptance thereof, irrevocably appoints the Securities Administrator as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation
Section 301.6231(a)(7)-1.

            (d) It is intended that the rights of the Class A-1-A Certificates, Class A-1-B Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written in favor of the holders of the Class A-1-A Certificates, Class A-1-B Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates by the grantor trust or partnership described below in Section 2.07(e), and such shall be accounted for as property held separate and apart from the regular interests in REMIC 4 held by the holders of the Class A-1-A Certificates, Class A-1-B Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates and the residual interest in REMIC 4 held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A-1-A, Class A-1-B, Class R, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates to receive payments in respect of Excess Interest shall be assumed to have zero value or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations
Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A-1-A Certificates, Class A-1-B Certificates, Class R Certificate, M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates receive payments of Excess Interest (other than from payments received in respect of the Cap Contract), such amounts will be treated as distributed by REMIC 4 on the REMIC 4 XN Interest and then paid to the relevant Class of Certificates pursuant to the related interest rate cap contract.

            (e) Except as described in the following sentence, for federal income tax purposes, the Class N and Class X Certificates shall represent beneficial ownership of a grantor trust under subpart E, Part I of subchapter J of the Code that holds the uncertificated REMIC 4 XN Interest, the Cap Contract, the Cap Contract Account and the rights to receive Prepayment Penalties, amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement, and is treated as obligated to make payments in respect of the interest rate cap contracts described in this
Section 2.07. If the Class N and Class X Certificates are beneficially owned by more than one Person, and such Persons do not hold both the Class N and Class X Certificates proportionately, then each such Person shall be treated as owning an interest in a partnership that owns the uncertificated REMIC 4 XN Interest, the Cap Contract, the Cap Contract Account and the rights to receive Prepayment Penalties, amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement. For federal income tax purposes, as long as the condition described in the preceding sentence is not satisfied, the Securities Administrator shall treat the grantor trust as beneficially owned by the holder of the Class N and Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust under subpart E, Part I of subchapter J of the Code. If the condition described in the second preceding sentence is satisfied, the Trustee shall treat the treat the uncertificated REMIC 4 XN Interest, the Cap Contract, the Cap

Contract Account and the rights to receive Prepayment Penalties, amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement, as owned by a partnership, the beneficial owners of which are the beneficial owners of the Class N and Class X Certificates. The Securities Administrator shall (i) file all required tax and information returns with respect to the ownership of the REMIC 4 XN Interest, the Cap Contract, the Cap Contract Account and the rights to receive Prepayment Penalties, amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement (including partnership returns if the Class N and Class X Certificates are beneficially owned by more than one Person and such Persons do not hold both the Class N and Class X Certificates proportionately), (ii) furnish or cause to be furnished to the holders of the Class N and Class X Certificates information regarding their allocable share, if any, of the income with respect to the REMIC 4 XN Interest, the Cap Contract, the Cap Contract Account and the rights to receive Prepayment Penalties, amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement, (iii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable with respect to the grantor trust described herein and (iv) comply with such information reporting obligations as may apply with respect to payments deemed to be in respect of the interest rate cap contracts described in this Section 2.07.

            (f) On each Distribution Date, payments in respect of principal shall be deemed made to and Realized Losses deemed allocated to the REMIC 1 Regular Interests in the same amounts as such payments are made or Realized Losses are allocated to the Corresponding Certificates. Principal received on the Mortgage Loans and Realized Losses with respect to principal on the Mortgage Loans that are not paid or allocated to Corresponding Certificates with respect to the REMIC 1 Regular Interests shall be treated as distributed with respect to the Class LT1-C Interest until its principal balance has been reduced to zero. The principal balance of the REMIC 1 Regular Interests will be increased on each Distribution Date in an amount equal to any increase on such Distribution Date in the Certificate Principal Balance of the Corresponding Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

            (g) On each Distribution Date, payments in respect of principal shall be deemed made to and Realized Losses deemed allocated to the REMIC 2 Regular Interests in the same amounts as such payments are made or Realized Losses are allocated to the Corresponding Certificates. Principal received on the Mortgage Loans and Realized Losses with respect to principal on the Mortgage Loans that are not paid or allocated to Corresponding Certificates with respect to the REMIC 2 Regular Interests shall be treated as distributed with respect to the Class LT2-C Interest until its principal balance has been reduced to zero. The principal balance of the REMIC 2 Regular Interests will be increased on each Distribution Date in an amount equal to any increase on such Distribution Date in the Certificate Principal Balance of the Corresponding Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance.

            (h) All payments in respect of the REMIC 2 Regular Interests (other than the REMIC 2 IO Interests) shall be paid to the REMIC 3 Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed.

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

Any excess amounts shall be distributed to the Class LT3-R Interest. On each Distribution Date, an amount equal to 50% of the increase in the Overcollateralization Amount shall be payable as a reduction of the principal amounts of the REMIC 3 Marker Interests (with such amount allocated among the REMIC 3 Marker Interests so that each REMIC 3 Marker Interest will have its principal reduced by an amount equal to 50% of any increase in the Overcollateralization Amount that results in a reduction in the principal balance of its Corresponding REMIC 4 Interests) and will be accrued and added to the principal balance of the Class LT3-X Interest. All payments of scheduled principal and prepayments of principal on the Mortgage Loans shall be allocated 50% to the Class LT3-X Interest and 50% to the REMIC 3 Marker Interests (with principal payments allocated to each of the REMIC 3 Marker Interests in an amount equal to 50% of the principal amounts distributed to the Corresponding REMIC 4 Interests in reduction of their principal amounts). Notwithstanding the preceding sentence, an amount equal to the principal payments that result in a reduction in the Overcollateralization Amount shall be treated as payable entirely to the Class LT3-X Interest. Realized Losses, other than Realized Losses that are not applied against overcollateralization or the principal amount of the Class M, Class X or Class B Certificates, shall be applied to the REMIC 3 Marker Interests and the Class LT3-X Interest so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the REMIC 3 Marker Interests is equal to 50% of the principal balance of the Corresponding REMIC 4 Interests and (ii) the principal balance of the Class LT3-X Interest is equal to the sum of (x) 50% of the aggregate principal balance of the REMIC 2 Regular Interests and (y) 50% of the Overcollateralization Amount. Each REMIC 2 Marker Interest shall be entitled to receive an amount equal to 50% of all amounts distributed to the Corresponding REMIC 4 Interest in respect of unreimbursed amounts of Realized Losses. The Class LT3-X Interest shall be entitled to receive all other amounts distributed to the Certificates in respect of unreimbursed amounts of Realized Losses.

      All payments of scheduled principal and prepayments on the Mortgage Loans, and Realized Losses on the Mortgage Loans, shall be allocated among the REMIC 4 Regular Interests in the same manner as such payments or Realized Losses are allocated to the Related Certificates (treating the Class N Certificates and the Class X Certificates as related to the REMIC 4 XN Interest for this purpose). Each REMIC 4 Regular Interest shall be entitled to receive all amounts distributed to the Related Certificates in respect of unreimbursed amounts of Realized Losses (treating the Class N Certificates and the Class X Certificates as related to the REMIC 4 XN Interest for this purpose).

      In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by a Servicer of its duties and obligations set forth herein, such Servicer shall indemnify the Trustee, the Securities Administrator, the Master Servicer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that such Servicer shall not be liable for any such Losses attributable to the action or inaction of the Securities Administrator, the Depositor, the Trustee or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which such Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall such Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by such Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

      In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the applicable Servicer, the Depositor, the Trustee or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Securities Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

      SECTION 2.08. Covenants of the Master Servicer.

      The Master Servicer hereby covenants to each of the other parties to this Agreement as follows:

            (a) the Master Servicer shall comply in the performance of its obligations under this Agreement and with all reasonable rules and requirements of the insurer under each Required Insurance Policy to the extent the Master Servicer is acting as servicer hereunder;

            (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, either Servicer or the Trustee, any affiliate of the Depositor, each Servicer, the Securities Administrator, the Backup Servicer or the Trustee and prepared by the Master Servicer pursuant to this Agreement will be inaccurate in any material respect, provided, however, that the Master Servicer shall not be responsible for inaccurate information provided to it by third parties.

      SECTION 2.09. Covenants of the Servicers.

            (a) Each Servicer hereby covenants to each of the other parties to this Agreement as follows:

                  (i) Such Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

                  (ii) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the Master Servicer, the Securities Administrator, the Backup Servicer or the Trustee, any affiliate of the Depositor, the Master Servicer, the Securities Administrator, the Backup Servicer or the Trustee and prepared by each Servicer pursuant to this Agreement will be inaccurate in any material respect, provided, however, that such Servicer shall not be responsible for inaccurate information provided to it by third parties.

      SECTION 2.10. Related Agreements.

      The Trustee acknowledges receipt of the Cap Contract (a form of which is attached hereto), the Sale Agreement and the Transfer Agreement.

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

      SECTION 2.11. Conveyance of Subsequent Mortgage Loans.

            (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the remittance on each Subsequent Transfer Date to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, which constitute the purchase price for the related Subsequent Mortgage Loans, as described in the next paragraph, the Depositor shall on such Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse all of the right, title and interest of the Depositor in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, including all interest and principal received on or with respect to the Subsequent Mortgage Loans so assigned and the Depositor shall deliver to, and deposit with, the Trustee all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The transfer to the Trustee for deposit in the Mortgage Pool by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee or to the Custodian (as the duly appointed agent of the Trustee) on or before the related Subsequent Transfer Date. The Trustee shall amend the Mortgage Loan Schedule to reflect the removal of such Subsequent Mortgage Loans. After the Subsequent Transfer Date, the Subsequent Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all applicable representations and warranties thereof included in the Sale Agreement as of the date of substitution.

      Upon delivery by the Depositor of timely Addition Notices, and subject to satisfaction of the conditions set forth in paragraphs (c) and (d) below, the Trust Fund shall be obligated to purchase, in accordance with the provisions of this Agreement, Subsequent Mortgage Loans offered for sale by the Depositor during the Funding Period (subject to the limitation that the aggregate purchase price for such Subsequent Mortgage Loans may not exceed the Original Pre-Funded Amount). The purchase price paid by the Trust Fund for the Subsequent Mortgage Loans on each Subsequent Transfer Date shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor) as of the related Subsequent Cut-off Date. On each Subsequent Transfer Date, the aggregate purchase price for all Subsequent Mortgage Loans purchased on such date shall be withdrawn by the Securities Administrator from the Pre-Funding Account and paid to the Depositor. Thereafter, the Pre-Funded Amount will equal the Original Pre-Funded Amount reduced by the purchase price paid for Subsequent Mortgage Loans. This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

            (b) The Depositor shall transfer to the Trustee for deposit in the Mortgage Pool the Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Securities Administrator shall release funds from the Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Trustee, the Securities Administrator and the Servicer with a timely Addition Notice;

                  (ii) the Depositor shall have delivered to the Trustee (with a copy to the Securities Administrator) a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Depositor shall have delivered a computer file containing such Mortgage Loan Schedule to the Securities Administrator, the Trustee and the Servicer at least three Business Days prior to the related Subsequent Transfer Date;

                  (iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv)  the Funding Period shall not have terminated;

                  (v) the Depositor shall have delivered to the Trustee (with a copy to the Securities Administrator) a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this
Section 2.11 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans;

                  (vi) the Depositor shall have delivered to the Trustee a letter (with copies provided to each Rating Agency and the Securities Administrator), which the Trustee may rely on, including for purposes of paragraph (c) and (d) stating that the characteristics of the Subsequent Mortgage Loans substantially conform to the characteristics set forth in paragraphs (c) and (d) below and that such Subsequent Mortgage Loans were not selected in a manner that the Depositor believes to be adverse to Certificateholders;

                  (vii) the Depositor shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee and the Rating Agencies with a copy to the Securities Administrator with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Subsequent Mortgage Loans; and

                  (viii) the Trustee shall have delivered to the Depositor an Opinion of Counsel addressed to the Depositor and the Rating Agencies with respect to the Subsequent Transfer Instrument substantially in the form of the Opinion of Counsel delivered to the Depositor on the Closing Date regarding certain corporate matters relating to the Trustee.

            (c) The obligation of the Trust Fund to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in paragraph (d) below and the accuracy of the following representations and warranties with respect to such Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date (or such other date as is specified herein): (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to not more than 1.5% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Subsequent Cut-off
Date); (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 95.0%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before July 15, 2004; (vii) the Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under the section "Underwriting Guidelines--The Winter Group Underwriting Guidelines" in the Prospectus Supplement, (viii) the Subsequent Mortgage Loan must provide for monthly interest payments due on the first day of each calendar month (ix) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan must be a "qualified mortgage" within the meaning of

Section 860G of the Code and Treasury Regulations Section 1.860G-2 (as determined without regard to Treasury Regulations Section 1.860G-2(a)(3) or any similar provision that treats a defective obligation as a qualified mortgage for a temporary period), (x) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan does not provide for interest other than at either (a) a single fixed rate in effect throughout the term of the Subsequent Mortgage Loan or (b) a "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Subsequent Mortgage Loan, (xi) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Depositor would not, based on the delinquency status of such Subsequent Mortgage Loan, institute foreclosure proceedings prior to the next scheduled payment date for such Subsequent Mortgage Loan and (xii) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan was not the subject of pending or final foreclosure proceedings.

            (d) Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the Subsequent Mortgage Loans) will have characteristics that, as of the Subsequent Cut-off Date, are not materially inconsistent with the Initial Mortgage Loans.

      Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of any such Subsequent Mortgage Loan would adversely affect the ratings of any Class of Certificates.

            (e) Each Subsequent Transfer Date shall be on or between the first and fifteenth day of the calendar month in which the Subsequent Transfer Date occurs. To the extent that a transfer is made between the first and the fifteenth day the applicable Servicer is responsible for submitting a revised servicer report pursuant to Section 3.24 with respect to those Subsequent Transfer Loans on the fifteenth day of such calendar month.

      SECTION 2.12. Permitted Activities of the Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities.

      SECTION 2.13. Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust Fund shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 or SFAS 140.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

      SECTION 3.01. Servicers to Service Mortgage Loans.

      For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, no Servicer shall take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Each Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. Each Servicer shall represent and protect the interest of the Trust Fund in the same manner as each currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor, the Securities Administrator and the Trustee, when each Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Securities Administrator, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor, the Securities Administrator and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans, to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor, the Securities Administrator and/or the Trustee shall execute such documents and deliver them to the related Servicer. For purposes of this Section 3.01, the Trustee hereby will provide to each Servicer 50 powers of attorney (intended to be one power of attorney for each state in the United States) to execute and file any and all documents necessary to fulfill the obligations of each Servicer under this Section 3.01.

      Neither Servicer shall be required to make any Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

      Each Servicer shall deliver a list of Servicing Officers to the Securities Administrator and the Trustee by the Closing Date (or the Subsequent Transfer Date with respect to Subsequent Mortgage Loans).

      Each Servicer for each related Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

      Each Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and that for each Mortgage Loan, each Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

      Each Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the related Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the related Servicer from the Collection Account.

      SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of the Servicers.

            (a) Each Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate (each, a "Subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and (ii) that such Subservicing Agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates evidenced by a letter to that effect delivered by each Rating Agency to the Depositor. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the related Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the related Servicer shall remain obligated and liable to the Depositor, the Securities Administrator, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the related Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by each Servicer shall contain a provision giving any successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of the each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the related Servicer with the same force and effect as if performed directly by such Servicer. The related Servicer shall deliver to the Securities Administrator copies of all Subservicing Agreements. The Trustee shall have no obligations, duties or liabilities with respect to a subservicer including no obligation, duty or liability to monitor such subservicer or to pay a Subservicer's fees and expenses.

            (b) For purposes of this Agreement, each Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to each Servicer.

      SECTION 3.03. Rights of the Depositor, the Securities Administrator, the Backup Servicer and the Trustee in Respect of either Servicer.

      None of the Securities Administrator, the Trustee, the Backup Servicer nor the Depositor shall have any responsibility or liability for any action or failure to act by either Servicer, and none of them is obligated to supervise the performance of each Servicer hereunder or otherwise.

      SECTION 3.04. The Master Servicer or Backup Servicer to Act as Servicer.

      Subject to Sections 7.04 and 8.02, in the event that a Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the successor servicer (which may be the Securities Administrator, the Master Servicer or the Backup Servicer pursuant to Section 8.02) shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Securities Administrator, the Master Servicer or Backup Servicer shall not be (i) liable for losses of such Servicer pursuant to Section 3.10 hereof or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances or Servicing Advance if it is prohibited

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

from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or
2.03 hereof, (iv) responsible for any expenses of such Servicer pursuant to
Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section
7.02 hereof; provided, however that the Securities Administrator, the Master Servicer or the Backup Servicer (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances). No such termination shall affect any obligation of the applicable Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If a Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Securities Administrator, the Master Servicer or the Backup Servicer (or any other successor servicer) may, at its option, succeed to any rights and obligations of such Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Securities Administrator, the Master Servicer or the Backup Servicer (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the applicable Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. Notwithstanding anything to the contrary herein, in no event will a successor servicer be liable for any expenses or liabilities that were incurred by a predecessor servicer. To the extent any costs or expenses, including without limitation Servicing Transfer Costs incurred by the Securities Administrator, the Master Servicer or the Backup Servicer in connection with this Section 3.04, are not paid by the applicable Servicer pursuant to this Agreement within 30 days of the date of the Securities Administrator's, the Master Servicer's or the Backup Servicer's invoice, as applicable, thereof, such amounts shall be payable out of funds on deposit in the Master Servicer Collection Account. The terminated Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund upon receipt of a reasonably detailed invoice evidencing such expenses. If the Securities Administrator, the Master Servicer or the Backup Servicer is unwilling or unable to act as servicer, the Master Servicer shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified this Agreement.

      The applicable Servicer shall, upon request of the Securities Administrator, the Master Servicer or the Backup Servicer, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

      In the event that any Servicer shall for any reason no longer be able to be a Servicer hereunder, notwithstanding anything to the contrary herein, the Trustee and the Depositor hereby agree that within 10 Business Days of delivery to the Trustee and the Securities Administrator by the Servicing Rights Pledgee of a letter signed by such Servicer whereby such Servicer shall resign as Servicer under this Agreement, the Servicing Rights Pledgee or its designee shall be appointed as successor Servicer (provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above) and the Servicing Rights Pledgee agrees to be subject to the terms of this Agreement.

      SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Master Servicer Collection Account; Certificate Account.

            (a) Each Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions

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

of any related Required Insurance Policy. Consistent with the foregoing, each Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) subject to Section 3.01, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 5.01, each Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of a Servicer, such default is reasonably foreseeable, such Servicer, subject to the provisions of Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, each Servicer shall adhere to the standards of Section 3.01. A Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

            (b) Each Servicer will not waive any Prepayment Penalty or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the applicable Servicer has not been provided with information sufficient to enable it to collect the Prepayment Penalty, or (iv) in the applicable Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default). Except as provided in the preceding sentence, in no event will either Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Servicer waives or does not collect all or a portion of a Prepayment Penalty relating to a Principal Prepayment in full or in part due to any action or omission of such Servicer, other than as provided above, such Servicer shall deposit the amount of such Prepayment Penalty (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement. In connection with any waiver of a Prepayment Penalty by a Servicer, such Servicer shall account for such waiver in its monthly reports as agreed upon by such Servicer and the Credit Risk Manager.

            (c) Each Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (d) Each Servicer shall establish and initially maintain, on behalf of the Certificateholders, one or more Collection Accounts, in the form of time deposit or demand accounts, titled "[Servicer's Name], as servicer for U.S. Bank National Association, as trustee, in trust for the

Holders of Terwin Mortgage Trust 2004-3HE, Asset-Backed Certificates, TMTS Series 2004-3HE". Each Servicer shall deposit into the Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the Mortgage Loans (or Subsequent Cut-off Date with respect to Subsequent Mortgage Loans):

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date or Subsequent Cut-off Date, as applicable;

                  (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than interest due on the Mortgage Loans on or prior to the Cut-off Date or Subsequent Cut-off Date, as applicable;

                  (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with each Servicer's normal servicing procedures;

                  (iv)  all Subsequent Recoveries;

                  (v)   all Compensating Interest;

                  (vi) any amount required to be deposited by each Servicer pursuant to Section 3.05(g) in connection with any losses on Permitted Investments;

                  (vii) any amounts required to be deposited by each Servicer pursuant to Section 3.10 hereof;

                  (viii) all Advances made by each Servicer pursuant to Section 5.01;

                  (ix)  all Prepayment Penalties; and

                  (x)   any other amounts required to be deposited hereunder.

      The foregoing requirements for remittance by a Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property and other similar ancillary fees (other than Prepayment Penalties) if collected, need not be remitted by such Servicer. In the event that a Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Securities Administrator, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Each Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with
Section 3.08. In no event shall the Securities Administrator or the Trustee incur liability for withdrawals from the Collection Account at the direction of each Servicer.

      Each Servicer shall give notice to the Securities Administrator, the Master Servicer, the Backup Servicer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, each Servicer shall forward to the Securities Administrator, the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by each Servicer to the Securities Administrator.

            (e) The Master Servicer shall establish and maintain an account, for the benefit of the Certificateholders, as a segregated account (the "Master Servicer Collection Account"), which shall be an Eligible Account. The Master Servicer shall, promptly upon receipt from the related Servicer on the Servicer Remittance Date, deposit into the Master Servicer Collection Account and retain on deposit until the related Master Servicer Remittance Date, the following amounts:

                  (i) the aggregate amount remitted by such Servicer to the Master Servicer pursuant to Section 3.08(a)(viii) and any amounts remitted by the Interim Servicer pursuant to the Interim Servicing Agreement; and

                  (ii) any other amounts deposited hereunder which are required to be deposited in the Master Servicer Collection Account pursuant to this Agreement including, but not limited to, any amounts due to the Trustee, the Securities Administrator or the Backup Servicer pursuant to Section 3.08 and
Article IX herein.

      In the event that the related Servicer shall remit to the Master Servicer any amount not required to be remitted, such Servicer may at any time in writing direct the Master Servicer to withdraw such amount from the Master Servicer Collection Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering written notice to the Master Servicer (upon which the Master Servicer may conclusively rely) which describes the amounts deposited in error in the Master Servicer Collection Account. All funds deposited in the Master Servicer Collection Account shall be held by the Master Servicer in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b). In no event shall the Master Servicer incur liability for withdrawals from the Master Servicer Collection Account at the direction of the related Servicer. The Master Servicer shall give notice to the Securities Administrator, the Master Servicer, the Backup Servicer and each Servicer of the location of the Master Servicer Collection Account maintained by it when established and prior to any change thereof.

            (f) The Securities Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Securities Administrator shall, promptly upon receipt from the Master Servicer on the Master Servicer Remittance Date, deposit or cause to be deposited in the Certificate Account and retain therein the following:

                  (i) The aggregate amount remitted by the Master Servicer to the Securities Administrator pursuant to Section 3.05(e); and;

                  (ii)  the Purchase Price and any Substitution Adjustment
Amount;

                  (iii) any amount required to be deposited by the Securities Administrator pursuant to Section 3.05(g) in connection with any losses on Permitted Investments; and

                  (iv) the Optional Termination Amount paid by Countrywide pursuant to Section 10.01.

      Any amounts received by the Securities Administrator prior to 1:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Securities Administrator) which are required to be deposited in the Certificate Account by each Servicer or Master

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

Servicer shall be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by each Servicer and Master Servicer and deposit by each Servicer and Master Servicer into the Certificate Account shall be exclusive. In the event that the Master Servicer shall remit to the Securities Administrator any amount not required to be remitted, it may at any time in writing direct the Securities Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering written notice to the Securities Administrator (upon which the Securities Administrator may conclusively rely) which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Securities Administrator incur liability for withdrawals from the Certificate Account at the direction of the Master Servicer. The Securities Administrator shall give notice to the Trustee, the Master Servicer and each Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

            (g) Each institution that maintains a Collection Account or the Master Servicer Collection Account shall invest the funds in each such account, as directed by a Servicer, the Master Servicer, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than each Servicer Remittance Date) and (ii) in the case of the Master Servicer Collection Account, the Business Day preceding the related Master Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Master Servicer Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than each Master Servicer Remittance Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of a Servicer or the Master Servicer, as applicable, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the related Servicer in the Collection Account out of such Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Master Servicer Collection Account shall be for the benefit of the Master Servicer as master servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Master Servicer Collection Account in respect of any such investments shall be deposited by the Master Servicer in the Master Servicer Collection Account out of such Master Servicer's own funds immediately as realized. The Securities Administrator shall retain the funds in the Certificate Account uninvested.

      SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

      To the extent required by the related Mortgage Note, each Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or Advances by each Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require each Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

      Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse each Servicer out of related collections for any payments made pursuant to Sections
3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

      SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

      Upon reasonable advance notice in writing if required by federal regulation, each Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that each Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by each Servicer in providing such reports and access.

      SECTION 3.08. Withdrawals from a Collection Account, Master Servicer Collection Account and Certificate Account.

            (a) Each Servicer shall from time to time, make withdrawals from the Collection Account for the following purposes:

                  (i) to pay to such Servicer (to the extent not previously paid to or withheld by each Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                  (ii) to reimburse such Servicer for Advances made by it (or to reimburse the Advance Financing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause
(ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse such Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

                  (iv) to pay to such Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

                  (v) to reimburse such Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (vi)  [RESERVED];

                  (vii) to pay such Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, such Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

                  (viii) to pay to the Depositor or such Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (ix) to reimburse such Servicer, the Master Servicer, the Securities Administrator, the Trustee or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 3.25 or Section 6.03 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

                  (x) to reimburse the Securities Administrator for enforcement expenses reasonably incurred in respect of a breach of defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (x) only to the that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation
Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

                  (xi) to pay the Trustee and/or Securities Administrator any amounts owed to them pursuant to Article IX.

                  (xii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein; and

                  (xiii) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 10.01 hereof.

      In addition, no later than 1:00 p.m. Eastern Time on each Servicer Remittance Date, each Servicer shall cause to be withdrawn from the Collection Account the Interest Funds, the Principal Funds and the Administration Fee (other than the related Servicing Fee and any fees charged by the Interim Servicer) (collectively, the "Servicer Withdrawals"), to the extent on deposit, and such amount shall be deposited in the Master Servicer Collection Account; provided, however, if the Master Servicer does not receive such Servicer Withdrawals by 4:00 p.m. Eastern Time, such Servicer Withdrawals shall be deposited by the Master Servicer in the Master Servicer Collection Account by 1:00 p.m. Eastern Time on the next Business Day. In the event such Servicer Withdrawals are not deposited by 1:00 p.m. Eastern Time, each Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the Master Servicer's Prime Rate for each date or part thereof.

      Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

      Each Servicer shall provide written notification to the Trustee, the Master Servicer and the Securities Administrator on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (vii) above.

      Unless otherwise specified, any amounts reimbursable to each Servicer or the Securities Administrator from amounts on deposit in the Collection Account, the Master Servicer Collection

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

Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

            (b) The Master Servicer may from time to time make withdrawals from the Master Servicer Collection Account for the following purposes:

                  (i) to withdraw any amounts deposited in such Master Servicer Collection Account and not required to be deposited therein;

                  (ii) to clear and terminate the Master Servicer Collection Account upon termination of this Agreement pursuant to Section 10.01 hereof;

                  (iii) (a) to pay itself the Master Servicing Fee with respect such Distribution Date and (b) to pay itself, the Trustee, the Securities Administrator or the Backup Servicer any amounts permitted to be paid or reimbursed to any such Person in accordance with Sections 3.08, 3.25 or 7.03, or Articles IV or IX; and

                  (iv) to pay itself any investment income with respect to funds in or credited to the Master Servicer Collection Account and any sub-account thereof.

      In addition, no later than 1:00 p.m. Eastern Time on the Master Servicer Remittance Date, the Master Servicer shall cause to be withdrawn from the Master Servicer Collection Account the Interest Funds, the Principal Funds and the Administration Fee (other than the Servicing Fees, any fees charged by the Interim Servicer and the Master Servicing Fee) (collectively, the "Master Servicer Withdrawals"), to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Securities Administrator does not receive such Master Servicer Withdrawals by 4:00 p.m. Eastern Time, such Master Servicer Withdrawals shall be deposited by the Securities Administrator in the Certificate Account by 1:00 p.m. Eastern Time on the next Business Day. In the event such Master Servicer Withdrawals are not deposited by 1:00 p.m. Eastern Time, the Master Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the Federal Funds Rate for each date or part thereof.

      The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Master Servicer Collection Account.

      Unless otherwise specified, any amounts reimbursable to a Servicer, the Master Servicer or the Trustee from amounts on deposit in the Collection Account, the Master Servicer Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

            (c) The Securities Administrator shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement in Section 5.05 (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, the Securities Administrator shall from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to reimburse the Seller, the Master Servicer and/or the Depositor for expenses incurred by any of them and reimbursable pursuant to
Section 10.01 hereof;

                  (ii) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein;

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                  (iii) to clear and terminate the Certificate Account upon
termination of the Agreement pursuant to Section 10.01 hereof;

                  (iv)  to pay the Credit Risk Manager the Credit Risk Manager
Fee;

                  (v) to pay the Backup Servicer the Backup Servicing Fee with respect such Distribution Date; and

                  (vi) to pay or reimburse itself, the Master Servicer, the Backup Servicer or the Trustee any amounts permitted to be paid or reimbursed to any such Person in accordance with the provisions of this Agreement, including, without limitation, any Advances made by the Master Servicer and/or the Backup Servicer, each in its individual capacity as successor servicer.

      SECTION 3.09. Servicing Transfer Date.

            (a) The Interim Servicer will service all Mortgage Loans serviced by it pursuant to the terms of the Interim Servicing Agreement during the Interim Servicing Period. Neither Servicer shall be obligated to perform any duties or responsibilities under this Agreement with respect to a related Mortgage Loan until the servicing rights to such Mortgage Loan have been transferred to such Servicer on the Servicing Transfer Date. On the Servicing Transfer Date, the related Servicer agrees to accept the servicing of the Mortgage Loans previously serviced by the Interim Servicer. Each Servicer agrees to cooperate with the Interim Servicer to effectuate the timely transfer of servicing from the Interim Servicer to such Servicer on the related Servicing Transfer Date. Neither Servicer shall be liable for any actions or inactions of any prior servicer of a Mortgage Loan prior to the Servicing Transfer Date nor shall any action or inaction by a prior servicer be deemed an Event of Default with respect to such Servicer. Each Servicer shall confirm that the Mortgage Loans on the Mortgage Loan Schedule have been transferred for servicing to such Servicer and shall notify the Depositor, the Master Servicer, the Securities Administrator and the Trustee promptly following the completion of such transfer on the Servicing Transfer Date.

      SECTION 3.10. [RESERVED].

      SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

      When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the related Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that such Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of such Servicer, is not enforceable under applicable law; provided, further, that such Servicer shall not take any action in relation to the enforcement of any "due-on-sale" clause which would adversely affect or jeopardize coverage under any Required Insurance Policy. An Opinion of Counsel at the expense of the related Servicer (which the expense shall constitute a Servicing Advance) delivered to the Securities Administrator, the Trustee and the Depositor shall conclusively establish the reasonableness of such Servicer's belief that any "due-on-sale" clause is not enforceable under applicable law. In such event, a Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the related Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, a Servicer shall not be required to enforce

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any "due-on-sale" clause if in the reasonable judgment of such Servicer, entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. A Servicer shall notify the Securities Administrator that any such assumption or substitution agreement has been completed by forwarding to the Securities Administrator the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Securities Administrator to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Each Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by a Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to such Servicer as additional servicing compensation.

      Notwithstanding the foregoing paragraph or any other provision of this Agreement, no Servicer shall be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the related Servicer may be restricted by law from preventing, for any reason whatsoever.

      SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds.

            (a) Each Servicer shall use reasonable efforts consistent with the Acceptable Servicing Practices to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, a Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If a Servicer has knowledge that a Mortgaged Property that such Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to such Servicer, each Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

      With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any

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

part thereof, as such Servicer deems to be in the best interest of such Servicer and the Certificateholders for the period prior to the sale of such REO Property. A Servicer or an affiliate may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The related Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable such Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. Each Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

      In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, request, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee and Securities Administrator shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee or the Securities Administrator), to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged under section 860G(c) of the Code or otherwise, unless the related Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

      The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

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

      The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the related Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

      The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse such Servicer for any unreimbursed Advances, pursuant to
Section 3.08(a)(ii) or this Section 3.12; third, to any prepayment penalties and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

            (b) On each Determination Date, each Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

            (c) Each Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee, the Securities Administrator and the Seller) to purchase for its own account from the Trust Fund any Mortgage Loan that is 90 days or more Delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be delivered to the Securities Administrator for deposit to the Certificate Account and the Securities Administrator, upon receipt of such confirmation of deposit and a Request for Release from the related Servicer in the form of Exhibit I hereto, shall release or cause to be released to the related Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by each Servicer, in each case without recourse, as shall be necessary to vest in such Servicer any Mortgage Loan released pursuant hereto and such Servicer shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. Such Servicer shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Securities Administrator or the Certificateholders with respect thereto.

      SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

      Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will promptly notify the Custodian by delivering a Request for Release substantially in the form of Exhibit I. Upon receipt of a copy of such request, the Custodian shall promptly release the related Mortgage File to the related Servicer, and such Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Trustee shall at the related Servicer's written direction execute and deliver to the such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Custodian, upon delivery to

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the Custodian of a Request for Release in the form of Exhibit I signed by a
Servicing Officer, release the Mortgage File to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

      Each Request for Release may be delivered to the Custodian (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the related Servicer and the Custodian shall mutually agree. The Custodian shall promptly release the related Mortgage File(s) within five (5) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Custodian to release such Mortgage Files, provided the Custodian has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the related Servicer, and so long as the Custodian complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Custodian shall immediately notify the related Servicer indicating the reason for such delay. If the related Servicer is required to pay penalties or damages due to the Custodian's negligent failure to release the related Mortgage File or the Custodian's negligent failure to execute and release documents in a timely manner, the Custodian, shall be liable for such penalties or damages respectively caused by it.

      Notwithstanding the foregoing, in connection with a Principal Prepayment in full of any Mortgage Loan, the Master Servicer or the Backup Servicer may request release of the related Mortgage File from the Custodian, in accordance with the provisions of this Agreement, in the event the related Servicer fails to do so. If requested by the Master Servicer, the Backup Servicer or a Servicer, the Custodian shall forward such Mortgage File or other requested items to the requesting party by overnight mail at the requesting party's expense.

      If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, a Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Custodian to be returned to the Custodian promptly after possession thereof shall have been released by the Custodian unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the related Servicer shall have delivered to the Custodian a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the related Servicer shall have delivered to the Custodian an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

      SECTION 3.14. Documents, Records and Funds in Possession of the Servicers to be Held for the Trustee.

      Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the Custodian on behalf of the Trustee as required by this Agreement all documents and instruments in

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respect of a Mortgage Loan coming into the possession of such Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Securities Administrator for any funds received by such Servicer or which otherwise are collected by that Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by such Servicer for and on behalf of the Trust Fund and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee, or the Securities Administrator as its designee, for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage
File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that each Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

      SECTION 3.15. Servicing Compensation.

      As compensation for its activities hereunder, each Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

      Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) and similar fees payable by the Mortgagor, and all income and gain net of any losses realized from Permitted Investments in the Collection Account shall be retained by the related Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05, or 3.12(a) hereof. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.12 hereof. The Servicers shall not be entitled to any Prepayment Penalties. In no event shall the Trustee, the Master Servicer or the Securities Administrator be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

      SECTION 3.16. Access to Certain Documentation.

      Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of related Servicer designated by it provided, that each Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the related Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of each Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the related Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

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      SECTION 3.17. Annual Statement as to Compliance.

      Pursuant to this Agreement, each Servicer shall deliver to the Master Servicer and the Backup Servicer on or before March 15th of each year beginning in 2005, (or such other date that the Depositor gives each Servicer at least 30 days prior notice of) in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of each Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the related Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Master Servicer shall forward a copy of each such statement received by it to each Rating Agency. Copies of such statement shall be provided by the Master Servicer to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by each Servicer to the Master Servicer.

      SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

      On or before March 15th of each year, beginning in 2005 or such other date in order to remain in compliance with the Section 302 Requirements, each Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to such Servicer or any Affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a USAP Report to the Securities Administrator, the Master Servicer, the Trustee and the Depositor. Copies of the USAP Report shall be provided by the Securities Administrator to any Certificateholder upon request at the Certificateholder's expense, provided such report has been delivered by such Servicer to the Securities Administrator.

      SECTION 3.19. Duties and Removal of the Credit Risk Manager.

      For and on behalf of the Seller, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Penalties with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to each Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Securities Administrator, if it has been notified in writing of such termination or appointment, shall give written notice thereof to each Servicer, the Master Servicer, the Trustee and the Depositor.

      If Holders of the Certificates entitled to 66 2/3% or more of the Voting Rights request in writing to the Trustee to terminate the Credit Risk Manager under this Agreement, the Credit Risk Manager shall be removed pursuant to this
Section 3.19. Upon receipt of such notice, the Securities Administrator shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

      SECTION 3.20. Periodic Filings.

            (a) As part of the Form 10-K required to be filed pursuant to the terms of this Agreement, the Securities Administrator shall include the accountants report required pursuant to Section

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3.18 as well as the Officer's Certificate delivered by each Servicer pursuant to
Section 3.17 relating to each Servicer's performance of its obligations under this Agreement.

            (b) The Securities Administrator shall prepare for filing, and execute (other than the initial filings, the Form 10-Ks and the Certification), on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) within 15 days after each Distribution Date in each month, each Monthly Statement on Form 8-K under the Exchange Act executed by the Securities Administrator commencing with the Distribution Date in May 2004 and ending with the Distribution Date following the filing of a Form 15 Suspension Notice with respect to the Trust Fund, (ii) prior to January 30, 2005, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable and (iii) prior to March 31, 2005, the Securities Administrator shall file a Form 10-K (executed by the Depositor), in substance conforming to industry standards, with respect to the Trust Fund. In addition, the Form 10-K shall include Form 10-K Certification signed by an appropriate party or parties (which Form 10-K Certification the Securities Administrator shall not be required to sign). Upon such filing with the Securities and Exchange Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to making any such filings and certifications, the Securities Administrator shall comply with the provisions set forth in this Section. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute (other than the Form 10-Ks and the Certification) and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this section.

            (c)   [RESERVED].

            (d) The obligations set forth in paragraphs (a) through (c) of this Section shall only apply with respect to periods for which the Securities Administrator is obligated to file Form 8-Ks and 10-Ks pursuant to paragraph (b) of this Section. In the event a Form 15 is properly filed pursuant to paragraph
(b) of this Section, there shall be no further obligations under paragraphs (a) through (c) of this Section commencing with the fiscal year in which the Form 15 is filed (other than the obligations in paragraphs (a) and (b) of this Section to be performed in such fiscal year that relate back to the prior fiscal year).

      SECTION 3.21. Annual Certificate by Securities Administrator.

            (a) Within 15 days prior to the date on which a Form 10-K is required to be filed, an officer of the Securities Administrator shall execute and deliver an Officer's Certificate, signed by a Responsible Officer of the Securities Administrator or any officer to whom that officer reports, to the Depositor for the benefit of such Depositor and its officers, directors and affiliates, certifying as to the matters described in the Officer's Certificate attached hereto as Exhibit K.

            (b) The Securities Administrator shall indemnify and hold harmless the Depositor and the Trustee and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Securities Administrator or any of its officers, directors, agents or affiliates of its obligations under this Section 3.21 any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Securities Administrator in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Securities Administrator on the one had and the Depositor on the other in connection with a breach of the Securities Administrator's obligations under this Section 3.21, any material misstatement or omission in the Officer's Certificate required under this Section or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith.

      SECTION 3.22. Annual Certificate by Servicer.

            (a) Within 15 days prior to the date on which a Form 10-K is required to be filed, each Servicer shall execute and deliver an Officer's Certificate, signed by the senior officer in charge of servicing of the related Servicer or any officer to whom that officer reports, to the Master Servicer and Depositor for the benefit of the Master Servicer and Depositor and their respective officers, directors and affiliates, certifying as to matters described in the Officer's Certificate of the related Servicer attached hereto as Exhibit L.

            (b) Each Servicer shall indemnify and hold harmless the Depositor and the Master Servicer, and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by each Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.22, any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of each Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Master Servicer, then each Servicer agrees that it shall contribute to the amount paid or payable by the Depositor or the Master Servicer, as applicable, as a result of the losses, claims, damages or liabilities of the Depositor or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Master Servicer, as applicable, on the one hand and each Servicer on the other in connection with a breach of each Servicer's obligations under this Section 3.22, any material misstatement or omission in the Officer's Certificate required under this Section or each Servicer's negligence, bad faith or willful misconduct in connection therewith.

      SECTION 3.23. Prepayment Penalty Reporting Requirements.

            (a) Promptly after each Distribution Date, each Servicer shall provide to the Depositor, the Master Servicer and the Securities Administrator the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

                  (i)   loan number;

                  (ii)  current Mortgage Rate;

                  (iii) current principal balance;

                  (iv)  original principal balance;

                  (v)   Prepayment Penalty amount due; and

                  (vi)  Prepayment Penalty amount collected.

      SECTION 3.24. Servicer Reports.

            (a) On the Servicer Data Remittance Date, each Servicer shall deliver to the Master Servicer and the Securities Administrator electronically at masterservicing@jpmorgan.com and lrps@jpmorgan.com (or by such other means as the Servicers, the Master Servicer and the Securities Administrator may agree from time to time) a servicer report with respect to the related Distribution Date, in a form mutually acceptable to the Servicers, the Master Servicer and the Securities Administrator and containing the information set forth in Exhibit
R. On the same date with respect to each Servicer and on the 18th day of each month (or the next succeeding Business Day) with respect to the Master Servicer shall electronically transmit to the Securities Administrator, a data file containing the information set forth in such servicer report with respect to the related Distribution Date. Such servicer report shall include (i) the amount of Advances to be made by the Servicer (or the Master Servicer, if any) in respect of the related Distribution Date, the aggregate amount of Advances outstanding after giving effect to such Advances, and the aggregate amount of Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans (to the extent such information is available on the systems of the Servicers) as the Securities Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 6.01 and to prepare the statements to Certificateholders contemplated by Section 5.06 and for the Securities Administrator to perform its obligations under this Agreement. The Securities Administrator shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicers and the Master Servicer.

            (b) The Depositor acknowledges that it authorizes each Servicer to release and provide to the Credit Risk Manager the mortgage loan information described in Section 2.01 and Section 2.02 of each Servicer's Credit Risk Management Agreement.

      SECTION 3.25. Indemnification.

            (a) Each Servicer shall indemnify the Seller, the Trust Fund, the Trustee, the Securities Administrator, the Master Servicer, the other Servicer, the Backup Servicer and the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgements, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of each Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. Each Servicer immediately shall notify the Seller, the Trustee, the Securities Administrator, the Master Servicer, the other Servicer, the Backup Servicer and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgement or decree which may be entered against it or any of such parties in respect of such claim. Each Servicer shall follow any reasonable written instructions received from the Trustee in connection with such claim it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims. Each Servicer shall provide the Depositor, the Securities Administrator, the Backup Servicer and the Master Servicer with a written report of all expenses and advances incurred by such Servicer pursuant to this Section 3.25(a), and such Servicer shall promptly reimburse itself from the assets of the Trust Fund in the applicable Collection Account for all expenses and advances incurred by the applicable Servicer pursuant to this Section 3.25(a). Such Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of such Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or the negligence, bad faith or willful misconduct of such Servicer. The provisions of this paragraph shall survive the termination of this

Agreement, the payment of the outstanding Certificates and the resignation or removal of the Trustee, Master Servicer, the Backup Servicer, the Securities Administrator and a Servicer. Any payment hereunder made by a Servicer shall be from such Servicer's own funds, without reimbursement from the Trust Fund therefor.

            (b) The Master Servicer shall indemnify the Seller, the Trust Fund, the Trustee, the Securities Administrator, each Servicer, the Backup Servicer and the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgements, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Master Servicer to perform its duties and master service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer immediately shall notify the Seller, the Trustee, each Servicer, the Securities Administrator, the Backup Servicer and the Depositor or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgement or decree which may be entered against it or any of such parties in respect of such claim. The Master Servicer shall follow any written instructions received from the Trustee in connection with such claim it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims. The Master Servicer shall provide each Servicer, the Securities Administrator, the Backup Servicer and the Depositor with a written report of all expenses and advances incurred by the Master Servicer pursuant to this Section 3.25(b). The Master Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Master Servicer Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Master Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or the negligence, bad faith or willful misconduct of the Master Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

            (c)   [RESERVED].

            (d)   [RESERVED].

      SECTION 3.26. Nonsolicitation.

      For as long as each Servicer services the Mortgage Loans, each Servicer covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by each Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 3.26.

      SECTION 3.27. SLS as Servicer.

      Upon the Master Servicer's request, SLS shall make available electronic data to the Master Servicer and the Backup Servicer in any month during the first week of the subsequent month.

      SECTION 3.28. Quarterly Audit.

      Not later than 30 days following the end of each fiscal quarter of SLS, commencing with the quarter ending in June 2004, SLS shall, at its expense, cause an independent third-party auditor selected by it to furnish to the Trustee, the Depositor, the Master Servicer and the Backup Servicer a report stating that the SLS Serviced Mortgage Loans are being serviced in accordance with the provisions of this Agreement or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such auditor and the nature and status thereof and the action being taken by SLS to cure such material default. The conclusions of the auditor shall be based on a statistical sample of the SLS Serviced Mortgage Loans and a review of SLS's collection, default management, escrow administration, cash management, insurance administration and quality control procedures. In the event that such firm requires the Securities Administrator to agree to the procedures performed by such firm, the Servicer shall direct the Securities Administrator in writing to so agree; it being understood and agreed that the Securities Administrator will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer and the Securities Administrator makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

      SECTION 3.29. Maintenance of LPMI Policy.

      Each Servicer shall take all such actions as are necessary to service, maintain and administer the LPMI Loans in accordance with the LPMI Policy and to perform and enforce the rights of the insured under such LPMI Policy. Except as expressly set forth herein, a Servicer shall have full authority on behalf of the Trust Fund to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the LPMI Policy. Such Servicer shall not modify or assume a Mortgage Loan covered by the LPMI Policy or take any other action with respect to such Mortgage Loan which would result in non-coverage under the LPMI Policy of any loss which, but for the actions of such Servicer, would have been covered thereunder. If the LPMI insurer fails to pay a claim under the LPMI Policy as a result of breach by such Servicer of its obligations hereunder or under the LPMI Policy, such Servicer shall be required to deposit in the related Collection Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any right to reimbursement from the Trust Fund. A Servicer shall cooperate with the LPMI insurer and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of such Servicer to which such Servicer has access with respect to any LPMI Loan.

      SECTION 3.30. SLS Servicing Tape; Storage and Access to Servicing Tape.

      At the end of each Business Day, all servicing data related to the Mortgage Loans serviced by SLS will be saved in an electronic medium (the "SLS Servicing Tape") in a format that is easily uploaded to the systems of both the Master Servicer and the Backup Servicer. SLS or its designee shall (i) maintain the Servicing Tape at an off-site location, (ii) provide ready access to the Servicing Tape to both the Master Servicer and the Backup Servicer; provided, however, the Master Servicer shall have any obligation to open or review such Servicing Tape nor to verify any information or data contained therein or to verify the presence of the Servicing Tape at such location and (iii) send the SLS Servicing Tape directly to the Backup Servicer in an electronic format acceptable to the Backup Servicer on a monthly basis.

                                   ARTICLE IV

          ADMINISTRATION, MASTER SERVICING AND BACKUP SERVICING OF THE
                                 MORTGAGE LOANS

      SECTION 4.01. Master Servicer.

      The Trustee shall furnish the Master Servicer with any limited powers of attorney needed to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property. The

Trustee shall have no responsibility for any action of the Master Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer for any cost, liability or expense incurred by the Trustee in connection with such Person's use or misuse of any such power of attorney.

      For and on behalf of the Certificateholders, as independent contractors of the Trustee, the Master Servicer shall, in accordance with this Agreement, master service and administer the Mortgage Loans by overseeing and enforcing the servicing of the Mortgage Loans by the related Servicer according to the terms of this Agreement.

      The Trustee and the Custodian shall provide access to the records and documentation in possession of the Trustee or the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Custodian; provided, however, that, unless otherwise required by law, neither the Trustee or the Custodian shall be required to provide access to such records and documentation to the Certificateholders. The Trustee and the Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's or the Custodian's actual costs.

      The Trustee shall execute and deliver to the Master Servicer upon written request any court pleadings, requests for trustee's sale or other documents necessary or desirable prepared by the Master Servicer to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

      SECTION 4.02. REMIC Related Covenants.

      For as long as any REMIC shall exist, the Securities Administrator and the Trustee shall each act in accordance herewith to treat such REMIC as a REMIC, and the Securities Administrator and the Trustee shall each comply with any directions of the Seller, the Master Servicer, the Backup Servicer or a Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to
Section 2.03 of this Agreement or with respect to a withdrawal of amounts on deposit in the Pre-Funding Account or the Capitalized Interest Account on or prior to July 15, 2004, accept any contribution to any REMIC after the Startup Day without receipt of a Opinion of Counsel at the expense of the Trust Fund stating that such contribution will not result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code).

      SECTION 4.03. Fidelity Bond.

      The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

      SECTION 4.04. Powers to Act; Procedures.

      The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of
Section 9.13, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and
(iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund or any REMIC provided for herein (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC formed hereby to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC formed hereby or the Trust Fund. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or the Servicers to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or any Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicers and shall be indemnified by the Master Servicer or the Servicers, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person's use or misuse of any such power of attorney). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.12. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

      SECTION 4.05. Due-on-Sale Clauses; Assumption Agreements.

      To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with this Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement.

      SECTION 4.06. Documents, Records and Funds in Possession of Master Servicer to be Held for Trustee

            (a) The Master Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be deposited in the Master Servicer Collection Account. The Master Servicer shall, and shall cause the Servicers to, provide access to information and documentation regarding the Mortgage Loans to the Securities Administrator and the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

            (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be deposited in the Master Servicer Collection Account.

      SECTION 4.07. Monitoring of the Servicers.

            (a) The Master Servicer shall be responsible for monitoring the compliance by the Servicers with their respective duties under this Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of each Servicer with regard to such Servicer's compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute an Servicer Event of Default, the Master Servicer shall notify the Seller, the Securities Administrator, the Backup Servicer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

            (b) The Master Servicer, for the benefit of the Trustee, the Securities Administrator and the Certificateholders, shall enforce the obligations of the Servicers under this Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph and Article IX, cause the Trustee to terminate the rights and obligations of such Servicer hereunder in accordance with the provisions of Article IX. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

            (c) To the extent that the costs and expenses of the Master Servicer related to the termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of the servicing by the Master Servicer (or in the case of SLS, the Backup Servicer) (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of such Servicer as a result of a Servicer Event of Default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

            (d) The Master Servicer shall require the Servicers to comply with the remittance requirements and other obligations set forth in this Agreement.

            (e) If the Master Servicer acts as successor Servicer, it will not assume liability for the representations and warranties of the terminated Servicer.

      SECTION 4.08. Monitoring the Interim Servicer.

            (a) The Master Servicer shall be responsible for monitoring the compliance by the Interim Servicer with their duties under the Interim Servicing Agreement. In the review of an Interim Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of the Interim Servicer with regard to the Interim Servicer's compliance with the terms of the Interim Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that the Interim Servicer should be terminated in accordance with the terms of the Interim Servicing Agreement, or that a notice should be sent pursuant to the terms thereof with respect to the occurrence of an event that, unless cured, would constitute an event of default, the Master Servicer shall notify the Seller and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

            (b) The Master Servicer, for the benefit of the Securities Administrator and the Certificateholders, shall enforce the obligations of the Interim Servicer under the Interim Servicing Agreement, and shall, in the event that the Interim Servicer fails to perform its obligations in accordance with the Interim Servicing Agreement, subject to the preceding paragraph and Article VIII, cause the Securities Administrator to terminate the rights and obligations of the Interim Servicer. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

            (c) To the extent that the costs and expenses of the Master Servicer related to the termination of the Interim Servicer, appointment of a successor Interim Servicer or the transfer and assumption of the servicing by the Master Servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Interim Servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Certificate Account.

            (d) The Master Servicer shall require the Interim Servicer to comply with the remittance requirements and other obligations set forth in the Interim Servicing Agreement.

            (e) If the Master Servicer acts as a successor Interim Servicer, it will not assume liability for the representations and warranties of the terminated Interim Servicer.

      SECTION 4.09. Master Servicing of Mortgage Loans Prior to Servicing Transfer Date.

            (a) As of the Closing Date and during the Interim Servicing Period, the Master Servicer shall oversee and monitor the servicing of each Mortgage Loan by the Interim Servicer in accordance with Accepted Master Servicing Standards, but subject to the provisions of the Interim Servicing Agreement. During such period, the Master Servicer shall remain obligated to perform all duties and responsibilities required of it under this Agreement, and shall have all of the rights and limitations set forth herein, as if such Mortgage Loans are being serviced in accordance with the terms of this Agreement.

      SECTION 4.10. Presentment of Claims and Collection of Proceeds.

      The Master Servicer shall enforce each Servicer's obligations under this Agreement to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so or remitted.

      SECTION 4.11. Trustee or Custodian to Retain Possession of Certain Insurance Policies and Documents.

      The Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates has been distributed in full and the Master Servicer and the Servicers have otherwise fulfilled their respective obligations under this Agreement, the Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

      SECTION 4.12. Realization Upon Defaulted Loans.

      The Master Servicer shall cause the Servicers to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement.

      SECTION 4.13. REO Property.

            (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall cause the Servicers to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement.

Further, the Master Servicer shall cause the Servicers to sell any REO Property prior to three years after the end of the calendar year of its acquisition by the Subsidiary REMIC unless (i) the Trustee, the Securities Administrator and the Master Servicer shall have been supplied by the Servicers with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicers shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the Servicers to protect and conserve, such REO Property in the manner and to the extent required by this Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

            (b) The Master Servicer shall cause the Servicers to deposit all funds collected and received in connection with the operation of any REO Property in the Collection Account.

      SECTION 4.14. Annual Statement as to Compliance.

      Pursuant to this Agreement, the Master Servicer shall deliver to the Depositor, the Trustee and the Securities Administrator on or before March 15 of each year beginning in 2005, (or such other date to which the Depositor and Master Servicer mutually agree) in order to remain in compliance with the
Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Securities Administrator shall forward a copy of each such statement received by it to each Rating Agency. Copies of such statement shall be provided by the Securities Administrator to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the Master Servicer to the Securities Administrator.

      SECTION 4.15. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

      If the Master Servicer has, during the course of any calendar year, directly serviced any of the Mortgage Loans, then on or before March 15 of each year, beginning in 2005 or such other date in order to remain in compliance with the Section 302 Requirements, the Master Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to each Servicer or any Affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a USAP Report to the Securities Administrator and the Depositor. Copies of the USAP Report shall be provided by the Securities Administrator and the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such report has been delivered by the Master Servicer to the Securities Administrator.

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

      SECTION 4.16. Annual Certificate by Master Servicer.

            (a) Within 15 days prior to the date on which a Form 10-K is required to be filed, the Master Servicer shall execute and deliver an Officer's Certificate signed by the senior officer in charge of servicing of the Master Servicer or any officer to whom that officer reports, to the Securities Administrator and Depositor for the benefit of the Securities Administrator and Depositor and their respective officers, directors and affiliates, certifying as to matters described in the Officer's Certificate attached hereto as Exhibit P.

            (b) The Master Servicer shall indemnify and hold harmless the Securities Administrator, the Trustee and the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by each Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 4.16, any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Master Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Securities Administrator and the Depositor, then the Master Servicer agrees that it shall contribute to the amount paid or payable by the Securities Administrator and the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of each Servicer's obligations under this Section 4.16, any material misstatement or omission in the Officer's Certificate required under this Section or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith.

      SECTION 4.17. Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

      In the event a Prepayment Interest Shortfall occurs that is not otherwise covered by Compensating Interest payments by a Servicer or the Interim Servicer, as applicable, the Master Servicer shall deposit in the Master Servicer Collection Account not later than the Master Servicer Remittance Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by each Servicer (or during the period from the Closing Date through the Servicing Transfer Date, the Interim Servicer) with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments on the related Mortgage Loans for the related Distribution Date, and not so paid by the Servicer or the Interim Servicer, as applicable, and (ii) the Master Servicing Fee for such Distribution Date, without reimbursement therefor.

      SECTION 4.18. Obligation of the Master Servicer in Respect of Collection Account.

      The Master Servicer shall enforce the obligation of the Servicers to establish and maintain Collection Accounts in accordance with this Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within two Business Days of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicers, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from each Servicer's own funds (less servicing compensation as permitted by Section 3.15) and all other amounts to be deposited in the Collection Account

      SECTION 4.19. Backup Servicer.

      JPMorgan will act as Backup Servicer to the SLS Serviced Mortgage Loans under this Agreement. If SLS is terminated under this Agreement, JPMorgan (or its affiliate, which will meet the requirements of successor servicer set forth in this Agreement) will be required to act as successor servicer thereunder, provided, however, that the Seller may designate an entity other than JPMorgan to act as successor servicer so long as that entity meets the requirements set forth in Section 8.02 of this Agreement. The

Backup Servicer will have no servicing obligations until and unless it becomes a successor servicer. At such time as the Backup Servicer (or its affiliate) becomes the successor servicer to SLS, the Backup Servicer will assume all of SLS's servicing obligations as set forth in this Agreement. The Seller has the right to terminate JPMorgan as Backup Servicer at its discretion; provided, however, that the Trustee has received a letter from each Rating Agency that such a termination and appointment will not result in a downgrading of the rating of any of the Certificates related to the applicable Mortgage Loans.

                                    ARTICLE V

                                  DISTRIBUTIONS

      SECTION 5.01. Advances by the Master Servicer and the Servicers.

      Each Servicer shall deposit in the related Collection Account at the time described below an amount equal to, with respect to the Mortgage Loans, all Scheduled Payments of principal and interest at the Mortgage Rate less the Servicing Fee which were due on the related Mortgage Loans during the applicable Due Period; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 5.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment of interest at the Mortgage Rate less the Servicing Fee that would otherwise be due based on the original amortization schedule for that Mortgage Loan. Each Servicer's obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to the terms of this Agreement. No Servicer shall be required to advance shortfalls of principal or interest resulting from any related bankruptcy proceedings or the application of the Relief Act.

      Each Servicer shall be obligated to make Advances with respect to those Mortgage Loans serviced by it in accordance with the provisions of this Agreement; provided however, that such obligation with respect to any related Mortgage Loan shall cease if the Master Servicer or a Servicer determines, in its sole discretion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that the Master Servicer or a Servicer determines that any such Advances are Nonrecoverable Advances, the Master Servicer or such Servicer shall provide the Master Servicer with a certificate signed by a Servicing Officer evidencing such determination.

      By 2:00 p.m. New York time on the Servicer Remittance Date, each Servicer shall remit in immediately available funds to the Master Servicer for deposit in the Master Servicer Collection Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of any Amounts For Future Distribution on deposit therein (in which case it will cause to be made an appropriate entry in the records of the Collection Account that Amounts For Future Distribution have been, as permitted by this Section 5.01, used by such Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by such Servicer with respect to the Mortgage Loans. In addition, a Servicer shall have the right to reimburse itself for any such Advance made by it from its own funds from Amounts For Future Distribution. In addition, a Servicer shall have the right to reimburse itself for any outstanding Advance made by it from its own funds from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by such Servicer by deposit in the Collection Account no later than the close of business on the related Servicer Remittance Date on which such funds are required to be distributed pursuant to this Agreement.

      SECTION 5.02. Advance Facility.

            (a) Each Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 5.02(e) below, under which (1) the related Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all of the Advances and/or Servicing Advances required to be made by such Servicer pursuant to this Agreement. No consent of the Trustee, the Securities Administrator, Certificateholders or any other party shall be required before a Servicer may enter into an Advance Facility, nor shall the Trustee, the Securities Administrator or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to such Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the related Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

            (b) If a Servicer enters into an Advance Facility, such Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 5.02 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person, (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 3.22(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.08 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts") and (c) that such Servicer's Assignee shall agree to be bound by the provisions of this Section
5.02. The Advance Facility Notice shall be executed by the Advance Facility Person and such Servicer's Assignee. Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which such Servicer would be permitted to reimburse itself in accordance with
Section 3.08 hereof, assuming such Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.08 hereof to the extent permitted under Section 5.02(e) below.

            (c) Notwithstanding the existence of an Advance Facility, a Servicer, on behalf of the Advance Financing Person and the Servicer's Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.08 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee and the Securities Administrator in the manner set forth in Section 5.02 hereof. Upon receipt of such written notice, such Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the related Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance

Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 3.08 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Master Servicer Collection Account pursuant to Section 3.06 hereof, and (ii) none of the Trustee, the Securities Administrator or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which such Servicer or Servicer's Assignee, as applicable, shall be entitled pursuant to Section 3.08 hereof. An Advance Facility may be terminated by the joint written direction of the related Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee and the Securities Administrator in the manner set forth in Section 5.02 hereof. None of the Depositor, the Securities Administrator nor the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor, the Securities Administrator or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer's Assignee. Each Servicer shall indemnify the Depositor, the Trustee, the Master Servicer, the Securities Administrator, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Financing Person, or Servicer's Assignee, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee, the Securities Administrator or any successor Servicer, as the case may be, or a breach of any obligation under this Agreement, by the successor Servicer. Each Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee and the Securities Administrator a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            (d) An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as a Sub-Servicer.

            (e) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event the Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, a Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by such Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer's Assignee.

            (f) For purposes of any certification of a Servicing Officer of a Servicer made pursuant to Section 3.22 any Nonrecoverable Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance theretofore made has become a Nonrecoverable Advance, such Servicer shall apply the same criteria in making such determination regardless of whether such Advance shall have been made by such Servicer or any predecessor Servicer.

            (g) Any amendment to this Section 5.02 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.02, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor, the Securities Administrator, the Backup Servicer and the Servicers without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by the Servicer requesting such amendment. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to a Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) such Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) neither the Trustee nor the Securities Administrator shall have any responsibility to track or monitor the administration of the financing arrangement between such Servicer and any Advance Financing Person.

      SECTION 5.03. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

      In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, beginning on the Servicing Transfer Date, each Servicer shall, from amounts in respect of its Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than each Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall. In case of such deposit, such Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.

      SECTION 5.04. Distributions on the REMIC Interests.

      On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in REMIC 1, REMIC 2, REMIC 3 and REMIC 4 in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 5.05.

      SECTION 5.05. Distributions.

            (a)   [RESERVED].

            (b) On each Distribution Date, the Securities Administrator shall make the following distributions from the Certificate Account of an amount equal to the Interest Funds to the Holders of record of each Class of Certificates, in the following order of priority:

                  (i) to each Class of Class R Certificate, Class A-1-A Certificates, Class A-1-B Certificates, Class A-X-A Certificates and Class A-X-B Certificates, concurrently, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all of the Class R Certificate, Class A-1-A Certificates, Class A-1-B Certificates, Class A-X-A Certificates and Class A-X-B Certificates, such amount will be distributed pro rata among each Class R Certificate, Class A-1-A Certificates, Class A-1-B Certificates, Class A-X-A Certificates and Class A-X-B Certificates based on the ratio of (x) the Current Interest and Interest Carryforward Amount for each Class of Class R Certificate, Class A-1-A Certificates, Class A-1-B Certificates, Class A-X-A Certificates and Class A-X-B Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Class of Class R Certificate, Class A-1-A Certificates, Class A-1-B Certificates, Class A-X-A Certificates and Class A-X-B Certificates;

                  (ii) to the Class M-1 Certificates and the Class M-1-X Certificates, concurrently, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all of the Class M-1 Certificates and Class M-1-X Certificates, such amount will be distributed pro rata among each Class M-1 Certificates and Class M-1-X Certificates based on the ratio of (x) the Current Interest and Interest Carryforward Amount for each Class of Class M-1 Certificates and Class M-1-X Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Class of Class M-1 Certificates and Class M-1-X Certificates;

                  (iii) to the Class M-2 Certificates and the Class M-2-X Certificates, concurrently, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all of the Class M-2 Certificates and Class M-2-X Certificates, such amount will be distributed pro rata among each Class M-2 Certificates and Class M-2-X Certificates based on the ratio of (x) the Current Interest and Interest Carryforward Amount for each Class of Class M-2 Certificates and Class M-2-X Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Class of Class M-2 Certificates and Class M-2-X Certificates;

                  (iv) to the Class M-3 Certificates and the Class M-3-X Certificates, concurrently, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all of the Class M-3 Certificates and Class M-3-X Certificates, such amount will be distributed pro rata among each Class M-3 Certificates and Class M-3-X Certificates based on the ratio of (x) the Current Interest and Interest Carryforward Amount for each Class of Class M-3 Certificates and Class M-3-X Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Class of Class M-3 Certificates and Class M-3-X Certificates;

                  (v) to the Class B-1 Certificates, the Class B-1 Current Interest and any Class B-1 Interest Carryforward Amount;

                  (vi) to the Class B-2 Certificates, the Class B-2 Current Interest and any Class B-2 Interest Carryforward Amount;

                  (vii) to the Class B-3 Certificates, the Class B-3 Current Interest and any Class B-3 Interest Carryforward Amount; and

                  (viii) any remainder pursuant to Section 5.05(f) hereof.

            (c)   [RESERVED].

            (d) On each Distribution Date, the Securities Administrator shall make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 5.05(b) above (excluding Section 5.05(b)(viii)) shall have been made until such amount shall have been fully distributed for such Distribution Date:

                  (i) to the Class R, Class A-1-A and Class A-1-B Certificates, sequentially to the Class R, Class A-1-A and Class A-1-B Certificates until the Certificate Principal Balance is reduced to zero, the Class A Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero; provided, however, in the event that the Class M and Class B Certificate Principal Balances have been reduced to zero, principal allocated to the Class A Certificates will be distributed pro rata to the Class A-1-A and Class A-1-B Certificates until their Certificate Principal Balances have been reduced to zero.

                  (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

                  (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

                  (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

                  (v) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

                  (vi) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

                  (vii) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

                  (viii) any remainder pursuant to Section 5.05(f) hereof.

            (e)   [RESERVED].

            (f) On each Distribution Date, the Securities Administrator shall make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 5.05(b)(viii) and
(d)(viii) hereof and, to the extent required to make the distributions set forth below in clauses (i) through (ix) of this Section 5.05(f), and each such distribution shall be made only after all distributions pursuant to Sections 5.05(b) and (d) above (excluding Section 5.05(b)(viii) and Section 5.05(d)(viii)) shall have been made until such remainders shall have been fully distributed for such Distribution Date:

                  (i) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

                  (ii) to the Class M-1 Certificates, the Class M-1 Unpaid Realized Loss Amount;

                  (iii) to the Class M-2 Certificates, the Class M-2 Unpaid Realized Loss Amount;

                  (iv) to the Class M-3 Certificates, the Class M-3 Unpaid Realized Loss Amount;

                  (v) to the Class B-1 Certificates, the Class B-1 Unpaid Realized Loss Amount;

                  (vi) to the Class B-2 Certificates, the Class B-2 Unpaid Realized Loss Amount;

                  (vii) to the Class B-3 Certificates, the Class B-3 Unpaid Realized Loss Amount;

                  (viii) to the extent required to make the allocations set forth below, on a pro rata basis:

                        (A) to the Class R, Class A-1-A and Class A-1-A Certificates, the Floating Rate Certificate Carryover for such Class,

                        (B) to the Class M-1 Certificates, the Floating Rate Certificate Carryover for such Class;

                        (C) to the Class M-2 Certificates, the Floating Rate Certificate Carryover for such Class;

                        (D) to the Class M-3 Certificates, the Floating Rate Certificate Carryover for such Class;

                        (E) to the Class B-1 Certificates, the Floating Rate Certificate Carryover for such Class;

                        (F) to the Class B-2 Certificates, the Floating Rate Certificate Carryover for such Class;

                        (G) to the Class B-3 Certificates, the Floating Rate Certificate Carryover for such Class;

                  (ix)   the remainder pursuant to Section 5.05(g) hereof.

            (g) on each Distribution Date, the Securities Administrator shall allocate the remainder pursuant to Section 5.05(f)(ix) as follows:

                  (i) to the Class N Certificates in the following order of priority, (I) the Class N Current Interest, (II) the Class N Interest Carryforward Amount, and (III) any other amounts remaining after application pursuant to clauses (I) and (II) , to reduce the Class N Certificate Notional Amount until the Class N Certificate Notional Amount has been reduced to zero;

                  (ii) to the Holders of the Class X Certificates, the Class X Distributable Amount; and

                  (iii)  the remainder pursuant to Section 5.05(h) hereof.

            (h) On each Distribution Date, the Securities Administrator shall allocate the remainder pursuant to Section 5.05(g)(iii) hereof to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

            (i) on each Distribution Date, the Securities Administrator shall distribute all amounts representing Prepayment Penalties, amounts paid by the Servicer, the Seller or the Transferor in respect of Prepayment Penalties pursuant to this Agreement or any Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement to the Class N and Class X Certificates as follows:

                  (i) to the Class N Certificates in the following order of priority, (I) the Class N Current Interest remaining after distributions on such Distribution Date pursuant to Section 5.05(g), (II) the Class N Interest Carryforward Amount remaining after distributions on such Distribution Date pursuant to Section 5.05(g) and (III) to reduce the Class N Certificate Notional Amount remaining after distributions on such Distribution Date pursuant to
Section 5.05(g) until the Class N Certificate Notional Amount has been reduced to zero; and

                  (ii)   any remainder, to the Class X Certificates.

            (j) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Securities Administrator shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Subordinated Certificates in the following order of priority:

                  (i) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

                  (ii) to the Class B-2 Certificate until the Class B-2 Principal Balance is reduced to zero;

                  (iii) to the Class B-1 Certificate until the Class B-1 Principal Balance is reduced to zero;

                  (iv) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

                  (v) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

                  (vi) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

            (k) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity or if the Securities Administrator has not been provided with a Holder's wire instruction or if such Holder has provided the Securities Administrator with written request at least five (5) Business Days prior to the related Record Date by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

      In accordance with this Agreement, the Servicer shall prepare and deliver a report (the "Remittance Report") to the Trustee and the Securities Administrator in the form of a computer readable magnetic tape (or by such other means as the Master Servicer or the Servicer, as applicable, the Securities Administrator may agree from time to time) containing such data and information such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date.

            (l) Any payments received under the terms of the Cap Contract will be available to pay the holders of the Offered Certificates and Class B Certificates up to the amount of any Floating Rate Certificate Carryover remaining after the application of Section 5.05(f)(viii) on such Distribution Date (other than any Floating Rate Certificate Carryover attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A and Class R Certificates). Any amounts in the Cap Contract Account on any Distribution Date in excess of amounts required to pay such outstanding Floating Rate Certificate Carryovers on such Distribution Date will be distributed to the holders of the Class N and Class X Certificates in accordance with the provisions of Section 5.05(i) hereof (after all other distributions have been made thereunder on such Distribution Date). Payments from the Cap Contract Account in respect of such Floating Rate Certificate Carryovers shall be paid to the Offered Certificates and Class B Certificates in accordance with the provisions of Section 5.05(f)(viii) hereof (and taking into account only Floating Rate Certificate Carryovers other than Floating Rate Certificate Carryover attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A and Class R Certificates).

For any Distribution Date on which there is a payment under the Cap Contract based on a notional balance in excess of the aggregate Certificate Principal Balance of the Offered Certificates and the Class B Certificates, the amount representing such excess payment, to the extent not otherwise used to pay Floating Rate Certificate Carryovers, shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class N and Class X Certificates and shall be distributed to the Class N and Class X Certificates pursuant to the priorities specified in Section 5.05(i).

                  (i) On or prior to the Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Cap Contract shall be deposited by the Trustee into the Cap Contract Account. With respect to any Distribution Date on or prior to the Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the Cap Contract will equal the product of (i) the excess of
(x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "Upper Collar" in the Cap Table), over (y) the rate with respect to such Distribution Date as shown under the heading "Lower Collar" in the Cap Table, (ii) an amount equal to the Cap Contract Notional Balances and (iii) the number of days in such Accrual Period, divided by 360. If a payment is made to the Trust Fund under the Cap Contract and the Trustee intends to distribute excess amounts to the holders of the Class N and Class X Certificates as described above, the Trustee shall send a notice on the Business Day prior to the related Distribution Date stating the amount received on the Cap Contract, the amount paid with respect to Floating Rate Certificate Carryovers (other than any Floating Rate Certificate Carryover attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A and Class R Certificates) and the amount due to the holders of the Class N and Class X Certificates. Such notice shall be sent by the Trustee via facsimile to the holders of the Class N and Class X Certificates.

                  (ii) Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

The Cap Contract is scheduled to remain in effect until the Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three Local Business Days, as defined in the Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the Cap Contract, the failure by the Cap Contract Counterparty or the Trustee (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the Cap Contract, the termination of the Trust Fund and the Cap Contract becoming illegal or subject to certain kinds of taxation.

      SECTION 5.06. Monthly Statements to Certificateholders.

            (a) Not later than each Distribution Date based on information provided by the Master Servicer or Servicer, as applicable, the Securities Administrator shall prepare and make available on its website located at www.jpmorgan.com/sfr to each Holder of a Class of Certificates of the Trust Fund, the Master Servicer, the Trustee, each Servicer, the Rating Agencies and the Depositor a statement setting forth for each $1,000 principal amount of
Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of prepayment penalties, if any;

                  (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

                  (iii) any Interest Carryforward Amount for each Class of the Certificates;

                  (iv) the Class Certificate Principal Balance or Class Notional Amount of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (v) the Pool Stated Principal Balance for such Distribution Date;

                  (vi) the related amount of the Administrator Fee and Servicing Fees paid to or retained by the Securities Administrator or the Servicers;

                  (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                  (viii) the amount of Advances included in the distribution on such Distribution Date;

                  (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date;

                  (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date;

                  (xi) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xiii) the aggregate Stated Principal Balance of all Liquidated Loans as of the immediately preceding Distribution Date;

                  (xiv)  whether a Trigger Event has occurred;

                  (xv)   amount on deposit in the Pre-Funding Account;

                  (xvi) with respect to each Class of Certificates, any Interest Carryforward Amount with respect to such Distribution Date for each such Class, any Interest Carryforward Amount paid for each such Class and any remaining Interest Carryforward Amount for each such Class;

                  (xvii) with respect to each Class Certificates any Floating Rate Certificate Carryover with respect to such Distribution Date for each such Class, any Floating Rate Certificate Carryover paid for each such Class and any remaining Floating Rate Certificate Carryover for each such Class;

                  (xviii) the number and Stated Principal Balance (as of the immediately preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

                  (xix) the number of Mortgage Loans for which prepayment penalties were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of prepayment penalties received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

                  (xx)   [RESERVED];

                  (xxi) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(v);

                  (xxii) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC Regular Interest and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC Regular Interest;

                  (xxiii) as of each Distribution Date, the amount, if any, to be deposited in the Certificate Account pursuant to the Cap Contract as described in Section 5.05(l) and the amount thereof to be paid to the Offered Certificates as described in Section 5.05(l) hereof; and

                  (xxiv) as of each Distribution Date, the Floating Rate Certificate Carryover for each Class of Certificates (other than the Interest Only Certificates and the Class N and Class X Certificates) and the portion of such Floating Rate Certificate Carryover that is attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A and Class R Certificates.

            (b)   [RESERVED];

            (c) If so requested in writing or as required by applicable law, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.06 aggregated for such calendar year or applicable portion thereof during which such

Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect. Within a reasonable period of time after the end of each calendar year if requested in writing or required by applicable law, the Securities Administrator will prepare and deliver to each certificateholder of record during the previous calendar year, a statement containing information necessary to enable certificateholders to prepare their tax returns. The Securities Administrator will not be responsible for any errors, omissions or misstatements that may be incorporated in such statement.

            (d) Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Class R Certificate the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters: the original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (i) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iii) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (iv) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (v) The amount and timing of any non-interest expenses of the REMICs; and

                  (vi) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

      The Securities Administrator shall only be required to provide the information pursuant to clauses (i), (ii) and (iii) above if such information is provided to the Securities Administrator by the Depositor.

      SECTION 5.07. Pre-Funding Account.

            (a) No later than the Closing Date, the Securities Administrator shall establish and maintain on behalf of the Trustee for the benefit of the Certificateholders a segregated trust account that is an Eligible Account, which shall be titled "Pre-Funding Account, U.S. Bank National Association, as trustee for the registered holders of Terwin Mortgage Trust 2004-3HE, Asset-Backed Certificates, TMTS Series 2004-3HE" (the "Pre-Funding Account"). The Securities Administrator, as agent for the Trustee, shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Original Pre-Funded Amount remitted on the Closing Date to the Trustee by the Seller. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee on behalf of the Certificateholders for the uses and purposes set forth herein. The Trustee hereby appoints the Securities Administrator as its agent in connection with establishing and maintaining the Pre-Funding Account pursuant to this Section 5.07.

            (b) The Securities Administrator shall invest funds deposited in the Pre-Funding Account in Permitted Investments as directed in writing by the Seller (provided that if the Securities Administrator does not receive written direction from the Seller, then amounts in the Pre-Funding Account shall not be invested) with a maturity date no later than the Business Day preceding each Distribution Date or Subsequent Transfer Date, as the case may be. For federal income tax purposes, the Seller shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Capitalized Interest Account on the Business Day immediately preceding each Distribution Date or Subsequent Transfer Date, as the case may be. The Seller shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. The Pre-Funding Account will not be an asset of any of the REMICs provided for herein.

            (c) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Securities Administrator as follows:

                  (i) On any Subsequent Transfer Date, the Securities Administrator shall withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for deposit in the Mortgage Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.11 with respect to such transfer and assignment;

                  (ii) To withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

                  (iii) To clear and terminate the Pre-Funding Account upon the earlier to occur of (A) the Distribution Date in the month immediately following the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being deposited into the Certificate Account for distribution in accordance with the terms thereof.

      SECTION 5.08. Capitalized Interest Account.

            (a) No later than the Closing Date, the Securities Administrator, on behalf of the Trustee, shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled "Capitalized Interest Account, U.S. Bank National Association, as trustee for the registered holders of Terwin Mortgage Trust 2004-3HE, Asset-Backed Certificates, TMTS Series 2004-3HE" (the "Capitalized Interest Account"). The Trustee shall, promptly upon receipt, deposit in the Capitalized Interest Account and retain therein the Capitalized Interest Amount remitted on the Closing Date to the

Trustee by the Depositor. Funds deposited in the Capitalized Interest Account shall be held in trust by the Trustee on behalf of the Certificateholders for the uses and purposes set forth herein. The Trustee hereby appoints the Securities Administrator as its agent in connection with establishing and maintaining the Capitalized Interest Account pursuant to this Section 5.08. With respect to each Distribution Date prior to the Distribution Date in August 2004, the Securities Administrator will withdraw from the Capitalized Interest Account and deposit into the Certificate Account an amount equal to the Required Withdrawal. The Seller is required to deposit into the Capitalized Interest Account an amount sufficient to permit the Securities Administrator to make the withdrawals required by this Section 5.08.

            (b) The Securities Administrator will invest funds deposited in the Capitalized Interest Account in Permitted Investments as directed in writing by the Seller (provided that if the Securities Administrator does not receive written direction from the Seller, then amounts in the Capitalized Interest Account shall not be invested) with a maturity date no later than the Business Day preceding each Distribution Date. For federal income tax purposes, the Seller shall be the owner of the Capitalized Interest Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Capitalized Interest Account be an asset of any of the REMICs provided for herein. All income and gain realized from investment of funds deposited in the Capitalized Interest Account shall be for the sole and exclusive benefit of the Seller and shall be remitted by the Securities Administrator to the Seller on each Distribution Date. The Seller shall deposit in the Capitalized Interest Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

      Upon the earliest of (i) the Distribution Date immediately following the end of the Funding Period and (ii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Capitalized Interest Account after withdrawals pursuant to paragraph (a) above shall be withdrawn by the Trustee and paid to the Seller or its designee.

                                   ARTICLE VI

                                THE CERTIFICATES

      SECTION 6.01. The Certificates.

      The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                                               Original Certificate
          Minimum      Integral Multiples in   Principal Balance or
Class   Denomination     Excess of Minimum        Notional Amount
-----   ------------   ---------------------   --------------------
A-1-A   $  25,000.00      $          1.00        $102,171,000.00
A-1-B   $  25,000.00      $          1.00        $ 98,113,000.00
A-X-A   $ 100,000.00      $          1.00        $102,171,000.00
A-X-B   $ 100,000.00      $          1.00        $ 98,113,000.00
M-1     $  25,000.00      $          1.00        $ 15,067,000.00
M-2     $  25,000.00      $          1.00        $ 12,862,000.00
M-3     $  25,000.00      $          1.00        $  3,062,000.00
M-1-X   $ 100,000.00      $          1.00        $ 15,067,000.00

                                               Original Certificate
          Minimum      Integral Multiples in   Principal Balance or
Class   Denomination     Excess of Minimum        Notional Amount
-----   ------------   ---------------------   --------------------
M-2-X   $ 100,000.00      $          1.00        $ 12,862,000.00
M-3-X   $ 100,000.00      $          1.00        $  3,062,000.00
B-1     $  25,000.00      $          1.00        $  3,675,000.00
B-2     $  25,000.00      $          1.00        $  3,062,000.00
B-3     $ 100,000.00      $          1.00        $  3,062,000.00
N       $ 250,000.00      $      1,000.00        $ 13,200,000.00
X                N/A                  N/A                    100%
R       $     100.00                  N/A        $        100.00

      The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

      The Class B Certificates may be sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a "Book-Entry Regulation S Global Security"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Securities Administrator, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Securities Administrator and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Book-Entry Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator or DTC or its nominee, as the case may be, as hereinafter provided.

      The Class N or Class X Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in physical, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a "Definitive Regulation S Global Security"), which shall be delivered to the Holders of such Certificates represented thereby by the Securities Administrator, duly executed and authenticated by the Securities Administrator and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Definitive Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Administrator, as hereinafter provided.

      SECTION 6.02. Appointment of Certificate Registrar; Certificate Register; Registration of Transfer and Exchange of Certificates.

            (a) The Securities Administrator is hereby appointed Certificate Registrar (the "Certificate Registrar") and in such capacity, it shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

      At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

      No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Securities Administrator in accordance with such Securities Administrator's customary procedures.

      No Transfer of a Class N or Class X Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class N or Class X Certificate by Merrill Lynch & Co.) each certify to the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Securities Administrator or the Trustee. The Depositor shall provide to any Holder of a Class N or Class X Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Securities Administrator regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class N or Class X Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor, the Securities Administrator and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

      By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Securities Administrator and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S),
(y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

      No Transfer of a Class N or Class X Certificate, or a beneficial interest therein, may be made to a non-United States Person unless the Securities Administrator has received, in the manner required by applicable United States Treasury Regulations (and with all required attachments, including, where the non-United States Person is providing an Internal Revenue Service Form W-8IMY (or any successor form), Internal Revenue Service Forms W-8BEN or W-9 (or any successor forms) from all persons treated as beneficially owning an interest in the Class N or Class X Certificate through such non-United States Person either directly, through an intermediary or through an entity that is treated as a partnership or other look-through entity for non-United States federal tax purposes), a properly completed Internal Revenue Service Form W-8IMY, W-8BEN or W-8ECI (or any successor form) from such non-United States Person.

      No Transfer of an ERISA Restricted Certificate shall be made unless the Securities Administrator shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA or a plan subject to
Section 4975 of the Code or a plan subject to any applicable Federal, state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law"), or a Person acting on behalf of any such plan or using the assets of any such plan. For purposes of the preceding sentence, such representation shall be deemed to have been made to the Securities Administrator by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates) unless the Securities Administrator shall have received from the transferee an alternative representation acceptable in form and substance to the Securities Administrator. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law shall be void and of no effect. The Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(a) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

The Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

            (b) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Securities Administrator prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 6.02(b)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor, the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Securities Administrator consents to such transfer, sale or other disposition in writing.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Securities Administrator shall be under no liability to any

Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(a) and this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

                  (v) At the option of the Holder of the Class R Certificate, the Class LT1-R Interest, the Class LT2-R Interest, the Class LT3-R Interest and the REMIC 4 Residual Interest may be severed and represented by separate certificates (with the separate certificate that represents the REMIC 4 Residual Interest also representing all rights of the Class R Certificate to distributions attributable to a Pass-Through Rate on the Class R Certificate in excess of the Adjusted Net WAC); provided, however, that such separate certification may not occur until the Securities Administrator receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(a) and (b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class LT1-R Interest, the Class LT2-R Interest, the Class LT3-R Interest and the REMIC 4 Residual Interest shall be severed and represented by separate certificates (with the separate certificate that represents the REMIC 4 Residual Interest also representing all rights of the Class R Certificate to distributions attributable to a Pass-Through Rate on the Class R Certificate in excess of the Adjusted Net WAC).

      The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (c) The transferor of the Class R Certificate shall notify the Securities Administrator in writing upon the transfer of the Class R Certificate.

            (d) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Depositor, the Securities Administrator or the Trustee.

      SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

      If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Trustee and their counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this
Section 5.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

      SECTION 6.04. Persons Deemed Owners.

      The Trustee, the Securities Administrator and any agent of the Trustee or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee or the Securities Administrator, nor any agent of the Trustee or the Securities Administrator shall be affected by any notice to the contrary.

      SECTION 6.05. Access to List of Certificateholders' Names and Addresses.

      If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

      SECTION 6.06. Book-Entry Certificates.

      The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class N, Class R and Class X Certificates shall be definitive certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 6.08:

            (a) the provisions of this Section shall be in full force and effect;

            (b) the Depositor, the Securities Administrator and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

            (c) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

            (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

            (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

            (f) the Securities Administrator and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

            (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

      For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

      SECTION 6.07. Notices to Depository.

      Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Securities Administrator and the Trustee shall give all such notices and communications to the Depository.

      SECTION 6.08. Definitive Certificates.

      If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Securities Administrator and the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Securities Administrator and the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator, the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate

Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Securities Administrator shall deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

      SECTION 6.09. Maintenance of Office or Agency.

      The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices at 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Institutional Trust Services, Terwin Mortgage Trust 2004-3HE as offices for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

      SECTION 6.10. Authenticating Agents.

            (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. The Trustee hereby appoints JPMorgan as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed and has not resigned.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent (except the Securities Administrator) shall be entitled to reasonable compensation for its services and any such compensation shall be payable solely by the Trust Fund, without any right of reimbursement from the Depositor, each Servicer, the Securities Administrator, the Master Servicer or the Trustee; provided that the Securities Administrator shall not be entitled to any additional compensation for serving as Authenticating Agent.

                                   ARTICLE VII

       THE DEPOSITOR, THE MASTER SERVICER, THE SERVICER AND THE SECURITIES
                                  ADMINISTRATOR

      SECTION 7.01. Respective Liabilities of the Depositor, the Master Servicer, each Servicer and the Securities Administrator.

      The Depositor, the Master Servicer, each Servicer and the Securities Administrator shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

      SECTION 7.02. Merger or Consolidation of the Depositor, the Master Servicer, each Servicer or the Securities Administrator.

      Except as provided in the next paragraph, the Depositor, the Master Servicer, each Servicer and the Securities Administrator will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      Any Person into which the Depositor, the Master Servicer, each Servicer or the Securities Administrator may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, each Servicer or the Securities Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, each Servicer or the Securities Administrator, shall be the successor of the Depositor, the Master Servicer or Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to each Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

      SECTION 7.03. Limitation on Liability of the Depositor, Master Servicer, each Servicer, the Backup Servicer, the Trustee, the Securities Administrator and Others.

      None of the Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee, the Securities Administrator nor any of the directors, officers, employees or agents of the Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee or the Securities Administrator shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee, the Securities Administrator or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee, the Securities Administrator or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee or the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee or the Securities Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee, the Securities Administrator and any director, officer, employee or agent of the Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee or the Securities Administrator shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee nor the Securities Administrator shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee or the Securities Administrator its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, each Servicer, the Backup Servicer, the Trustee and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

      In addition, the Master Servicer, the Backup Servicer, the Trustee and Securities Administrator shall be entitled to be reimbursed out of the Certificate Account for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Master Servicer, the Backup Servicer, the Trustee or Securities Administrator on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Master Servicer, the Backup Servicer, Trustee or Securities Administrator acting in its capacity as Master Servicer or Securities Administrator hereunder and (B) to the extent that the Securities Administrator or the Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons), except any such compensation, expense, disbursement or advance that either (i) arises from its negligence, bad faith or

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willful misconduct or (ii) does not constitute an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

      On each Distribution Date, the Securities Administrator shall be entitled to the Administrator Fee as compensation for its services hereunder.

      SECTION 7.04. Limitation on Resignation of the Servicers.

      A Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Securities Administrator. No such resignation shall become effective until the Securities Administrator or a successor servicer reasonably acceptable to the Securities Administrator is appointed and has assumed such Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve each Servicer of any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of each Servicer.

      The Securities Administrator and the Depositor hereby specifically (i) consent to the pledge and assignment by each Servicer of all each Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by each Servicer whereby each Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer as set forth herein and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of each Servicer are transferred to a successor Servicer, the entire amount of the Servicing Fee and other compensation payable to each Servicer pursuant hereto shall thereafter be payable to such successor Servicer.

      SECTION 7.05. Errors and Omissions Insurance; Fidelity Bonds.

      Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans ("Servicer Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall protect and insure the related Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of the Servicer Employees. Each Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the related Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.19 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the related Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA. Each Servicer will furnish a copy of the Fidelity Bond or Errors and Omissions Insurance Policy to the Trustee upon request.

      SECTION 7.06. Limitation on Resignation of the Master Servicer and the Backup Servicer.

      Neither the Master Servicer nor the Backup Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or unless a successor servicer has been appointed. Any such determination permitting the

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resignation of the Master Servicer or the Backup Servicer shall be evidenced by an Opinion of Counsel at the expense of the Master Servicer or the Backup Servicer, as applicable, to such effect delivered to the Trustee and the Securities Administrator. No such resignation shall become effective until a successor Master Servicer or successor Backup Servicer reasonably acceptable to the Securities Administrator is appointed and has assumed the Master Servicer's or the Backup Servicer's, as applicable, responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Master Servicer or the Backup Servicer of any of the obligations specified in Sections
7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer or the Backup Servicer.

      SECTION 7.07. Assignment of Master Servicing.

      The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that, prior to the Servicing Transfer Date: (i) any purchaser or transferee must accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder shall (a) be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac or a Person who has an Affiliate who is qualified; (b) have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) be reasonably satisfactory to the Trustee and the Depositor; and (d) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an Independent opinion of counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

      SECTION 7.08. Limitation Upon Liability of the Credit Risk Manager.

      Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trust Fund or the Certificateholders, for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement or the Credit Risk Management Agreement, in reliance upon information provided by each Servicer under the Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, gross negligence or bad faith in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the applicable Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by each Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

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                                  ARTICLE VIII

                        DEFAULT; TERMINATION OF SERVICER

      SECTION 8.01. Events of Default.

      "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by each Servicer to make any Advance, to deposit in the Collection Account or the Certificate Account or remit to the Securities Administrator any payment (excluding a payment required to be made under Section 5.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under Section 5.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to each Servicer by the Securities Administrator or the Depositor, or to the Securities Administrator and each Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (ii) any failure by each Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of each Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to each Servicer by the Securities Administrator or the Depositor, or to the Securities Administrator by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against each Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) consent by each Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to each Servicer or all or substantially all of the property of each Servicer; or

                  (v) admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) with respect to SLS only, an SLS Event of Termination shall have occurred.

      If an Event of Default shall occur with respect to any Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, or solely with respect to clause (i) above by 5:00 p.m. on each Servicer Remittance Date, the Securities Administrator may, or at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, shall, by notice in writing to such Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by such Servicer of such written notice, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested

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

in the Securities Administrator. If an Event of Default described in clause (i) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer or a Servicer, and the Depositor, terminate all of the rights and obligations of the Master Servicer or a Servicer, in its capacity as Master Servicer or Servicer, as applicable, under this Agreement and in and to the Mortgage Loans and the proceeds thereof. The Securities Administrator is hereby authorized and empowered to execute and deliver, on behalf of each Servicer and the Trustee, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of each Servicer to pay amounts owed pursuant to Article VIII. Each Servicer agrees to cooperate with the Securities Administrator in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Securities Administrator of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. Each Servicer and the Securities Administrator shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

      Notwithstanding any termination of the activities of such Servicer hereunder, such Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of such Servicer hereunder, any liabilities of such Servicer which accrued prior to such termination shall survive such termination.

      SECTION 8.02. Securities Administrator to Act; Master Servicer and Backup Servicer to Act; Appointment of Successor.

            (a) On and after the time the Master Servicer or any Servicer receives a notice of termination, the Securities Administrator (in the case of the Master Servicer), Master Servicer (in the case of Countrywide) or the Backup Servicer (in the case of SLS) shall be the successor in all respects to the Master Servicer or such Servicer, as applicable, in its capacity as master servicer or servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Securities Administrator (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03) (in the case of the Master Servicer), the Master Servicer (except for any representations or warranties of Countrywide contained in Section 2.03) (in the case of Countrywide) or the Backup Servicer (except for any representations and warranties of SLS contained in Section 2.03) (in the case of SLS) by the terms and provisions hereof including, without limitation, the Servicers' obligations to make Advances pursuant to Section 3.21 and subject
Section 3.08; provided, however, that if the Securities Administrator, Master Servicer or Backup Servicer, as applicable, is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Securities Administrator, Master Servicer or Backup Servicer, as applicable, shall not be obligated to make Advances pursuant to Section 3.21; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or any Servicer's failure to provide information required by Section 9.01 shall not be considered a default by the Securities Administrator (in the case of the Master Servicer), the Master Servicer (in the case of Countrywide) or the Backup Servicer (in the case of SLS) as successor to any Servicer hereunder. As compensation therefor, the Master

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

Servicer (in the case of Countrywide) or the Backup Servicer (in the case of SLS) shall be entitled to the Servicing Fee and all other compensation to which the related Servicer would have been entitled if it had continued to act hereunder and the Securities Administrator (in the case of the Master Servicer) shall be entitled to all compensation to which the Master Servicer is entitled hereunder. Nothing in this Section 8.02(a) shall require the Securities Administrator to make an Advance with respect to any Mortgage Loan for which the Master Servicer or any Servicer was not required to make such an advance.

            (b) No appointment of a successor to the Master Servicer or any Servicer under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer's or Servicer's, as applicable, responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Securities Administrator, the Master Servicer and the Backup Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer or Servicer as such hereunder. The Depositor, the Securities Administrator, the Master Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer or any Servicer under this Agreement, the Securities Administrator (in the case of the Master Servicer), Master Servicer (in the case of Countrywide) or the Backup Servicer (in the case of SLS) shall act in such capacity as hereinabove provided.

            (c) (1) In the event of a SLS Event of Termination, notwithstanding anything to the contrary above, the Trustee, the Master Servicer, the Backup Servicer and the Depositor hereby agree that upon delivery to the Trustee, the Securities Administrator, the Master Servicer and the Backup Servicer by the Servicing Rights Pledgee of a letter signed by the Servicing Rights Pledgee within 10 days of when the terminated Servicer provides the Servicing Rights Pledgee notice of a SLS Event of Termination related to it, the Servicing Rights Pledgee or its designee shall be appointed as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth in paragraph (c)(2) below and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.

      (2) In the event that the Servicing Rights Pledgee does not deliver to the Trustee, the Securities Administrator, the Master Servicer and the Backup Servicer the letter described in preceding paragraph within the 10-day period referred to in the preceding paragraph, the Master Servicer (in the case of Countrywide) or the Backup Servicer (in the case of SLS) shall be the successor in all respects to the related Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Master Servicer (except for any representations or warranties of Countrywide contained in Section 2.03) (in the case of Countrywide) or the Backup Servicer (except for any representations and warranties of SLS contained in Section 2.03) (in the case of Countrywide) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make Advances pursuant to Section 3.21.

      (3) It is understood and acknowledged by the parties hereto that (a) there will be a period of transition (not to exceed 90 days when servicing is being transferred to the Master Servicer or a successor servicer and not to exceed 30 days when servicing is being transferred to the Backup Servicer) before the actual servicing functions can be fully transferred to any successor Master Servicer or Servicer appointed in accordance with the provisions hereof and (b) any failure to perform such duties or responsibilities caused by the Master Servicer's or any Servicer's, as applicable, failure to provide information required by Section 9.01 shall not be considered a default by the Securities Administrator (in the case of the Master Servicer), the Master Servicer (in the case of Countrywide) or the Backup Servicer (in the case of SLS) as successor to the Master Servicer or any Servicer, as applicable, hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Securities Administrator, the Master

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

Servicer or the Backup Servicer, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000, as the successor to the related Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the related Servicer under this Agreement.

      Notwithstanding anything to the contrary herein, any successor Master Servicer or Servicer appointed pursuant to this Section 8.02(c)(2) shall agree to fully effect the servicing transfer within the 90-day or 30-day period referred to in Section 8.02(c)(2) above and to make all Advances that would otherwise be made by another party under Section 8.01 as of the date of such appointment. Each successor Master Servicer and Servicer shall be entitled to reimbursement for any unreimbursed Advances it has made in connection with this
Section 8.02 pursuant to Section 3.08. In addition, any successor to the related Servicer shall give notice to the Mortgagors of such change of Servicer and shall, during the term of its service as a Servicer, maintain in force the policy or policies that each Servicer is required to maintain pursuant to this Agreement.

            (d) In connection with the termination or resignation of any Servicer hereunder, (i) the successor Servicer, including the Master Servicer or Backup Servicer, as applicable, shall represent and warrant that it or an Affiliate is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS' rules and regulations, and (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to transfer the servicing of such Mortgage Loan on the MERS(R) System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer, as applicable, shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 8.02.

      SECTION 8.03. Notification to Certificateholders.

            (a) Upon any termination of or appointment of a successor to any Servicer, the Securities Administrator shall give prompt written notice thereof to Certificateholders, the Trustee and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default of which a Responsible Officer of the Securities Administrator has actual knowledge, the Securities Administrator shall transmit by mail to all Certificateholders and the Trustee notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

      SECTION 8.04. Waiver of Servicer Events of Default.

      The Holders representing at least 66 2/3% of the Voting Rights evidenced by all Classes of Certificates affected by any SLS Event of Termination hereunder may waive such SLS Event of Termination; provided, however, that a SLS Event of Termination under clause (i) or (vi) of Section 8.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent Event of Default or impair any right consequent thereon except to the extent expressly so waived.

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

      SECTION 8.05. SLS Events of Default.

            (a) "SLS Event of Termination," wherever used herein, means any one of the following events:

                  (i) any failure by SLS to provide the monthly data tape to the Backup Servicer, which failure continues for three Business Days after the date such action is required hereunder;

                  (ii)   SLS fails to make the Advance required pursuant to
Section 5.01 of this Agreement and such failure continues for two Business Days after the date such action is required hereunder;

                  (iii) an SLS Financial Trigger Event occurs and is continuing;

                  (iv) as of any Determination Date, the Rolling Three Month Delinquency Rate exceeds 15% and the Rating Agencies do not confirm the ratings of the Certificates within ten (10) Business Days of such date; or

                  (v)    an SLS Cross Default occurs.

                                   ARTICLE IX

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

      SECTION 9.01. Duties of the Trustee.

            (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. During the continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Trustee will provide notice to the Certificateholders. Notwithstanding the foregoing, the Trustee shall have no obligation to reconcile, recompute or recalculate any remittances or reports of any Servicer or the Interim Servicer, and the Trustee may fully rely upon and shall have no liability with respect to information provided by any Servicer or the Interim Servicer.

            (c) The Trustee shall promptly remit to the related Servicer any complaint, claim, demand, notice or other document (collectively, the "Notices") delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at is Corporate Trust Office, and
(ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such

Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

            (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement; the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

                  (iv) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

                  (v) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

      SECTION 9.02. Certain Matters Affecting the Trustee.

            (a)   Except as otherwise provided in Section 9.01:

                  (i) The Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

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                  (ii)   The Trustee may consult with counsel of its selection
and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and


                  (vii) The Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement. The Trustee shall not have any responsibility or liability for any action or failure to act by the Master Servicer, Backup Servicer, any Servicer or the Interim Servicer nor shall the Trustee be obligated to supervise or monitor the performance of the Master Servicer, Backup Servicer, any Servicer or the Interim Servicer hereunder or otherwise;

                  (ix) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

                  (x) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

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                  (xi)   The Depositor and the Seller hereby approve of the
appointment of the Custodian to act as custodian pursuant to the Custodial Agreement and each further agree that the Trustee appointed the Custodian to act as custodian with due care

                  (xii) if requested by each Servicer, the Trustee may appoint each Servicer as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and each Servicer. The Trustee shall have no liability for any action or inaction of each Servicer in connection with such power of attorney and the Trustee shall be indemnified by each Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with each Servicer's use or misuse of such powers of attorney; and

            (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Trustee be liable to any Person for any act or omission of the Master Servicer, the Backup Servicer, any Servicer or the Interim Servicer.

      SECTION 9.03. The Trustee Not Liable for Certificates or Mortgage Loans.

      The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Certificate Registrar assumes any responsibility for the correctness of the same. The Trustee does not make any representations or warranties as to the validity or sufficiency of this Agreement, the Interim Servicing Agreement, the Custodial Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by any Servicer. The Trustee shall not have any duty (a) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof,
(b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust.

      SECTION 9.04. The Trustee May Own Certificates.

      The Trustee, in its individual capacity, or in any capacity other than as Trustee, may become the owner or pledgee of any Certificates with the same rights as it would have if it was not the Trustee, and may otherwise deal with the parties hereto.

      SECTION 9.05. Trustee's Fees and Expenses.

      The Trustee shall be paid by the Securities Administrator from the fee paid to the Securities Administrator by the Master Servicer pursuant to an agreement between the Trustee and the Securities Administrator. In addition, the Trustee and its officers, directors, employees and agents will be entitled to

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recover from the Certificate Account, and shall be indemnified from the Trust
Fund for, all reasonable out-of-pocket expenses, disbursements and advances upon any Event of Default, any breach of this Agreement, the Custodial Agreement or the Interim Servicing Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties or the administration of the trusts hereunder or under the Custodial Agreement (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, loss, liability, disbursement or advance (i) as may arise from its negligence or intentional misconduct or (ii) that does not constitute an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). If funds in the Certificate Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Such obligations shall survive the termination of this Agreement and the removal or resignation of the Trustee.

      SECTION 9.06. [RESERVED].

      SECTION 9.07. Eligibility Requirements for the Trustee.

      The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by a Rating Agency, a minimum short-term debt rating in the second highest rating category by a Rating Agency, and shall each be subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.07, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08 hereof.

      SECTION 9.08. Resignation and Removal of the Trustee.

      The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller, the Master Servicer, the Backup Servicer, each Servicer and the Rating Agency. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 9.07, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.07 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee that meets the requirements of Section 9.07, by written instrument, in duplicate, one copy of

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which instrument shall be delivered to the successor Trustee and one copy to each of the Master Servicer, the Backup Servicer and each Servicer.

      The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Master Servicer, the Backup Servicer and each Servicer by the Depositor.

      Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall not become effective until acceptance of appointment by the successor Trustee, as provided in Section 9.10 hereof.

      SECTION 9.09. [RESERVED].

      SECTION 9.10. Successor Trustee.

      Any successor Trustee appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor, the Seller, each Servicer, the Backup Servicer, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Seller, each Servicer, the Backup Servicer, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee, all such rights, powers, duties and obligations.

      No successor Trustee shall accept appointment as provided in this Section
9.10 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.07 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Classes of Certificates rated by the Rating Agencies, as evidenced by a letter from each Rating Agency.

      Upon acceptance of appointment by a successor Trustee as provided in this
Section 9.10, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

      SECTION 9.11. Merger or Consolidation of the Trustee.

      Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      SECTION 9.12. Appointment of Co-Trustee or Separate Trustee.

      Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor and the Trustee acting jointly shall have the

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power and shall execute and deliver all instruments to appoint one or more
Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 9.12, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.10.

      Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) To the extent necessary to effectuate the purposes of this Section 9.12, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee in its capacity as successor servicer under this Agreement to advance funds on behalf of a Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular set or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, Backup Servicer or any other Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                  (iv) The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee

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shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      SECTION 9.13. Tax Matters.

            (a) It is intended that each of the REMICs provided for herein REMIC shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each of the REMICs and grantor trusts provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or SS-4 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable tax law or with respect to the grantor trusts provided for herein, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided to herein or result in the imposition of tax upon any such grantor trusts; (i) pay, from the sources specified in the last paragraph of this
Section 9.13(a), the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs or grantor trusts provided for herein prior to the

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termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed by the required person federal, state or local income tax or information returns; (k) maintain records relating to each of the REMICs and grantor trusts provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and grantor trusts provided for herein, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information, in each instance, to the extent provided by each Servicer; and (l) as and when necessary and appropriate, represent each of the REMICs and grantor trusts provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs and grantor trusts provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund. The Trustee agrees to sign such tax returns prepared by the Securities Administrator pursuant to this Agreement as may be required by applicable law.

      In order to enable the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Securities Administrator within 10 days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor, any such additional information or data that the Securities Administrator may, from time to time, request in order to enable the Securities Administrator to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Securities Administrator on a timely basis.

      In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the any of such REMICs as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholder pursuant to Section 5.05, and second with amounts (other than amounts derived by the Trust Fund from a payment on the Cap Contract) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class N Certificates (pro rata), second to the Class X Certificates (pro rata), third, to the Class B-3 Certificates (pro rata), fourth, to the Class B-2 Certificates (pro rata), fifth, to the Class B-1 Certificates (pro rata), sixth, to the Class M-3 Certificates (pro rata), seventh, to the Class M-2 Certificates (pro rata), eighth, to the Class M-1 Certificates and ninth to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holder of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

      (b) Each of the Depositor, the Securities Administrator and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would (i) cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein or (ii) cause the termination of the grantor trust status of any of the grantor trusts provided for herein or result in the imposition of a tax upon any of the grantor trusts provided for herein.

      (c) In the event that the beneficial ownership of the Class N and Class X Certificates is held by a single Person for federal income tax purposes or by multiple Persons who beneficially own the Class N and Class X Certificates proportionately, such Person or Persons shall be treated as the direct or indirect beneficial owner of the REMIC 4 XN, the Cap Contract, the Cap Contract Account and the right to Prepayment Penalties, amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement. In the event that the Trustee and the Securities Administrator receive written notice that the beneficial ownership of the Class N and the Class X Certificates is held by two or more Persons for federal income tax purposes that do not beneficially own the Class N and Class X Certificates proportionately, the Trustee shall treat the Class N Certificateholders and the Class X Certificateholders as partners in a partnership that owns the REMIC 4 XN Interest, the Cap Contract, the Cap Contract Account and the right to Prepayment Penalties, amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement, and shall not treat the Class N and Class X Certificates as a direct interest in any REMIC hereunder. By acquiring the Class N and the Class X Certificates, the respective Holders will agree to treat the Class N and Class X Certificates in the manner described in the preceding sentences for federal income tax purposes in the event that the beneficial ownership of the Class N Certificates and the Class X Certificates is separated. In such event, (i) a separate capital account shall be established and maintained for each Holder of a Class N or Class X Certificate in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), which shall be credited with income or gain and debited by any expenses (including any payments deemed made to the Holders of any of the Class A, Class M-1, Class M-2, Class M-3, Class B or Class R Certificates on interest rate cap agreements for federal income tax purposes) or losses or distributions allocable to the assets deemed held by such partnership, (ii) the Class N Certificates shall be allocated income in an amount equal to interest at the Class N Interest Rate and any original issue discount that would be reportable thereon if the Class N Certificate were a debt instrument issued on the date ownership of the Class N and Class X Certificates is separated, with a principal balance equal to the Class N Notional Balance, (iii) the Class X and Class N Certificates shall be allocated income with respect to all Prepayment Penalties, amounts paid by the Servicer, the Seller or any Transferor in respect of Prepayment Penalties pursuant to this Agreement or a Transfer Agreement, as applicable and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in a Transfer Agreement, in accordance with the allocation of such amounts pursuant to Section 5.05(i), to the extent not allocated under Section 9.13(c)(ii) above, (iv) the Class X and Class N Certificates shall be allocated accruals (under any reasonable method) of any "cap premiums" deemed received on the date ownership of the Class X and Class N Certificates is

                                     -139-
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separated in respect of the obligation of the REMIC 4 XN Interest to pay amounts of Excess Interest under Section 2.07, and shall be allocated expense in respect of any actual payment of such Excess Interest based on which one of such Classes economically bears such expense, (v) the Class X Certificates shall be allocated all remaining income and any expenses and Realized Losses with respect to the REMIC 4 XN Interest and the related deemed obligation under Section 2.07 to make certain payments in respect of Excess Interest, until the capital account of the Class X Certificates is reduced to zero, and any remaining expenses or losses shall be allocated to the Class N Certificates, (vi) neither the Class N nor the Class X Certificates shall be responsible for restoring any deficit to its capital account, (vii) upon termination of the Trust Fund pursuant to Article X, all amounts available for distribution to Holders of the Class N and Class X Certificates shall be distributed in accordance with their positive capital account balances, first to the Class N Certificates until their Notional Amount and any accrued but unpaid interest thereon are reduced to zero, and then to the Class X Certificates, and (viii) the Securities Administrator shall maintain books and records with respect to the partnership on a calendar year basis (unless a different taxable year is required by the Code) and shall prepare or cause to be prepared, and shall cause the Holder of the largest Percentage Interest of the Class X Certificates to sign and file or cause to be filed all federal and state tax and information returns for the partnership and shall furnish or cause to be furnished Schedule K-1's to the Holders of the Class N and Class X Certificates at the time required by the Code. Unless otherwise directed by a majority of the Percentage Interests of the Class N and Class X Certificates, the Trustee shall not make an election under Section 754 of the Code. The Holder of the largest Percentage Interest of the Class X Certificates, by acceptance of its Class X Certificate(s), agrees to act as "tax matters partner" (within the meaning of Section 6231(a)(7) of the Code) and to sign and timely file all federal and state partnership tax and information returns prepared by the Trustee pursuant to this Section 9.13(c).

      SECTION 9.14. Duties of Securities Administrator.

            (a) The Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Securities Administrator. Any permissive right of the Securities Administrator enumerated in this Agreement shall not be construed as a duty.

            (b) The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any resolution, certificate statement, opinion, report, document, order or other instrument furnished by the Servicers, the Master Servicer, or the Depositor. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Certificateholders. Notwithstanding the foregoing, the Securities Administrator shall have no obligation to reconcile, recompute or recalculate any remittances or reports of any Servicer or the Interim Servicer, and the Securities Administrator may fully rely upon and shall have no liability with respect to information provided by any Servicer or the Interim Servicer.

            (c) On each Distribution Date, the Securities Administrator, as paying agent, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Certificate Account as provided in Sections
6.01 and 10.02 herein.

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

            (d) No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) The duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement; the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and, in the absence of bad faith on the part of the Securities Administrator, the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator that conform to the requirements of this Agreement;

                  (ii) The Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Securities Administrator unless it shall be proved that the Securities Administrator was negligent in ascertaining or investigating the facts related thereto;

                  (iii) The Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

                  (iv) The Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer under this Agreement, except during such time, if any, as the Securities Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

      SECTION 9.15. Certain Matters Affecting the Securities Administrator.

            (a)   Except as otherwise provided in Section 9.14:

                  (i) The Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe;

                  (ii) The Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Securities Administrator shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (iv) The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not reasonably assured to the Securities Administrator by such Certificateholders, the Securities Administrator may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

                  (vi) The Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Securities Administrator in good faith;

                  (vii) The Securities Administrator shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) The Securities Administrator shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the Corporate Trust Office of the Securities Administrator, and such notice references the Certificates and this Agreement. The Securities Administrator shall not have any responsibility or liability for any action or failure to act by the Master Servicer, Backup Servicer, any Servicer or the Interim Servicer nor shall the Securities Administrator be obligated to supervise or monitor the performance of the Master Servicer, Backup Servicer, any Servicer or the Interim Servicer hereunder or otherwise;

                  (ix) The rights, privileges, protections, immunities and benefits given to the Securities Administrator, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

                  (x) The right of the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                  (xi) The Depositor and the Seller hereby approve of the appointment of the to act as custodian pursuant to the Custodial Agreement and each further agree that the Securities Administrator appointed the Custodian to act as custodian with due care.

            (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Securities Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Securities Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

            (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Securities Administrator be liable to any Person for any act or omission of the Master Servicer, the Backup Servicer, any Servicer, the Interim Servicer or the Custodian.

      SECTION 9.16. Securities Administrator Not Liable for Certificates or Mortgage Loans.

      The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and neither the Securities Administrator nor the Certificate Registrar assumes any responsibility for the correctness of the same. The Securities Administrator does not make any representations or warranties as to the validity or sufficiency of this Agreement, the Interim Servicing Agreement, the Custodial Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by any Servicer. The Securities Administrator shall not have any duty (a) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust.

      SECTION 9.17. Securities Administrator May Own Certificates.

      The Securities Administrator, in its individual capacities, or in any capacity other than as Securities Administrator hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Securities Administrator, and may otherwise deal with the parties hereto.

      SECTION 9.18. Fees and Expenses of the Securities Administrator.

      The Securities Administrator shall be entitled to the Securities Administrator Fee paid by the Master Servicer pursuant to a separate agreement. In addition, the Securities Administrator and its officers, directors, employees and agents will be entitled to recover from the Certificate Account, and shall be indemnified from the Trust Fund for, all reasonable out-of-pocket expenses, disbursements and advances upon any Event of Default, any breach of this Agreement, the Custodial Agreement or the Interim Servicing Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties or the administration of the trusts hereunder or under the Custodial Agreement (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, loss, liability, disbursement or advance (i) as may arise from its negligence or intentional misconduct or (ii) that does not constitute an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). If funds in the Certificate Account are insufficient therefor, the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a Securities Administrator of an express trust. Such

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

obligations shall survive the termination of this Agreement and the removal or resignation of the Securities Administrator.

      SECTION 9.19. Eligibility Requirements for the Securities Administrator.

      The Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by a Rating Agency, a minimum short-term debt rating in the second highest rating category by a Rating Agency, and shall each be subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.19, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Securities Administrator (other than the initial Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Securities Administrator at the time such Securities Administrator is appointed Securities Administrator to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.19, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.20 hereof.

      SECTION 9.20. Resignation and Removal of the Securities Administrator.

      The Securities Administrator (including the Securities Administrator as paying agent and as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller, the Master Servicer, the Backup Servicer, each Servicer and the Rating Agency. Upon receiving such notice of resignation of the Securities Administrator, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements in Section 9.19, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Securities Administrator and one copy to the successor Securities Administrator. If no successor Securities Administrator shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

      If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.19 hereof or if at any time the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Securities Administrator. If the Depositor removes the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements of Section 9.19, by written instrument, in duplicate, one copy of which instrument shall be delivered to the successor Securities Administrator and one copy to each of the Master Servicer, the Backup Servicer and each Servicer.

      The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Securities Administrator and the Master Servicer, the Backup Servicer and each Servicer by the Depositor.

      Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 9.20 shall not become effective until acceptance of appointment by the successor Securities Administrator, as provided in Section 9.21 hereof.

      SECTION 9.21. Successor Securities Administrator.

      Any successor Securities Administrator appointed as provided in Section
9.20 hereof shall execute, acknowledge and deliver to the Depositor, the Seller, each Servicer, the Backup Servicer, the Master Servicer and to its predecessor Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective, and such successor Securities Administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Securities Administrator. The Depositor, the Seller, each Servicer, the Backup Servicer, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Securities Administrator, all such rights, powers, duties and obligations.

      No successor Securities Administrator shall accept appointment as provided in this Section 9.21 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 9.19 hereof and the appointment of such successor Securities Administrator shall not result in a downgrading of the Classes of Certificates rated by the Rating Agencies, as evidenced by a letter from each Rating Agency.

      Upon acceptance of appointment by a successor Securities Administrator as provided in this Section 9.21, the successor Securities Administrator shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

      SECTION 9.22. Merger or Consolidation of Securities Administrator.

      Any corporation or association into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Securities Administrator shall be the successor of the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.19, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                    ARTICLE X

                                   TERMINATION

      SECTION 10.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

      Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, each Servicer, the Securities Administrator and the Trustee created hereby with respect to the

Trust Fund shall terminate upon the earlier of (a) the exercise by Countrywide of an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

      Any termination pursuant to clause (a) above shall be effected by Countrywide purchasing all Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid by Countrywide shall be deposited by the Securities Administrator directly into the Certificate Account immediately upon Optional Termination.

      The right of Countrywide to effect an Optional Termination pursuant to clause (a) above shall be conditioned upon (i) the consent of the holders of the majority interest in the Class X Certificates and (ii) the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten (10) percent or less of the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amount.

      SECTION 10.02. Final Distribution on the Certificates.

      If on any Determination Date, (i) the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Securities Administrator shall send a final distribution notice promptly to each Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Securities Administrator specified in such notice. If each Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 10.01, at least 10 days prior to the date notice is to be mailed to the affected Certificateholders, the Securities Administrator shall notify the Depositor and the Trustee of the date such electing party intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

      Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

      In the event such notice is given, the Securities Administrator shall cause all funds in the Collection Account to be deposited in the Certificate Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund, certification to the Trustee that such required amount has been deposited in the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Mortgage Files for the Mortgage Loans.

      Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 5.05 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

      In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, neither the Securities Administrator nor the Trustee shall have any further duties or obligations with respect thereto.

      SECTION 10.03. Additional Termination Requirements.

            (a) In the event Countrywide exercises its option to effect an Optional Termination as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of Countrywide to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee and the Securities Administrator thereof, which shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of each Servicer;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon neither the Securities Administrator nor the Trustee shall have any further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

            (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

            (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation prepared and delivered to it by Depositor upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      SECTION 11.01. Amendment.

      This Agreement may be amended from time to time by the Depositor, the Master Servicer, each Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders to,

                  (i)    to cure any ambiguity or correct any mistake,

                  (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision herein,

                  (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

                  (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel to such effect, adversely effect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

      Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, each Servicer, the Securities Administrator and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the Securities Administrator shall have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

      This Agreement may also be amended from time to time by the Depositor, each Servicer, the Securities Administrator, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

      Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

      Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Securities Administrator, the Securities Administrator shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

      It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

      Nothing in this Agreement shall require the Trustee or the Securities Administrator to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Securities Administrator that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

      The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

      SECTION 11.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      SECTION 11.03. Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE

TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE
CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

      SECTION 11.04. Intention of Parties.

      It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

      The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

      SECTION 11.05. Notices.

            (a) The Securities Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i)    Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Trustee, the Securities Administrator or each Servicer and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12;

                  (v)    The final payment to Certificateholders; and

                  (vi)   Any change in the location of the Certificate Account.

      The Securities Administrator shall promptly furnish or make available to each Rating Agency copies of the following:

                  (i)    Each report to Certificateholders described in Section
4.05;

                  (ii)   Each annual statement as to compliance described in
Section 3.17; and

                  (iii) Each annual independent public accountants' servicing report described in Section 3.18.

      All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Seller, to Terwin Advisors LLC, 3 Park Avenue, 40th Floor, New York, New York 10016, Attention: Karey Geddes, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Backup Servicer, the Servicers and the Trustee in writing by the Seller; (c) in the case of the Trustee, to U.S. Bank National Association, 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604,
Attention: Terwin 2004-4HE (telecopy number: (312) 325-8905), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer, the Backup Servicer, the Servicers and the Seller in writing by the Trustee; (d) in the case of the Certificate Registrar, to the Securities Administrator's Corporate Trust Office; (e) in the case of CMMC, 3415 Vision Drive, Columbus, Ohio 43218, Attention: Diane Bentz with a copy to: 343 Thornall Street, Edison, New Jersey 08837, Attention General Counsel, or such other addresses or telecopy number as may be furnished to the Depositor, the Seller, the Master Servicer, the Backup Servicer, any other Servicer and the Trustee in writing by CMMC; (f) in the case of SLS, 3900 South Cherry Street, Englewood, Colorado 80110, Attention: Toby Wells and David Frosh, or such other address or telecopy number as may be furnished to the Depositor, the Seller, the Master Servicer, the Backup Servicer, any other Servicer and the Trustee in writing by SLS; (g) in the case of Countrywide, Countrywide Home Loans Servicing LP, 400 Countrywide Way, Simi Valley, California 93065, facsimile number (805) 520-5623,
Attention: Mark Wong, or such other address or telecopy number as may be furnished to the Depositor, the Seller, the Master Servicer, the Backup Servicer, any other Servicer and the Trustee in writing by Countrywide; (h) in the case of the Securities Administrator and Backup Servicer, to its Corporate Trust Office, or such other address or telecopy number as may be furnished to the Depositor, the Seller, the Master Servicer, any Servicer and the Trustee in writing by the Securities Administrator or the Backup Servicer, as applicable;
(i) in the case of the Credit Risk Manager, Risk Management Group, LLC, 60 Sackett Street, Suite 5, Brooklyn, New York 11231, Attention: Charles Cacici or such other address or telecopy number as may be furnished to the Depositor, the Seller, the Master Servicer, the Backup Servicer, the Servicers and the Trustee in writing by the Credit Risk Manager; (j) in the case of Moody's, 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor, the Seller, the Master Servicer, the Backup Servicer, the Servicers and the Trustee in writing; and (k) in the case of S&P, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Seller, the Master Servicer, the Backup Servicer, the Servicers and the Trustee in writing. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Event of Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

      SECTION 11.06. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      SECTION 11.07. Assignment.

      Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Securities Administrator without the prior written consent of the Depositor.

      SECTION 11.08. Limitation on Rights of Certificateholders.

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      SECTION 11.09. Inspection and Audit Rights.

      The Master Servicer and Servicer each agree that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer's or Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer or Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Master Servicer or Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee in which case such expenses shall be borne by the requesting Certificateholder(s)); all other such expenses shall be borne by each Servicer.

      SECTION 11.10. Certificates Nonassessable and Fully Paid.

      It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

      IN WITNESS WHEREOF, the Depositor, the Master Servicer, each Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                                as Depositor

                                       By: _____________________________________
                                       Name: Matthew Whalen
                                       Title: President

                                       TERWIN ADVISORS LLC,
                                                as Seller

                                       By:______________________________________
                                       Name:
                                       Title:

                                       JPMORGAN CHASE BANK,
                                                as Securities Administrator and
                                                Backup Servicer

                                       By: _____________________________________
                                       Name:
                                       Title:

                                       U.S. BANK NATIONAL ASSOCIATION,
                                          not in its individual capacity,
                                          but solely as Trustee

                                       By: _____________________________________
                                       Name: Melissa A. Rosal
                                       Title: Vice President

                                       CHASE MANHATTAN MORTGAGE CORPORATION,
                                                as Master Servicer

                                       By:______________________________________
                                       Name:
                                       Title:

                                       COUNTRYWIDE HOME LOANS SERVICING LP,
                                                as Servicer
                                       By:______________________________________
                                       Name:
                                       Title:

                                       SPECIALIZED LOAN SERVICING, LLC,
                                                as Servicer

                                       By:______________________________________
                                       Name:
                                       Title:

                                       Acknowledged and Agreed for purposes of
                                       Section 3.19 and Section 6.08
                                       RISK MANAGEMENT GROUP, LLC,
                                          as Credit Risk Manager

                                       By:______________________________________
                                       Name:
                                       Title:

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]

                                  EXHIBIT C

          SCHEDULE OF MORTGAGE LOANS WITH NO PREPAYMENT ENFORCEMENT

                           [INTENTIONALLY OMITTED]

                                  EXHIBIT D

                        FORM OF TRUSTEE CERTIFICATION

                                    [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Countrywide Home Loans Servicing LP
4500 Park Granada, M.S. Ch-143
Calabasas, California 91302

Specialized Loan Servicing, LLC
3900 South Cherry Street
Englewood, Colorado 80110
Attention: Toby Wells and David Frosh

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004-2477
Attention: Institutional Trust Services/Global Debt (TMTS 2004-3HE)

Re: Pooling and Servicing Agreement dated as of April 1, 2004 among Merrill
    Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Terwin Advisors LLC, as seller (the "Seller"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer), JPMorgan Chase Bank, as securities administrator (the "Securities Administrator") and backup servicer (the "Backup Servicer"), Countrywide Home Loans Servicing LP, as servicer ("Countrywide" or a "Servicer"), Specialized Loan Servicing, LLC, as servicer ("SLS" or a "Servicer," and together with Countrywide, the "Servicers") and U.S. Bank National Association, as trustee (the "Trustee"), relating to Terwin Mortgage Trust, Asset-Backed Certificates, Series 2004-3HE

Ladies and Gentlemen:

      In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] (based solely on the Custodian's Initial Certification) as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) the Custodian has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

      (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

      (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

      (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

      The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs
(i)(A) through (G), inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________

                                   EXHIBIT E-1

                           FORM OF TRANSFEREE'S LETTER
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                 ASSET-BACKED CERTIFICATES, SERIES TMTS 2004-3HE

                                     [DATE]

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004-2477
Attention: Institutional Trust Services/Global Debt (TMTS 2004-3HE)

[Add appropriate parties]

Ladies and Gentlemen:

      We propose to purchase Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE, Class R, described in the Prospectus Supplement, dated March __, 2004, and Prospectus, dated February 25, 2004.

      1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

      2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

      3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:1

            ______       The Class R Certificate will be registered in our name.

------------------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.

                                      E-1-1

            ______ The Class R Certificate will be held in the name of our nominee, _________________, which is not a disqualified organization.

      4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Code or a plan subject to federal, state or local law materially similar to the foregoing provisions of ERISA and the Code (each, a "Plan"), and are not directly or indirectly purchasing the Class R Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with the assets of a Plan or directly or indirectly purchasing the Class R Certificate with the assets of any insurance company separate account or general account containing any "plan assets" or of any Plan.

      5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor, the Trustee and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

      6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us, the Trustee and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee and the Securities Administrator a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee and the Securities Administrator a written statement substantially in the form of Exhibit E-2 to the Agreement.

                                    E-1-2

      7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Agreement.

                                    Very truly yours,

                                    [PURCHASER]

                                    By:___________________________________
                                       Name:
                                       Title:

Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.

By:_____________________________
   Name:
   Title:

                                    E-1-3

                                   APPENDIX A

                                    Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

            (1) He or she is an officer of _________________________ (the
                "Transferee"),

            (2) the Transferee's Employer Identification number is __________,

            (3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE, Class R on behalf of a disqualified organization or any other entity,

            (4) unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

            (5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

            (6) the Transferee has historically paid its debts as they became due,

            (7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

            (8) the Transferee understands that, as beneficial owner of the
                Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

            (9) the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

            (10) the Transferee consents to any amendment of the Pooling and
                Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

            (11) IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE
                [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

                                    E-1-4

            (A) the present value of any consideration given to the Transferee to acquire such residual interest;

            (B) the present value of the expected future distributions on such residual interest; and

            (C) the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

      For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11) (A)   at the time of the transfer, and at the close of each of the
            Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

      (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii), 1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

                                    E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

_____________________________________

By:   _______________________________
      _______________________________

      Address of Investor for receipt of distribution:

      Address of Investor for receipt of tax information:

      (Corporate Seal)

      Attest:

      ______________________________
      ______________________________, Secretary

                                    E-1-6

      Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

      Subscribed and sworn before me this         day of

            , 200_ .

      ____________________________
      Notary Public

      County of___________________
      State of____________________
      My commission expires the ________ day of ______________

                                            By:______________________________
                                                 Name:_______________________
                                                 Title:______________________

      Dated: _____________

                                    E-1-7

                                  EXHIBIT E - 2

                         FORM OF TRANSFEROR'S AFFIDAVIT
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                 ASSET-BACKED CERTIFICATES, SERIES TMTS 2004-3HE

                                     [DATE]

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004-2477
Attention: Institutional Trust Services/Global Debt (TMTS 2004-3HE)

Re:   Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE

      _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                    Very truly yours,

                                    _________________________________
                                    Name:
                                    Title:

                                    E-2-1

                                    EXHIBIT F

                       FORM OF TRANSFEROR CERTIFICATE FOR
                        CLASS N AND CLASS X CERTIFICATES

                                     [DATE]

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004-2477
Attention: Institutional Trust Services/Global Debt (TMTS 2004-3HE)


RE:   Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE

Ladies and Gentlemen:

      In connection with our disposition of the Class [N or X] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of April 1, 2003, among Merrill Lynch Mortgage Investors, Inc., as depositor, Terwin Advisors LLC, as seller, Chase Manhattan Mortgage Corporation, as master servicer, JPMorgan Chase Bank, as securities administrator and backup servicer, Countrywide Home Loans Servicing LP, as servicer, Specialized Loan Servicing, LLC, as servicer and U.S. Bank National Association, as trustee.

                                    Very truly yours,

                                    _______________________________
                                    Name of Transferor

                                    By: ___________________________
                                    Name:
                                    Title

                                  EXHIBIT G

                          FORM OF INVESTMENT LETTER
                            (ACCREDITED INVESTOR)

                                    [DATE]

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004-2477
Attention: Institutional Trust Services/Global Debt (TMTS 2004-3HE)

Re:   Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE

Ladies and Gentlemen:

      ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Terwin Advisors LLC, as seller (the "Seller"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer), JPMorgan Chase Bank, as securities administrator (the "Securities Administrator") and backup servicer (the "Backup Servicer"), Countrywide Home Loans Servicing LP, as servicer ("Countrywide" or a "Servicer"), Specialized Loan Servicing, LLC, as servicer ("SLS" or a "Servicer," and together with Countrywide, the "Servicers") and U.S. Bank National Association, as trustee (the "Trustee"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

      1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

      2.    The Certificates will bear a legend to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT

      TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SERVICER (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

      [IN THE CASE OF CLASS N OR CLASS X CERTIFICATES ONLY]

      NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SECURITIES ADMINISTRATOR SHALL HAVE RECEIVED A REPRESENTATION FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (EACH, A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS OR GENERAL ACCOUNTS CONTAINING ANY "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 CFR SECTION 2510.3-101 TO EFFECT SUCH ACQUISITION, WHICH REPRESENTATION SHALL NOT BE AN EXPENSE OF THE SECURITIES ADMINISTRATOR OR THE TRUSTEE.

      3. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY]**/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

--------------------
**/ Not required of a broker/dealer purchaser.

      4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

      5. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

      6. The Purchaser is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to federal state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law") (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account or general account containing any "plan assets" or of any Plan.

      7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

      8. The Purchaser agrees to indemnify the Trustee, the Securities Administrator, the Master Servicer, each Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                    Very truly yours,

                                    [PURCHASER]

                                    By:_______________________________
                                       Name:
                                       Title:

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004-2477
Attention: Institutional Trust Services/Global Debt (TMTS 2004-3HE)

Re:   Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE

Ladies and Gentlemen:

      ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE, Class [_____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Terwin Advisors LLC, as seller (the "Seller"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer), JPMorgan Chase Bank, as securities administrator (the "Securities Administrator") and backup servicer (the "Backup Servicer"), Countrywide Home Loans Servicing LP, as servicer ("Countrywide" or a "Servicer"), Specialized Loan Servicing, LLC, as servicer ("SLS" or a "Servicer," and together with Countrywide, the "Servicers") and U.S. Bank National Association, as trustee (the "Trustee"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

      In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to federal, state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law") (each, a "Plan"), nor are we directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account containing any "plan assets" or of any Plan, (ii) are an insurance company that is purchasing the Transferred Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), and
the purchase and holding of the Certificates is covered under Sections I and III of PTCE 95-60, or (iii) herewith have delivered to the Securities Administrator an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator shall be entitled to rely, to the effect that the purchase and holding of the Transferred Certificates by the Purchaser will not result in a prohibited transaction under ERISA, the Code or Similar Law and will not subject the Securities Administrator or the Trustee to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Trustee, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

      We agree to indemnify the Trustee, the Securities Administrator, the Master Servicer, each Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                    Very truly yours,

                                    [PURCHASER]

                                    By:______________________________
                                       Name:
                                       Title:

                                                                         ANNEX 1

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________* in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934, as amended.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the

-------------------------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

      3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                    By:______________________________
                                       Name:
                                       Title:

                                    Date:____________________________

                                                                         ANNEX 2

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    By:__________________________________
                                       Name:
                                       Title:

                                    IF AN ADVISER:

                                    ______________________________________
                                    Print Name of Buyer

                                    Date:_________________________________

                                    EXHIBIT I

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [DATE]

      To:   U.S. Bank National Association
            209 S. LaSalle Street, Suite 300
            Chicago, Illinois 60604

Re: Pooling and Servicing Agreement dated as of April 1, 2004 among Merrill
    Lynch Mortgage Investors, Inc., as depositor, Terwin Advisors LLC, as seller, Chase Manhattan Mortgage Corporation, as master servicer, JPMorgan Chase Bank, as securities administrator and backup servicer, Countrywide Home Loans Servicing LP, as servicer, Specialized Loan Servicing, LLC, as servicer and U.S. Bank National Association, as trustee, relating to Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______ 1.  Mortgage Paid in Full

_______ 2.  Foreclosure

_______ 3.  Substitution

_______ 4.  Other Liquidation (Repurchases, etc.)

_______ 5.  Nonliquidation

_______ 6.  Other Reason:     __________________________

Address to which the Trustee should deliver the Mortgage File:

                                    By:______________________________
                                          (authorized signer)

                                    Address:__________________________

                                    Date:_____________________________

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

U.S. Bank National Association,
as Trustee

By:_________________________________   _________________________________
   Signature                           Date

Documents returned to Trustee:

By:_________________________________   _________________________________
   Signature                           Date

                                    EXHIBIT J

                           INTERIM SERVICING AGREEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT K

                OFFICER'S CERTIFICATE OF SECURITIES ADMINISTRATOR

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Pooling and Servicing Agreement dated as of April 1, 2004 among Merrill
    Lynch Mortgage Investors, Inc., as depositor, Terwin Advisors LLC, as seller, Chase Manhattan Mortgage Corporation, as master servicer, JPMorgan Chase Bank, as securities administrator and backup servicer, Countrywide Home Loans Servicing LP, as servicer, Specialized Loan Servicing, LLC, as servicer and U.S. Bank National Association, as trustee (the "Agreement), relating to, Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE

      The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. The Securities Administrator has reviewed the annual report on Form 10-K for the fiscal year [[ ]], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above referenced trust.

2. Based solely upon the information provided to us by the Master Servicer, the information set forth in the reports referenced in (i) above does not contain any untrue statement of material fact; and;

3. Based on its knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement is included in these reports.

Date:

                                    JPMorgan Chase Bank,
                                    not in its individual capacity but solely
                                    as Securities Administrator
                                    By:    ____________________________
                                    Name:  ____________________________
                                    Title: ____________________________

                                    EXHIBIT L

                        OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Chase Manhattan Mortgage Corporation
3415 Vision Drive
Columbus, Ohio  43218

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004-2477
Attention: Institutional Trust Services/Global Debt (TMTS 2004-3HE)

Re: Pooling and Servicing Agreement dated as of April 1, 2004 among Merrill
    Lynch Mortgage Investors, Inc., as depositor, Terwin Advisors LLC, as seller, Chase Manhattan Mortgage Corporation, as master servicer, JPMorgan Chase Bank, as securities administrator and backup servicer, Countrywide Home Loans Servicing LP, as servicer, Specialized Loan Servicing, LLC, as servicer and U.S. Bank National Association, as trustee (the "Agreement'), relating to, Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE

      I, [identify the certifying individual], an authorized representative of [Name of the applicable Servicer] hereby certify to the Master Servicer, the Securities Administrator and the Depositor, and each of their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the information required to be delivered to the Master Servicer pursuant to the Agreement (the "Servicing Information").

2. Based on my knowledge, the information in the Annual Statement of Compliance, and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer by [Name of the applicable Servicer] taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance;

3. Based on my knowledge, the Servicing Information required to be provided to the Master Servicer by [Name of the applicable Servicer] under the Agreement has been provided to the Master Servicer; and

4. I am responsible for reviewing the activities performed by [Name of the applicable Servicer] under the Agreement and based upon the review required hereunder, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer by [Name of the applicable Servicer], [Name of the applicable Servicer] has, as of the last day of the period covered by the Annual Statement of Compliance fulfilled its obligations under this Agreement.

Date:

                                    [NAME OF APPLICABLE SERVICER]
                                    By:    ____________________________
                                    Name:  ____________________________
                                    Title: ____________________________

                                    EXHIBIT M

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

      Pursuant to this Subsequent Transfer Instrument, dated _________, 2004 (the "Instrument"), between Merrill Lynch Mortgage Investors, Inc., as seller (the "Depositor"), and U.S. Bank National Association, as trustee of the Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among the Merrill Lynch Mortgage Investors, Inc., as depositor, Terwin Advisors LLC, as seller, Chase Manhattan Mortgage Corporation, as master servicer, JPMorgan Chase Bank, as securities administrator and backup servicer, Countrywide Home Loans Servicing LP, as servicer, Specialized Loan Servicing, LLC, as servicer and U.S. Bank National Association, as trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

      Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

            Section 1.  Conveyance of Subsequent Mortgage Loans.

      (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however, that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Instrument, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Exhibit B shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

      (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Servicer as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

            (c) Additional terms of the sale are set forth on Attachment A hereto.

            Section 2.  Representations and Warranties; Conditions Precedent.

      (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Sections 2.03 and 2.10 of the Pooling and Servicing Agreement are satisfied as of the date hereof with respect to the Subsequent Mortgage Loans.

      (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

            Section 3.  Recordation of Instrument.

      To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the [Servicer] at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

            Section 4.  Governing Law.

      This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

            Section 5.  Counterparts.

      This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

            Section 6.  Successors and Assigns.

      This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                          MERRILL LYNCH MORTGAGE
                                          INVESTORS, INC.

                                          By:___________________________________
                                          Name:
                                          Title:

                                          U.S. BANK NATIONAL ASSOCIATION, not in
                                          its individual capacity but solely
                                          as Trustee for Terwin Mortgage
                                          Trust, Asset-Backed Certificates,
                                          Series TMTS 2004-3HE

                                          By:___________________________________
                                          Name:
                                          Title:

                                 Attachments

A.    Additional terms of sale.

B.    Schedule of Subsequent Mortgage Loans.

C.    Depositor's Officer's certificate.

D.    Opinions of Depositor's counsel (bankruptcy, corporate).

E.    Trustee's Certificate.

F.    Opinion of Trustee's Counsel.

G.    Subsequent Mortgage Loan Purchase Agreement.

                                  ATTACHMENT A

                            ADDITIONAL TERMS OF SALE

      A.    General

            1.    Subsequent Cut-off Date: ___________ 1, 2004

            2.    Subsequent Transfer Date: ____________, 2004

            3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date: $___________

            4.    Purchase Price: 100.00%

      B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date (or such other date as is specified herein) shall be true and correct: (i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to not more than 1.5% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 30 or more days delinquent but less than 60 days delinquent as of the related Cut-off Date); (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 95.0%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 6 months; (vi) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before __________ 1, 2004; (vii) the Subsequent Mortgage Loan shall be underwritten in accordance with the criteria set forth under the section "Underwriting Guidelines -- The Winter Group Underwriting Guidelines" in the Prospectus Supplement (viii) as of both the Subsequent Cut-off Date and Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan must provide for monthly interest payments which are due on the first day of each calendar month, (ix) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan must be a "qualified mortgage" within the meaning of Section 860G of the Code and Treasury Regulations Section 1.860G-2 (as determined without regard to Treasury Regulations Section 1.860G-2(a)(3) or any similar provision that treats a defective obligation as a qualified mortgage for a temporary period), (x) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan does not provide for interest other than at either (a) a single fixed rate in effect throughout the term of the Subsequent Mortgage Loan or (b) a "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Subsequent Mortgage Loan, (xi) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Depositor would not, based on the delinquency status of such Subsequent Mortgage Loan, institute foreclosure proceedings prior to the next scheduled payment date for such Subsequent Mortgage Loan and (xii) as of the Subsequent Transfer Date for such Subsequent Mortgage Loan, the Subsequent Mortgage Loan was not the subject of pending or final foreclosure proceedings.

C. Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the related Subsequent Mortgage Loans) will as of the Subsequent Cut-off Date not be materially inconsistent with the Initial Mortgage Loans. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by either Rating Agency if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.

                                          Very truly yours,

                                          MERRILL LYNCH MORTGAGE
                                          INVESTORS, INC.

                                          By:___________________________
                                          Name:
                                          Title:

Acknowledged and Agreed:
U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

                                    EXHIBIT N

                             FORM OF ADDITION NOTICE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Countrywide Home Loans Servicing LP
4500 Park Granada, M.S. Ch-143
Calabasas, California 91302

Specialized Loan Servicing, LLC
3900 South Cherry Street
Englewood, Colorado 80110
Attention: [______________]

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004-2477
Attention: Institutional Trust Services/Global Debt (TMTS 2004-3HE)

Re: Pooling and Servicing Agreement dated as of April 1, 2004 among Merrill
    Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Terwin Advisors LLC, as seller (the "Seller"), Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer), JPMorgan Chase Bank, as securities administrator (the "Securities Administrator") and backup servicer (the "Backup Servicer"), Countrywide Home Loans Servicing LP, as servicer ("Countrywide" or a "Servicer"), Specialized Loan Servicing, LLC, as servicer ("SLS" or a "Servicer," and together with Countrywide, the "Servicers") and U.S. Bank National Association, as trustee (the "Trustee"), relating to Terwin Mortgage Trust, Asset-Backed Certificates, Series 2004-3HE

Ladies and Gentlemen::

      Pursuant to Section 2.10 of the referenced Pooling and Servicing Agreement, Merrill Lynch Mortgage Investors, Inc. has designated Subsequent Mortgage Loans to be sold to the Trust Fund on [DATE], with an aggregate principal balance of $___________________, which Subsequent Mortgage Loans have not been rejected by the Rating Agencies pursuant to Section 2.10(e) of the Pooling and Servicing Agreement. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

      Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                    EXHIBIT O

                              FORM OF CAP CONTRACT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT P

                    OFFICER'S CERTIFICATE OF MASTER SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

JPMorgan Chase Bank
4 New York Plaza
New York, New York 10004-2477
Attention: Institutional Trust Services/Global Debt (TMTS 2004-3HE)

Re: Pooling and Servicing Agreement dated as of April 1, 2004 among Merrill
    Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Terwin Advisors LLC, as seller, Chase Manhattan Mortgage Corporation, as master servicer (the "Master Servicer"), JPMorgan Chase Bank, as securities administrator (the "Securities Administrator") and backup servicer, Countrywide Home Loans Servicing LP, as servicer, Specialized Loan Servicing, LLC, as servicer and U.S. Bank National Association, as trustee (the "Agreement'), relating to, Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE

      The Master Servicer hereby certifies to the Depositor, the Securities Administrator and their respective officers, directors and affiliates, that:

1. Based on our knowledge, the information prepared by the Master Servicer and relating to the mortgage loans master serviced by the Master Servicer and provided by the Master Servicer to the Securities Administrator in its reports to the Securities Administrator is accurate and complete in all material respects as of the last day of the period covered by such report;

2. Based on our knowledge, the master servicing information required to be provided to the Securities Administrator by the Master Servicer pursuant to the Agreement has been provided to the Securities Administrator;

3. Based upon the review required under the Agreement, and except as disclosed in its reports, the Master Servicer as of the last day of the period covered by such reports has fulfilled its obligations under the Agreement;

4. The Master Servicer has disclosed to its independent auditor, who issues the independent auditor's report on the Uniform Single Attestation Program for Mortgage Bankers for the Master Servicer, any significant deficiencies relating to the Master Servicer's compliance with minimum master servicing standards; and

5. In compiling the information and making the foregoing certifications, the Master Servicer has relied upon information furnished to it by the servicers under the Agreements. The Master Servicer shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the servicers.

Date:

                                    Chase Manhattan Mortgage Corporation,
                                    as Master Servicer

                                    _____________________________________
                                          Authorized Signature

                                    EXHIBIT Q

                           FORM OF CUSTODIAL AGREEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT R

                             FORM OF SERVICER REPORT

                             [INTENTIONALLY OMITTED]

                                       R-1